Exhibit 10.14

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                  June 5, 1998

                                      among

                           WESCO INTERNATIONAL, INC.,

                            WESCO DISTRIBUTION, INC.,
                                as U.S. Borrower,

                       WESCO DISTRIBUTION - CANADA, INC.,
                              as Canadian Borrower,

                            The Lenders Party Hereto,

                            THE CHASE MANHATTAN BANK,
                          as U.S. Administrative Agent,
                    Syndication Agent, U.S. Collateral Agent
                           and U.S. Swingline Lender,

                 THE CHASE MANHATTAN BANK OF CANADA, as Canadian
                 Administrative Agent, Canadian Collateral Agent
                         and Canadian Swingline Lender,

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Documentation Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms...................................................2
SECTION 1.02.  Classification of Loans and Borrowings.........................31
SECTION 1.03.  Terms Generally................................................31
SECTION 1.04.  Accounting Terms; GAAP.........................................31

                                      ARTICLE II

                                      The Credits

SECTION 2.01.  Commitments....................................................32
SECTION 2.02.  Loans and Borrowings...........................................32
SECTION 2.03.  Requests for Borrowings........................................33
SECTION 2.04.  U.S. $ Swingline Loans.........................................34
SECTION 2.04A.  C $ Swingline Loans...........................................34
SECTION 2.05.  U.S. $ Letters of Credit.......................................35
SECTION 2.05A.  C $ Letters of Credit.........................................38
SECTION 2.06.  Funding of Borrowings..........................................42
SECTION 2.07.  Interest Elections.............................................42
SECTION 2.08.  Termination and Reduction of Commitments.......................44
SECTION 2.09.  Repayment of Loans; Evidence of Debt...........................44
SECTION 2.10.  Amortization of Term Loans.....................................45
SECTION 2.11.  Prepayment of Loans............................................47
SECTION 2.12.  Fees...........................................................49
SECTION 2.13.  Interest.......................................................50
SECTION 2.14.  Alternate Rate of Interest.....................................51
SECTION 2.15.  Increased Costs................................................51
SECTION 2.16.  Break Funding Payments.........................................52
SECTION 2.17.  Taxes..........................................................53
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of
               Set-offs.......................................................54
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.................55
SECTION 2.20.  Bankers' Acceptances...........................................56
SECTION 2.21.  Spot Exchange Rate Calculations................................58
SECTION 2.22.  Reallocation...................................................58

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers...........................................59
SECTION 3.02.  Authorization; Enforceability..................................59
SECTION 3.03.  Governmental Approvals; No Conflicts...........................59
SECTION 3.04.  Financial Condition; No Material Adverse Change................60
SECTION 3.05.  Properties.....................................................60
SECTION 3.06.  Litigation and Environmental Matters...........................60
SECTION 3.07.  Compliance with Laws and Agreements............................61
SECTION 3.08.  Investment and Holding Company Status..........................61
SECTION 3.09.  Taxes..........................................................61
SECTION 3.10.  ERISA..........................................................61
SECTION 3.11.  Disclosure.....................................................61
SECTION 3.12.  Subsidiaries...................................................62
SECTION 3.13.  Insurance......................................................62
SECTION 3.14.  Labor Matters..................................................62

                                                                            Page

SECTION 3.15.  Solvency.......................................................62
SECTION 3.16.  Security Documents.............................................62
SECTION 3.17.  Federal Reserve Regulations....................................63
SECTION 3.18.  Recapitalization...............................................63
SECTION 3.19.  Capitalization of Parent.......................................63
SECTION 3.20.  Year 2000 Compliance...........................................63

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Closing Date...................................................64
SECTION 4.02.  Each Credit Event..............................................67

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information.....................68
SECTION 5.02.  Notices of Material Events.....................................69
SECTION 5.03.  Information Regarding Collateral...............................69
SECTION 5.04.  Existence; Conduct of Business.................................69
SECTION 5.05.  Payment of Obligations.........................................69
SECTION 5.06.  Maintenance of Properties......................................69
SECTION 5.07.  Insurance......................................................69
SECTION 5.08.  Casualty and Condemnation......................................70
SECTION 5.09.  Books and Records; Inspection and Audit Rights.................70
SECTION 5.10.  Compliance with Laws...........................................70
SECTION 5.11.  Use of Proceeds and Letters of Credit..........................70
SECTION 5.12.  Additional Subsidiaries........................................71
SECTION 5.13.  Further Assurances.............................................71
SECTION 5.14.  Landlord Consents..............................................71
SECTION 5.15.  Surveys........................................................72

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Indebtedness; Certain Equity Securities........................72
SECTION 6.02.  Liens..........................................................74
SECTION 6.03.  Fundamental Changes............................................75
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions......75
SECTION 6.05.  Asset Sales....................................................77
SECTION 6.06.  Sale and Lease-Back Transactions...............................78
SECTION 6.07.  Hedging Agreements.............................................78
SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness..........78
SECTION 6.09.  Transactions with Affiliates...................................79
SECTION 6.10.  Other Indebtedness.............................................79
SECTION 6.11.  Restrictive Agreements.........................................79
SECTION 6.12.  Amendment of Material Documents................................80
SECTION 6.13.  Capital Expenditures...........................................80
SECTION 6.14.  Leverage Ratio.................................................81
SECTION 6.15.  Consolidated Net Cash Interest Expense Coverage Ratio..........81
SECTION 6.16.  Working Capital Covenant.......................................81
SECTION 6.17.  Additional Subsidiaries........................................81
SECTION 6.18.  Fiscal Year....................................................81

                                                                            Page

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

               The Administrative Agents and the Collateral Agents

                                   ARTICLE IX

                         Collection Allocation Mechanism

SECTION 9.01.  Implementation of CAM..........................................85
SECTION 9.02.  Letters of Credit..............................................86
SECTION 9.03.  Conversion.....................................................87

                                       ARTICLE X

                                     Miscellaneous

SECTION 10.01.  Notices.......................................................87
SECTION 10.02.  Waivers; Amendments...........................................88
SECTION 10.03.  Expenses; Indemnity; Damage Waiver............................89
SECTION 10.04.  Successors and Assigns........................................90
SECTION 10.05.  Survival......................................................92
SECTION 10.06.  Counterparts; Integration; Effectiveness......................92
SECTION 10.07.  Severability..................................................93
SECTION 10.08.  Right of Setoff...............................................93
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process....93
SECTION 10.10.  WAIVER OF JURY TRIAL..........................................93
SECTION 10.11.  Headings......................................................94
SECTION 10.12.  Confidentiality...............................................94
SECTION 10.13.  Interest Rate Limitation......................................94
SECTION 10.14.  Judgment Currency.............................................94
SECTION 10.15.  Limitation on Liability.......................................95

SCHEDULES:

Schedule 1.01(a)  --Mortgaged Properties
Schedule 1.01(b)  --Capital Leases
Schedule 2.01     --Commitments
Schedule 3.05     --Real Property
Schedule 3.06     --Disclosed Matters
Schedule 3.12     --Subsidiaries
Schedule 3.13     --Insurance
Schedule 3.16(d)  --Mortgage Filing Offices
Schedule 6.01     --Existing Indebtedness
Schedule 6.02     --Existing Liens
Schedule 6.04     --Investments
Schedule 6.11     --Existing Restrictions

EXHIBITS:
---------

Exhibit A    --  Form of Assignment and Acceptance
Exhibit B-1  --  Form of Opinion of Debevoise & Plimpton
Exhibit B-2  --  Form of Opinion of Simpson Thacher & Bartlett
Exhibit B-3  --  Form of Opinion of Jeffrey B. Kramp, Esq.
Exhibit B-4  --  Form of Opinion of Amster, Rothstein & Ebenstein
Exhibit C-1  --  Form of Opinion of U.S. Local Counsel
Exhibit C-2  --  Form of Opinion of Canadian Local Counsel
Exhibit D    --  Form of Parent Guarantee Agreement
Exhibit E    --  Form of U.S. Subsidiary Guarantee Agreement
Exhibit E-1  --  Form of Canadian Subsidiary Guarantee Agreement
Exhibit F    --  Form of Indemnity, Subrogation and Contribution Agreement
Exhibit G    --  Form of U.S. Pledge Agreement
Exhibit H    --  Form of U.S. Security Agreement
Exhibit H-1  --  Form of Canadian Security Agreement
Exhibit I    --  Form of Mortgage
Exhibit J    --  Form of B/A Equivalent Note
Exhibit K    --  Form of Landlord Waiver
Exhibit L    --  Form of Canadian Affiliate Guarantee Agreement
Exhibit M    --  Form of U.S. Borrower Guarantee Agreement

                  CREDIT AGREEMENT, dated as of June 5, 1998, among WESCO INTERNATIONAL, INC., a Delaware corporation ("Parent"), WESCO DISTRIBUTION, INC., a Delaware corporation (the "U.S. Borrower"), WESCO DISTRIBUTION - CANADA, INC., a corporation organized and existing under the laws of the Province of Ontario (the "Canadian Borrower"), the LENDERS party hereto, THE CHASE MANHATTAN BANK, a New York banking corporation, as U.S. Administrative Agent, Syndication Agent, U.S. Collateral Agent and U.S. Swingline Lender, THE CHASE MANHATTAN BANK OF CANADA, a Canadian chartered bank, as Canadian Administrative Agent, Canadian Collateral Agent and Canadian Swingline Lender, and LEHMAN COMMERCIAL PAPER INC., as Documentation Agent.

            Pursuant to the terms of the Recapitalization Agreement (such term and each other capitalized term used but not defined in this introductory statement having the meanings assigned to such terms in Article I), Investor intends to purchase not less than approximately 80% of the outstanding shares of Class A Common Stock. In connection therewith, (a) Cypress and certain of its Affiliates will contribute an aggregate amount of not less than $400,000,000 (less the amount of the Roll-Over Equity) (the "Contributed Amount") in cash to Investor, (b) Investor will purchase newly issued shares of Class A Common Stock for an amount in cash equal to the Contributed Amount (the "New Stock Purchase"), (c) Investor will purchase from certain Existing Stockholders a portion of their shares of Class A Common Stock (the "Existing Stock Purchase" and, together with the New Stock Purchase, the "Stock Purchase"), (d) Parent will consummate the Redemption, (e) each of the options to purchase Class A Common Stock that are outstanding immediately prior to the Redemption (other than certain options held by the Remaining Stockholders as part of the Roll-Over Equity) will be canceled and the holder thereof will be entitled to receive an amount in cash equal to the difference between the Per-Share Purchase Price and the exercise price of such option and (f) the Remaining Stockholders will continue to hold Class A Common Stock and options to purchase Class A Common Stock (the "Roll-Over Equity") having a value, based on the Per-Share Purchase Price, of not less than $95,000,000. In addition, in connection with the Recapitalization, (a) the U.S. Borrower will issue $300,000,000 in aggregate principal amount of its Senior Subordinated Notes in a public offering or in a Rule 144A or other private placement, (b) Parent will receive not less than $50,000,000 in gross cash proceeds from the issuance of its Senior Discount Notes in a public offering or in a Rule 144A or other private placement, (c) Parent will repay or will cause to be repaid all outstanding indebtedness in connection with (i) the Existing Credit Agreements and (ii) the Existing Notes and (d) the Receivables Subsidiary will consummate the Permitted Receivables Financing and pursuant thereto will receive an aggregate amount of up to $250,000,000 on the Closing Date.

            The Borrowers have requested (a) the U.S. $ Revolving Lenders to extend credit to the U.S. Borrower in the form of U.S. $ Revolving Loans during the U.S. $ Revolving Availability Period in an aggregate principal amount at any time outstanding not in excess of $59,245,282.98 minus the sum of the U.S. $ LC Exposure and the U.S. $ Swingline Exposure at such time, (b) the C $ Revolving Lenders to extend credit to the Canadian Borrower in the form of C $ Revolving Loans during the C $ Revolving Availability Period in an aggregate principal amount at any time outstanding not in excess of $40,754,717.02 minus the sum of the C $ LC Exposure and the C $ Swingline Exposure at such time, (c) the Tranche A Lenders to extend credit in the form of Tranche A Term Loans on the Closing Date in an aggregate principal amount not in excess of $80,000,000, (d) the Tranche B Lenders to extend credit in the form of Tranche B Term Loans on the Closing Date in an aggregate principal amount not in excess of $90,000,000, (e) the Delayed Draw Lenders to extend credit in the form of Delayed Draw Term Loans during the Delayed Draw Availability Period in an aggregate principal amount not in excess of $100,000,000, (f) the U.S. Issuing Bank to issue U.S. $ Letters of Credit during the U.S. $ LC Availability Period in an aggregate face amount at any time outstanding not in excess of $25,000,000, (g) the U.S. Swingline Lender to extend credit in the form of U.S. $ Swingline Loans during the U.S. $ Revolving Availability Period in an aggregate principal amount at any time outstanding not in excess of $20,000,000, (h) the Canadian Issuing Bank to issue C $ Letters of Credit during the C $ LC Availability Period in an aggregate face amount at any time outstanding not in excess of $5,000,000, and (i) the Canadian Swingline Lender to extend credit in the form of C $ Swingline Loans during the C $ Revolving Availability Period in an aggregate amount at any time outstanding not in excess of $5,000,000.

            The proceeds of the Term Loans, the Revolving Loans, the Additional Revolving Loans, any Letters of Credit and any Swingline Loans from and after the Closing Date will be used by the Borrowers as provided in Section 5.11.

            The Lenders and the Swingline Lenders are willing to extend such credit to the Borrowers and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Acceptance Fee" means a fee payable in Canadian Dollars by the Canadian Borrower to a C $ Revolving Lender with respect to the acceptance of a B/A or the purchase of a B/A Equivalent Note, calculated on the face amount of the B/A or the B/A Equivalent Note at the rate per annum equal to the B/A Spread on the basis of the number of days in the applicable Contract Period and a year of 365 days (it being agreed that the B/A Spread in respect of a B/A Equivalent
Note is equivalent to the B/A Spread otherwise applicable to the B/A Borrowing which has been replaced by the purchase of such B/A Equivalent Note pursuant to
Section 2.20(g)).

            "Additional Revolving Availability Period" means the period from and including July 1, 1998, to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Additional Revolving Commitments and the Canadian Revolving Commitments.

            "Additional Revolving Commitment" means, with respect to any Lender, the commitment, if any, of such Lender to make Additional Revolving Loans during the Additional Revolving Availability Period, expressed as an amount representing the maximum aggregate principal amount of such Lender's Additional Revolving Loans hereunder, as such commitment may be (a) temporarily or permanently reduced from time to time pursuant to Sections 2.08 and 2.22 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.19 or 10.04. The initial aggregate amount of the Additional Revolving Lenders' Additional Revolving Commitments is $0.

            "Additional Revolving Lender" means each C $ Revolving Lender, lending through a U.S. Office (or, if any C $ Revolving Lender is not a Canadian
Schedule I chartered bank, the Affiliate designated by such C $ Revolving Lender that is a U.S. chartered bank or other financial institution (each, a "Designated U.S. Affiliate")) with an Additional Revolving Commitment or, if the Additional Revolving Commitment shall equal zero, a Lender (individually or together with its Designated U.S. Affiliate) that may be required, pursuant to
Section 2.22, to make Additional Revolving Loans.

            "Additional Revolving Loan" means any loan made by an Additional Revolving Lender pursuant to its Additional Revolving Commitment.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agents" means the U.S. Administrative Agent and the Canadian Administrative Agent.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the U.S. Administrative Agent or Canadian Administrative Agent, as applicable.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agents" means the U.S. Administrative Agent, the Canadian Administrative Agent, the Syndication Agent, the U.S. Collateral Agent, the Canadian Collateral Agent and the Documentation Agent.

            "Aggregate Redemption Price" means the aggregate purchase price of the Repurchased Shares which, pursuant to the Recapitalization Agreement, is equal to the product of (a) the Per-Share Purchase Price and (b) the number of such Repurchased Shares.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" means, with respect to any (a) U.S. $ Revolving Lender, the percentage of the Total U.S. $ Revolving Commitment represented by such Lender's U.S. $ Revolving Commitment, (b) C $ Revolving Lender, the percentage of the Total C $ Revolving Commitment represented by such Lender's C $ Revolving Commitment and (c) Additional Revolving Lender, the percentage of the Total Additional Revolving Commitment represented by such Lender's Additional Revolving Commitment. In the event any Revolving Commitments or Additional Revolving Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the relevant Revolving Commitments or Additional Revolving Commitments most recently in effect, but giving effect to any assignments pursuant to Section 10.04.

            "Applicable Rate" means, (a) for any day with respect to any ABR Loan (excluding Swingline Loans) or Eurodollar Loan or with respect to the Commitment Fees payable hereunder in respect of the U.S. $ Revolving Commitments and the Additional Revolving Commitments, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the date of delivery to the U.S. Administrative Agent, pursuant to Section 5.01(b), of Parent's and the U.S. Borrower's consolidated financial statements for Parent's and the U.S. Borrower's first four full fiscal quarters commencing after the Closing Date, the "Applicable Rate" with respect to any ABR Loan or Eurodollar Loan that is a U.S. $ Revolving Loan or Additional Revolving Loan and the Commitment Fee Rate shall be the applicable rate per annum set forth below in Category 1:

===============================================================================================================
Leverage Ratio:                                           ABR             Eurodollar             Commitment Fee
--------------                                          Spread              Spread                    Rate
                                                        ------              ------                    ----
---------------------------------------------------------------------------------------------------------------
                  Category 1
     Equal to or greater than 3.25 to 1.00               1.25%               2.25%                   0.500%
---------------------------------------------------------------------------------------------------------------
                  Category 2
Less than 3.25 to 1.00 but equal to or greater           1.00%               2.00%                   0.500%
               than 2.50 to 1.00
---------------------------------------------------------------------------------------------------------------
                  Category 3
Less than 2.50 to 1.00 but equal to or greater           0.75%               1.75%                   0.500%
               than 2.00 to 1.00
---------------------------------------------------------------------------------------------------------------
                  Category 4
            Less than 2.00 to 1.00                       0.50%               1.50%                   0.400%
===============================================================================================================

(b) for any day with respect to any ABR Loan or Eurodollar Loan that is a Tranche A Term Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread--Term Loan A" or "Eurodollar Spread--Term Loan A", as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the date of delivery to the U.S. Administrative Agent, pursuant to Section 5.01(b), of Parent's and the U.S. Borrower's consolidated financial statements for Parent's and the U.S.

Borrower's first four full fiscal quarters commencing after the Closing Date, the "Applicable Rate" with respect to any ABR Loan or Eurodollar Loan that is a Tranche A Term Loan shall be the applicable rate per annum set forth below in Category 1:

================================================================================
                                                        ABR          Eurodollar
Leverage Ratio:                                      Spread--       Spread--Term
--------------                                      Term Loan A        Loan A
                                                    -----------        ------
--------------------------------------------------------------------------------
             Category 1
Equal to or greater than 3.25 to 1.00                  1.25%            2.25%
--------------------------------------------------------------------------------
             Category 2
Less than 3.25 to 1.00 but equal to or greater         1.00%            2.00%
than 2.50 to 1.00
--------------------------------------------------------------------------------
             Category 3
Less than 2.50 to 1.00 but equal to or greater         0.75%            1.75%
than 2.00 to 1.00
--------------------------------------------------------------------------------
             Category 4
Less than 2.00 to 1.00                                 0.50%            1.50%
================================================================================

(c) for any day with respect to any ABR Loan or Eurodollar Loan that is a Tranche B Term Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread--Term Loan B" or "Eurodollar Spread--Term Loan B" as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the date of delivery to the U.S. Administrative Agent, pursuant to Section 5.01(b), of Parent's and the U.S. Borrower's consolidated financial statements for Parent's and the U.S. Borrower's first four full fiscal quarters commencing after the Closing Date, the "Applicable Rate" with respect to any ABR Loan or Eurodollar that is a Tranche B Term Loan shall be the applicable rate per annum set forth below in Category 1:

================================================================================
                                              ABR                Eurodollar
Leverage Ratio:                       Spread--Term Loan B    Spread--Term Loan B
---------------                       -------------------    -------------------
--------------------------------------------------------------------------------
       Category 1
Equal to or greater than 2.50 to 1.00        1.50%                  2.50%
--------------------------------------------------------------------------------
       Category 2
Less than 2.50 to 1.00                       1.25%                  2.25%
================================================================================

(d) for any day with respect to any ABR Loan or Eurodollar Loan that is a Delayed Draw Term Loan, or with respect to the Commitment Fees payable hereunder in respect of the Delayed Draw Term Loans, the applicable rate per annum set forth below under the caption "ABR Spread -- Delayed Draw Term Loan", "Eurodollar Spread -- Delayed Draw Term Loan" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the date of delivery to the U.S. Administrative Agent, pursuant to Section 5.01(b), of Parent's and the U.S. Borrower's consolidated financial statements for Parent's and the U.S. Borrower's first four full fiscal quarters commencing after the Closing Date, the "Applicable Rate" with respect to any ABR Loan or Eurodollar Loan that is a Delayed Draw Term Loan shall be the applicable rate per annum set forth below in Category 1:

============================================================================================
                                               ABR            Eurodollar
           Leverage Ratio:               Spread--Delayed    Spread--Delayed   Commitment Fee
           --------------                Draw Term Loan     Draw Term Loan         Rate
                                         --------------     --------------         ----
--------------------------------------------------------------------------------------------
             Category 1
Equal to or greater than 2.50 to 1.00         1.50%              2.50%            0.500%
--------------------------------------------------------------------------------------------
             Category 2
       Less than 2.50 to 1.00                 1.25%              2.25%            0.500%
============================================================================================

and (e) for any day with respect to any Canadian Prime Rate Loan, B/A Borrowing or with respect to the Canadian Commitment Fees in respect of the C $ Revolving Commitments payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Canadian Prime Rate--C $ Revolving Loan", "B/A Spread-C $ Revolving Loan" or "Canadian Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date, provided that until the date of delivery to the Canadian Administrative Agent, pursuant to Section 5.01(b), of Parent's and the U.S. Borrower's consolidated financial statements for Parent's and the U.S. Borrower's first four full fiscal quarters commencing after the

Closing Date, the "Applicable Rate" with respect to any Canadian Prime Rate Loan shall be the applicable rate per annum set forth below in Category 1:

==============================================================================================================
                    Leverage Ratio:                          Canadian                              Canadian
                    --------------                       Prime Rate--C $     B/A Spread--C $      Commitment
                                                          Revolving Loan     Revolving Loan        Fee Rate
                                                          --------------     --------------        --------
                     Category 1
Equal to or greater than 3.25 to 1.00                         1.25%               2.25%             0.500%
--------------------------------------------------------------------------------------------------------------
                     Category 2
Less than 3.25 to 1.00 but equal to or greater than            1.00%              2.00%             0.500%
2.50 to 1.00
--------------------------------------------------------------------------------------------------------------
                     Category 3
Less than 2.50 to 1.00 but equal to or greater than            0.75%              1.75%             0.500%
2.00 to 1.00
--------------------------------------------------------------------------------------------------------------
                     Category 4
Less than 2.00 to 1.00                                         0.50%              1.50%             0.400%
==============================================================================================================

            For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of Parent's fiscal year based upon Parent's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of (such day, the "Applicable Rate Determination Date") delivery to the U.S. Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 if the U.S. Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

            "Approved Fund" means with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States, provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the U.S. Administrative Agent in its reasonable judgment to be representative of the cost of such insurance to the Lenders.

            "Assigned Dollar Value" means in respect of any C $ Revolving Borrowing, the Dollar Equivalent of the amount set forth in the initial Borrowing Request with respect thereto or, in the case of a B/A Borrowing, the Dollar Equivalent of the face amount of the Bankers' Acceptances or B/A Equivalent Notes relating thereto. Thereafter, Assigned Dollar Value shall mean,
(a) in respect of any C $ Revolving Borrowing, the Dollar Equivalent of the principal amount of the Loans relating to such Borrowing (or the face amounts of the Bankers' Acceptances or B/A Equivalent Notes relating thereto) as determined on the most recent Reset Date based on the Spot Exchange Rate, (b) in respect of the undrawn amount of any C $ Letter of Credit, the Dollar Equivalent thereof determined based upon the Spot Exchange Rate as of (i) the date that is three Business Days prior to the date of issuance of such C $ Letter of Credit, until the first day after such date of issuance which is the last day of March, June, September or December and (ii) thereafter, the most recent date that is the last day of March, June, September or December, (c) in respect of a C $ LC Disbursement, the Dollar Equivalent thereof determined based upon the Spot Exchange Rate as of the date such C $ LC Disbursement was made and (d) in respect of a C $ Swingline Loan, the Dollar Equivalent thereof based upon the applicable Spot Exchange Rate as of the date that the C $ Swingline Loan was made. The Assigned Dollar Value of a Loan included in any Borrowing shall equal the portion of the Assigned Dollar Value of such Borrowing represented by such Loan.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the U.S. Administrative Agent, (and, in the case of an assignment of C $ Revolving Commitments, C

$ Revolving Loans, Additional Revolving Commitments or Additional Revolving Loans, accepted by the Canadian Administrative Agent), in the form of Exhibit A or any other form approved by the applicable Administrative Agent.

            "Assumed Debt" means the existing debt of the U.S. Borrower in an aggregate principal amount of up to $23,200,000, incurred in connection with certain acquisitions by the U.S. Borrower.

            "B/A Borrowing" means a Borrowing comprised of a Bankers' Acceptance or, as applicable, a B/A Equivalent Note.

            "B/A Equivalent Note" has the meaning set forth in Section 2.20(g).

            "B/A Spread" means, for any day, with respect to any B/A Borrowing, the Applicable Rate that would apply to such Borrowing on such day.

            "Bankers' Acceptance" and "B/A" mean a bill of exchange denominated in Canadian Dollars, drawn by the Canadian Borrower and accepted by a C $ Revolving Lender in accordance with this Agreement, provided that with respect to a C $ Revolving Lender that is not a chartered bank under the Bank Act (Canada) or that has notified the Canadian Administrative Agent that it is otherwise unable to accept such bills of exchange, it shall mean a B/A Equivalent Note.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

            "Barclays" means Barclays Bank Plc, a banking corporation organized under the laws of the United Kingdom.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrowers" means the U.S. Borrower and the Canadian Borrower.

            "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a U.S. $ Swingline Loan or
(c) a C $ Swingline Loan.

            "Borrowing Request" means a request by either of the Borrowers for a Borrowing or Borrowings in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, (a) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with a C $ Revolving Loan, the term "Business Day" shall also exclude any day on which banks are required or permitted to be closed in the city of Toronto.

            "C $ LC Availability Period" means the period from and including the Closing Date to but excluding the earlier of (a) the date that is five Business Days prior to the Revolving Maturity Date and (b) the date of termination of the C $ Revolving Commitments.

            "C $ LC Disbursement" means a payment or disbursement made by the applicable Canadian Issuing Bank pursuant to a C $ Letter of Credit.

            "C $ LC Exposure" means at any time, the sum of (a) the Assigned Dollar Value at such time of the aggregate undrawn amount of all outstanding C $ Letters of Credit at such time, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount of all C $ LC Disbursements that have not yet been reimbursed at such time. The C $ LC Exposure of any C $ Revolving Lender at any time shall mean its Applicable Percentage of the aggregate C $ LC Exposure at such time.

            "C $ LC Participation Fee" has the meaning set forth in Section 2.12(c).

            "C $ Letter of Credit" means any letter of credit issued by the Canadian Issuing Bank pursuant to Section 2.05A.

            "C $ Revolving Availability Period" means the period from and including the Closing Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the C $ Revolving Commitments.

            "C $ Revolving Borrowing" means a Borrowing comprised of C $ Revolving Loans.

            "C $ Revolving Commitment" means, with respect to any C $ Revolving Lender at any time, the commitment, if any, of such Lender to make C $ Revolving Loans and accept Bankers' Acceptances during the C $ Revolving Availability Period and to acquire participations in C $ Letters of Credit and C $ Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's C $ Revolving Exposure hereunder, as such commitment may be (a) temporarily or permanently reduced or increased from time to time pursuant to Sections 2.08 and 2.22 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.19 or
10.04. The initial amount of each C $ Revolving Lender's C $ Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its C $ Revolving Commitment, as applicable. The initial aggregate amount of the C $ Revolving Lenders' C $ Revolving Commitments is $40,754,717.02.

            "C $ Revolving Exposure" means, with respect to any Lender at any time, the sum of (a) the Assigned Dollar Value at such time of all outstanding C $ Revolving Loans of such Lender, plus (b) the aggregate amount at such time of such Lender's C $ Swingline Exposure, plus (c) the aggregate amount at such time of such Lender's C $ LC Exposure.

            "C $ Revolving Lender" means a Lender, which on the date such Person becomes a Lender shall be a Canadian chartered bank or other Canadian financial institution, with a C $ Revolving Commitment or, if the C $ Revolving Commitment shall equal zero, a Lender that may be required, pursuant to Section 2.22, to make C $ Revolving Loans.

            "C $ Revolving Loan" means any loan made by a Lender, and any Bankers' Acceptance accepted by a Lender, pursuant to its C $ Revolving Commitment.

            "C $ Swingline Exposure" means at any time the Assigned Dollar Value of the aggregate principal amount at such time of all outstanding C $ Swingline Loans. The C $ Swingline Exposure of any C $ Revolving Lender at any time shall mean its Applicable Percentage of the aggregate C $ Swingline Exposure at such time.

            "C $ Swingline Loan" means a Loan made pursuant to Section 2.04A.

            "Calculation Date" means (a) the last Business Days' of each March, June, September and December and (b) in respect of C $ Revolving Loans at any time when (i) the aggregate C $ Revolving Exposure exceeds 85% of the Total C $ Revolving Commitments and (ii) there has been a material change in the Spot Exchange Rate since the immediately preceding Calculation Date, any other date the Canadian Administrative Agent may determine (upon at least three Business Days' prior notice to the U.S. Borrower) in its discretion to be a Calculation Date (but not more than one date during any calendar week).

            "CAM" means the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under
Article IX.

            "CAM Exchange" means the exchange of the Lenders' interests provided for in Section 9.01.

            "CAM Exchange Date" means the first date after the Closing Date on which there shall occur (a) any event described in paragraph (h) or (i) of
Article VII with respect to Parent or either of the Borrowers or (b) an acceleration of the maturity of Loans pursuant to Article VII.

            "CAM Percentage" means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of (i) the aggregate Designated Obligations owed to such Lender and (ii) the U.S. $ LC Exposure and the C $ LC Exposure of such Lender, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the aggregate Designated Obligations owed to all the Lenders and (ii) the aggregate LC Exposure of all the Lenders, in each case immediately prior to such CAM Exchange Date. For purposes of computing each Lender's CAM Percentage, all Designated Obligations that are denominated in Canadian Dollars and C $ LC Exposures shall be translated into Dollars at the Spot Exchange Rate in effect on the CAM Exchange Date.

            "Canadian" means, with respect to any Subsidiary, that such Subsidiary is organized under the laws of Canada or a province thereof.

            "Canadian Administrative Agent" means The Chase Manhattan Bank of Canada, in its capacity as administrative agent for the C $ Revolving Lenders hereunder.

            "Canadian Affiliate Guarantee Agreement" means the Affiliate Guarantee Agreement, substantially in the form of Exhibit L, among the Foreign Subsidiaries and the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.

            "Canadian Borrower" means WESCO Distribution - Canada, Inc., a corporation organized and existing under the laws of the Province of Ontario. The Canadian Borrower is a wholly owned subsidiary of the U.S. Borrower.

            "Canadian Borrower Subsidiaries" means any subsidiary of the Canadian Borrower.

            "Canadian Collateral Agent" means the "Canadian Collateral Agent", as defined in the Canadian Security Agreement.

            "Canadian Commitment Fee" has the meaning given such term in Section 2.12(a).

            "Canadian Dollars" or "C$" means lawful money of Canada.

            "Canadian Fronting Fee" has the meaning set forth in Section
2.12(c).

            "Canadian Issuing Bank" means (a) the Primary Canadian Issuing Bank and (b) each other Lender designated by the Canadian Borrower from time to time, with the consent of the Canadian Administrative Agent (not to be unreasonably withheld) and such C $ Revolving Lender, to act as issuer of C $ Letters of Credit hereunder. Each Canadian Issuing Bank may, in its discretion, arrange for one or more C $ Letters of Credit to be issued by Affiliates of such Canadian Issuing Bank, in which case the term "Canadian Issuing Bank" shall include any such Affiliate with respect to C $ Letters of Credit issued by such Affiliate.

            "Canadian Prime Rate Borrowing" means a Borrowing comprised of Canadian Prime Rate Loans.

            "Canadian Prime Rate Loan" means a Loan denominated in Canadian Dollars that bears interest at a rate based upon the Canadian Prime Rate.

            "Canadian Prime Rate" means, on any day, the annual rate of interest (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the greater of:

            (a) the annual rate of interest determined by the Canadian Administrative Agent as the annual rate of interest announced from time to time by the Canadian Administrative Agent as its prime rate in effect at its principal office in Toronto on such day for determining interest rates on Canadian Dollar denominated commercial loans in Canada; and

            (b) the annual rate of interest equal to the sum of (i) the CDOR Rate in effect on such day and (ii) 1%.

            "Canadian Receivables Sale Agreement" means the Canadian Receivables Sale Agreement dated as of June 5, 1998, among the Receivables Subsidiary, the Canadian Borrower and the U.S. Borrower, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof (including to add additional parties), and any successor or replacement receivables sale agreement entered into in connection with a new Permitted Receivables Financing to replace the Permitted Receivables Financing contemplated at the Closing Date.

            "Canadian Secured Parties" has the meaning assigned to such term in the Canadian Security Agreement.

            "Canadian Security Agreement" means the Security Agreement, substantially in the Form of Exhibit H-1, among the Canadian Borrower, the Canadian Borrower Subsidiaries, the Foreign Subsidiaries and the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.

            "Canadian Security Documents" means the Parent Guarantee Agreement, the Canadian Subsidiary Guarantee Agreement, the Canadian Security Agreement, the Canadian Affiliate Guarantee Agreement, the Mortgages and such other agreements as may from time to time be executed pursuant to Sections 5.12 and 5.13.

            "Canadian Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit E-1, made by the Canadian Borrower Subsidiaries in favor of the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.

            "Canadian Swingline Lender" means The Chase Manhattan Bank of Canada, in its capacity as the lender of C $ Swingline Loans.

            "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of Parent and its consolidated subsidiaries that are or would be required to be set forth in a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP, including the cost of assets acquired pursuant to capital leases incurred by Parent and its consolidated subsidiaries during such period, provided that Capital Expenditures shall exclude (a) amounts paid for Reinvestment Assets and (b) any amount representing capitalized interest on capital leases.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Leases" means the capital leases of Parent, the Borrowers and the Subsidiaries that are in effect immediately prior to the Closing Date and listed on Schedule 1.01(b).

            "CDOR Rate" means, on any date, the annual rate of interest that is the rate based on an average rate applicable to C $ bankers' acceptances for a term of 30 days appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the rate for the term referred to above applicable to C $ bankers' acceptances quoted by the Canadian Administrative Agent as of 10:00 a.m. (Toronto time) on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

            "CDW Realco" means CDW Realco, Inc., a Delaware corporation.

            "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq.

            "Change in Control" means (a) the failure by the Investor Group to own, directly or indirectly, beneficially and of record (and possess the right to vote), shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Investor; (b) at any time after the consummation of the Recapitalization, (i) the failure by Cypress and its Affiliates to own, directly or indirectly, beneficially and of record (and possess the right to vote), Class A Common Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent, (ii) the acquisition of ownership, directly or indirectly, beneficially or of record (or the possession of the right to vote), by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Cypress and its Affiliates, of Class A Common Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent or (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (A) nominated by the board of directors of Parent nor (B) appointed by directors so nominated; and (c) at any time, (i) the failure by Parent to own, directly, beneficially and of record (and possess the right to vote), shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the U.S. Borrower or (ii) the occurrence of any change in control (or similar event, howsoever denominated) with respect to Parent or either of the Borrowers under and as defined in any indenture or agreement in respect of any Material Indebtedness to which Parent, either of the Borrowers or any of the Subsidiaries is a party, to the extent that such change in control (or similar event) (A) gives rise to any right on the part of the holder of such Material Indebtedness to accelerate the maturity of such Material Indebtedness or require the repayment thereof and (B) such right has not been waived.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any of the Issuing Banks (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Chase Equity" means Chase Equity Associates L.P.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. $ Revolving Loans, C $ Revolving Loans, Additional Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Delayed Draw Term Loans, U.S. $ Swingline Loans or C $ Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Delayed Draw Commitment, U.S. $ Revolving Commitment, C $ Revolving Commitment or Additional Revolving Commitment.

            "Class A Common Stock" means the Class A Common Stock, par value $0.1 per share, of Parent.

            "Class B Common Stock" means the Class B Common Stock, par value $0.1 per share, of Parent.

            "Closing Date" means June 5, 1998.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

            "Collateral Agents" means the U.S. Collateral Agent and the Canadian Collateral Agent.

            "Commitment" means with respect to any Lender, such Lender's Delayed Draw Commitment, U.S. $ Revolving Commitment, C $ Revolving Commitment or Additional Revolving Commitment and, in the case of the U.S. Swingline Lender, the U.S. $ Swingline Commitment and, in the case of the Canadian Swingline Lender, the C $ Swingline Commitment, or any combination thereof (as the context requires).

            "Commitment Fees" has the meaning set forth in Section 2.12.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Net Cash Interest Expense for such period, (b) the aggregate amount of letter of credit fees and other charges, fees and charges under bankers' acceptance financings and net cash costs under Hedging Agreements expensed during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation, amortization and other similar noncash charges for such period, including the amortization of debt discounts and deferred financing charges, (e) Transaction Costs, (f) all extraordinary, non-recurring or unusual charges during such period, (g) fees and expenses in connection with any financing, refinancing and Permitted Acquisition (whether or not consummated), (h) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to employees, including officers, of Investor, Parent, either of the Borrowers or any Subsidiary, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by Parent or any Affiliate of Parent, and compensation expense resulting from the repurchase of any such capital stock, options and rights, (i) any one-time expenses incurred or payments made in connection with the Transactions in an amount not to exceed $12,000,000 and (j) one-time non-cash charges relating to reserve adjustments for worker's compensation, and other balance sheet adjustments and write-offs in connection with or resulting from the Transactions, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary, non-recurring or unusual gains during such period, all as determined on a consolidated basis with respect to Parent and its consolidated subsidiaries in accordance with GAAP, provided that in the event that Parent, either of the Borrowers or any Subsidiary makes a Permitted Acquisition or investment permitted under Section 6.04(p) or (s) on any date during such period, the Consolidated EBITDA for such period shall be computed on the assumption that such Permitted Acquisition or such investment and any related financing thereof was completed on the first day of such period.

            "Consolidated Net Cash Interest Expense" means, for any period, interest expense (including the interest component in respect of Capital Lease Obligations and excluding the amortization of debt discounts, deferred financing charges and other non-cash interest expenses) of Parent, the Borrowers and the Subsidiaries during such period, and interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables, net of any cash interest income recorded during such period (including any interest-equivalent income associated with any Permitted Receivables Financing), determined on a consolidated basis in accordance with GAAP (except for interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables), provided that in the event that Parent, either of the Borrowers or any Subsidiary makes a Permitted Acquisition or investment permitted under Section 6.04(p) or (s) on any date during such period, the Consolidated Net Cash Interest Expense for such period shall be computed on the assumption that any Indebtedness incurred or repaid in connection with such Permitted Acquisition or such investment was incurred or repaid on the first day of such period.

            "Consolidated Net Income" means, for any period, net income or loss of Parent, the Borrowers and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any Person in which any other Person (other than Parent, the Borrowers or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Parent, the Borrowers or any of the Subsidiaries by such Person during such period, and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Parent, either of the Borrowers or any of the Subsidiaries or the date that Person's assets are acquired by Parent, either of the Borrowers or any of the Subsidiaries.

            "Contract Period" means the term of a B/A or B/A Equivalent Note selected by the Canadian Borrower in accordance with Section 2.20 commencing on the date of such Borrowing or any rollover date, as applicable, of such B/A or B/A Equivalent Note (which shall be a Business Day) and expiring on a Business Day that shall be either 30 days, 60 days, 90 days or (subject to availability from all the C $ Revolving Lenders) 180 days thereafter, provided that no Contract Period shall extend beyond the Revolving Maturity Date. Notwithstanding the foregoing, whenever the last day of any Contract Period would otherwise occur on a day that is not a Business Day, the last day of such Contract Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing the Acceptance Fee in respect of the relevant B/A unless such next succeeding Business Day would fall in the next calendar month, in which case such Contract Period shall end on the next preceding Business Day.

            "Contributed Amount" has the meaning set forth in the introductory statement of this Agreement.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract. The terms "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Facility" means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Credit Facility: (a) the U.S. $ Revolving Commitments, the U.S. $ Revolving Loans, the U.S. $ Swingline Exposure and the U.S. $ LC Exposure; (b) the C $ Revolving Commitments, the C $ Revolving Loans, the C $ Swingline Exposure and the C $ LC Exposure; (c) the Additional Revolving Commitments and the Additional Revolving Loans; (d) the Tranche A Term Loans; (e) the Tranche B Term Loans; and (f) the Delayed Draw Commitments and the Delayed Draw Term Loans.

            "Cypress" means The Cypress Group L.L.C., a Delaware limited liability company.

            "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default pursuant to Article VII.

            "Delayed Draw Availability Period" means the period from and including the Closing Date to but excluding the Delayed Draw Commitment Termination Date.

            "Delayed Draw Commitment" means, with respect to any Lender, the commitment, if any, of such Lender to make Delayed Draw Term Loans hereunder during the Delayed Draw Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Delayed Draw Term Loans to be made by such Lender hereunder. The initial amount of each Delayed Draw Lender's Delayed Draw Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Delayed Draw Commitment, as applicable. The initial aggregate amount of the Delayed Draw Lenders' Delayed Draw Commitments is $100,000,000.

            "Delayed Draw Commitment Termination Date" means June 5, 2000.

            "Delayed Draw Lender" means a Lender with a Delayed Draw Commitment or an outstanding Delayed Draw Term Loan.

            "Delayed Draw Maturity Date" means June 5, 2005.

            "Delayed Draw Term Loan" means a Loan made pursuant to clause (c) of
Section 2.01.

            "Delayed Draw Term Loan Closing Date" means each date, which shall be a Business Day on or before the Delayed Draw Commitment Termination Date, on which a Delayed Draw Term Loan is made.

            "Denomination Date" means, in relation to any Canadian Dollar Borrowing, the date that is three Business Days before the date such Borrowing is made.

            "Designated Obligations" means all Obligations of the Loan Parties in respect of (a) principal of and interest on the Loans (including B/As, B/A Equivalent Notes and Acceptance Fees with respect thereto) and (b) Fees, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

            "Designated U.S. Affiliate" has the meaning set forth in the definition of the term "Additional Revolving Lender".

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

            "Discount Proceeds" means, for any B/A (or, as applicable, any B/A Equivalent Note), an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded upwards) calculated on the applicable date of the Borrowing of which such B/A or B/A Equivalent Note is a part or any rollover date for such Borrowing by multiplying:

            (a) the face amount of the B/A (or, as applicable, the B/A Equivalent Note); by

            (b) the quotient of one divided by the sum of one plus the product of:

                  (i) the Discount Rate (expressed as a decimal) applicable to such B/A (or as applicable, such B/A Equivalent Note), and

                  (ii) a fraction, the numerator of which is the Contract Period of the B/A (or, as applicable, the B/A Equivalent
                        Note) and the denominator of which is the number of days in the applicable calendar year,

            with such quotient being rounded up or down to the fifth decimal place, and .000005 being rounded up.

            "Discount Rate" means:

            (a) with respect to any C $ Revolving Lender that is a Schedule I chartered bank under the Bank Act (Canada), as applicable to a B/A (or, as applicable, a B/A Equivalent Note) being purchased by such Lender on any day, the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted by the
      Schedule I Reference Banks as the
      percentage discount rate at which the Schedule I Reference Banks would, in accordance with their normal practices, at or about 10:00 a.m., Toronto time, on such date, be prepared to purchase bankers' acceptances accepted by the Schedule I Reference Banks having a face amount and term comparable to the face amount and term of such B/A or B/A Equivalent Note; and

            (b) with respect to any C $ Revolving Lender that is not a Schedule I chartered bank under the Bank Act (Canada), as applicable to a B/A (or, as applicable, a B/A Equivalent Note) being purchased by such Lender on any day, the average (as determined by the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted by the Schedule II Reference Banks as the percentage discount rates at which the Schedule II Reference Banks would, in accordance with their normal practices, at or about 10:00 a.m., Toronto time, on such date, be prepared to purchase bankers' acceptances accepted by the Schedule II Reference Banks having a face amount and term comparable to the face amount and term of such B/A; provided, however, that no Discount Rate calculated pursuant to this clause (b) shall exceed the Discount Rate calculated pursuant to clause (a) above in respect of the same issue of Bankers' Acceptances plus 7 basis points (0.07%) per annum.

            "Documentation Agent" means Lehman Commercial Paper Inc., in its capacity as documentation agent for the Lenders hereunder.

            "Dollars" or "$" refers to lawful money of the United States of America.

            "Dollar Equivalent" means, with respect to any amount of Canadian Dollars on any date, the amount of Dollars that may be purchased with such amount of Canadian Dollars at the Spot Exchange Rate on such date.

            "Domestic" means, with respect to any Subsidiary, that such Subsidiary is organized in the United States.

            "Environmental Laws" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or, to the extent relating to the environment, to health and safety matters.

            "Environmental Liability" means any liability (including any liability for damages, natural resource damage, costs of environmental investigation, monitoring or remediation, administrative oversight costs, fines, penalties or indemnities) of Parent, either of the Borrowers or any of the Subsidiaries resulting from or based upon (a) actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of, or the actual or alleged exposure to, any Hazardous Materials, (c) the Release or threatened Release of any Hazardous Materials into the environment or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Partners" means Co-Investment Partners, L.P., a Delaware limited partnership.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means Parent and each subsidiary of Parent.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan under Section 4041(c) or 4042 of ERISA; (e) the receipt by the U.S. Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (g) the receipt by the U.S. Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the U.S. Borrower or any ERISA

Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excess Cash Flow" means, for any period, the sum (without duplication) of:

            (a) the Consolidated Net Income for such period, adjusted to exclude any gains or losses (in each case net of Taxes applicable with respect to such gains or losses during such period) attributable to Prepayment Events; plus

            (b) depreciation, amortization and other noncash charges or losses (in each case net of Taxes applicable with respect to such charges or losses during such period) deducted in determining such Consolidated Net Income for such period; plus

            (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the U.S. Borrower and its consolidated subsidiaries increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness (A) incurred during such period to finance Capital Expenditures (including Capital Expenditures that are committed by the Borrowers to be made and are actually made within 90 days after the end of such period pursuant to a purchase order or other written agreement entered into during such period (such Capital Expenditures being referred to as "Committed Capital Expenditures")), Permitted Acquisitions or other investments permitted under Section 6.04 or (B) incurred within 90 days after the end of such period to finance Committed Capital Expenditures committed to during such period, in each case to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

            (d) the sum of (i) any noncash gains (in each case net of Taxes applicable with respect to such gains during such period) included in determining Consolidated Net Income for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus
      (iii) the amount, if any, by which the consolidated deferred revenues of the U.S. Borrower and its consolidated subsidiaries decreased during such period; minus

            (e) Capital Expenditures (including Committed Capital Expenditures that are committed to during such period), Permitted Acquisitions and other investments permitted under Section 6.04 for such period, except to the extent such Capital Expenditures are financed with the proceeds of asset dispositions (including casualty and condemnation events and including, in the case of Committed Capital Expenditures, asset dispositions effected within 90 days after the end of such period); minus

            (f) the aggregate principal amount of Indebtedness repaid or prepaid by Parent and its consolidated subsidiaries during such period as permitted by this Agreement, excluding (i) Indebtedness in respect of Revolving Loans, Swingline Loans and Letters of Credit (other than to the extent that the Revolving Commitments are permanently reduced by such repayments or prepayments), (ii) Term Loans prepaid pursuant to Section 2.11(b), (c) or (d), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would, pursuant to this clause (f), be deducted in determining Excess Cash Flow when made and (iv) Indebtedness referred to in clauses (iii), (iv) and (vii) of
      Section 6.01(a); minus

            (g) non-cash charges added back in a previous period pursuant to clause (b) above to the extent any such charge has become a cash item in the current period (including interest-equivalent costs that are associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables).

            "Excluded Taxes" means, with respect to the Agents, any Lender, the Issuing Banks or any other recipient of any payment to be made by or on account of any obligation of Parent or the Borrowers hereunder, (a) income, branch profits (or functionally similar Taxes) or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (b) in the case of a Foreign Lender (other than an assignee or new lending office designated pursuant to a request by the U.S. Borrower or the Canadian Borrower, as applicable, under Section 2.19(b)), any withholding Tax that is (i) imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that (A) such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the U.S. Borrower with respect to any withholding Tax pursuant to Section 2.17(a), (B) such withholding Tax is attributable to the designation of a Subsidiary after the date upon which such Foreign Lender becomes a party to this Agreement or (C) such withholding tax is imposed on payments made (x) to a Foreign Lender following a CAM Exchange or (y) attributable to such Foreign Lender's failure to comply with Section 2.17(f).

            "Existing Canadian Credit Agreement" means the Credit Agreement dated as of February 24, 1995, among the Canadian Borrower, the Canadian lenders party thereto and The Bank of Nova Scotia, as administrative agent, and Barclays, as collateral agent (as amended from time to time).

            "Existing Canadian Note" means CDW Realco's outstanding 8% First Mortgage Note due February 28, 2001.

            "Existing Credit Agreements" means the Existing Canadian Credit Agreement and the Existing U.S. Credit Agreement.

            "Existing Notes" means the Existing Canadian Note and the Existing U.S. Note.

            "Existing Stockholders" means the holders of the Class A Common Stock immediately prior to the Redemption.

            "Existing Stock Purchase" has the meaning set forth in the introductory statement of this Agreement.

            "Existing U.S. Credit Agreement" means the Credit Agreement dated as of February 24, 1995, among the U.S. Borrower, the lenders party thereto and Barclays, as administrative agent and collateral agent (as amended from time to time).

            "Existing U.S. Note" means CDW Realco's outstanding Zero Coupon First Mortgage Note due February 28, 2001.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the U.S. Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fees" means the Commitment Fees, the Participation Fees and the Fronting Fees.

            "Fife Transaction" means the one-time investment, in an aggregate amount of approximately $7,500,000, by the U.S. Borrower in Fife Electrical Supply, LLC ("Fife LLC") in a transaction that results in the U.S. Borrower having approximately a 49% voting interest and approximately an 85% economic interest in Fife LLC.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the applicable Loan Party.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Borrower is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be one jurisdiction.

            "Foreign Pension Plan" means any pension plan or other deferred compensation plan, program or arrangement maintained by the Canadian Borrower, any Canadian Borrower Subsidiary or any Foreign Subsidiary.

            "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than (i) the United States of America or any State thereof or the District of Columbia or (ii) Canada or any province thereof.

            "Fronting Fees" has the meaning set forth in Section 2.12(c).

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including the National Association of Insurance Commissioners) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Agreements" means the Parent Guarantee Agreement, the Canadian Affiliate Guarantee Agreement, the U.S. Borrower Guarantee Agreement and the Subsidiary Guarantee Agreements.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance pursuant to Section 101(14) of CERCLA.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than the obligations evidenced by (i) any subordinated note issued to the U.S. Borrower or any Subsidiary under the U.S. Receivables Sale Agreement and (ii) any subordinated note issued to the Canadian Borrower or any Subsidiary under the Canadian Receivables Sale Agreement), (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable (other than accounts payable from U.S. customers remaining unpaid more than 120 days from the date due and accounts payable from non-U.S. customers remaining unpaid more than 180 days from the date due) incurred in the ordinary course of business), (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others described in clauses
(a)-(f) and (h)-(j) of this definition, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, provided that inventory assistance programs customary in the U.S. Borrower's industry shall be deemed not to be Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the U.S. Borrower, the Domestic U.S. Borrower Subsidiaries and the U.S. Administrative Agent.

            "Information Memorandum" means the Confidential Information Memorandum dated May 1998 relating to the Borrowers and the Transactions.

            "Interest Election Request" means a request by the U.S. Borrower or the Canadian Borrower, as applicable, to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

            "Interest Payment Date" means (a) with respect to any ABR Loan and Canadian Prime Rate Loan, the last Business Day of each March, June, September and December (commencing in September 1998) and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the U.S. Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Investor" means Thor Acquisitions L.L.C., a Delaware limited liability company.

            "Investor Group" means, collectively, Cypress, any entities Controlled by Cypress, Chase Equity, Equity Partners, any management investors and certain other investors reasonably satisfactory to the U.S. Administrative Agent.

            "Issuing Banks" means the Canadian Issuing Banks and the U.S. Issuing Banks and their respective Affiliates.

            "Joint Venture" means, as to a Person, any corporation, partnership or other legal entity or arrangement (a) in which such Person has any direct or indirect equity interest and (b) that is not a subsidiary of such Person.

            "Judgment Currency" has the meaning set forth in Section 10.14.

            "Judgment Currency Conversion Date" has the meaning set forth in
Section 10.14.

            "LC Disbursements" means the C $ LC Disbursements and the U.S. $ LC Disbursements.

            "LC Exposure" means, at any time, the sum of (a) the aggregate U.S. $ LC Exposure plus (b) the aggregate C $ LC Exposure.

            "LC Reserve Account" has the meaning set forth in Section 9.02(a).

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance permitted under Section 10.04, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the U.S. Swingline Lender and the Canadian Swingline Lender.

            "Letters of Credit" means the U.S. $ Letters of Credit and the C $ Letters of Credit.

            "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the U.S. Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the U.S. Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, the Letters of Credit, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

            "Loan Parties" means Parent, the Borrowers and any Subsidiary party to any Loan Document.

            "Loans" means the Revolving Loans, the Additional Revolving Loans, the Swingline Loans and the Term Loans.

            "Majority Lenders" means, with respect to any Credit Facility on any date, Lenders having Loans (excluding Swingline Loans) and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing more than 50% of the sum of all Loans (excluding Swingline Loans) and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) under such Credit Facility on such date. For purposes of determining the Majority Lenders, any amounts denominated in Canadian Dollars shall be translated into Dollars at the Spot Exchange Rates in effect on the Closing Date.

            "Margin Stock" has the meaning assigned to such term in Regulation
U.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties or financial condition (or, with respect to the initial Borrowing only, prospects) of Parent, the Borrowers and the Subsidiaries taken as a whole since December 31, 1997, (b) the ability of any Loan Party to perform any of its respective obligations under any Loan Document or (c) the rights of or remedies available to the Lenders under any Loan Document.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Parent, the Borrowers and the Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining the amount of Material Indebtedness at any time, the "principal amount" of the obligations of Parent, the Borrowers or any Subsidiary in respect of any Hedging Agreement at such time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent, the Borrowers or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations, each substantially in the form of
Exhibit I.

            "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned or leased by a Loan Party and identified on
Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $1,000,000, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments in excess of $1,000,000, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Parent, the Borrowers and the Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), the amount of all payments required to be made by Parent, the Borrowers and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and to pay any related prepayment premiums or penalties, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Parent, the Borrowers and the Subsidiaries (including withholding taxes incurred in connection with cross-border transactions, if applicable), and the amount of any reserves established by Parent, the Borrowers and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the applicable Borrower, provided that, to the extent and at the time any such unexpended amounts are released from any such reserve, such amounts shall constitute Net Proceeds); provided, however, that, (i) with respect to any sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), if the applicable Borrower shall deliver a certificate of a Financial Officer to the U.S. Administrative Agent at the time of such sale, transfer or other disposition setting forth the applicable Borrower's intent to use the proceeds of such sale, transfer or other disposition (A) to replace or repair the assets that are the subject of such sale, transfer or other disposition with other assets to be used in the same or a similar line of business, (B) to purchase capital stock of a Person in the same or a similar line of business in connection with a Permitted Acquisition or (C) to make other investments permitted under Section 6.04, in each case within 18 months of receipt of such proceeds, and no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 18-month period, at that time such proceeds shall be deemed Net Proceeds and (ii) with respect to any sale, transfer or other disposition of Receivables pursuant to any Permitted Receivables Financing, the proceeds of such sale, transfer or other disposition shall not constitute Net Proceeds.

            "Net Working Capital" means, at any date, (a) the consolidated current assets of Parent and its consolidated subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Parent and its consolidated subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

            "New Stock Purchase" has the meaning set forth in the introductory statement of this Agreement.

            "Notes" means any promissory note of the Borrowers issued pursuant to this Agreement.

            "Notice of Interest Rate Election" means a notice delivered to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, pursuant to Section 2.07.

            "Obligation Currency" has the meaning set forth in Section 10.14.

            "Obligations" has the meaning assigned to such term in (a) the Security Agreements, (b) the Pledge Agreements, (c) the Guarantee Agreements and
(d) the Mortgages.

            "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "Parent" means WESCO International, Inc., a Delaware corporation owning all the capital stock of the U.S. Borrower.

            "Parent Guarantee Agreement" means the Parent Guarantee Agreement, substantially in the form of Exhibit D, made by Parent in favor of the U.S. Administrative Agent for the benefit of the Secured Parties.

            "Participation Fees" has the meaning set forth in Section 2.12(c).

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreements or any other form approved by the Collateral Agents.

            "Permitted Acquisition" means the acquisition, by merger or otherwise, by the U.S. Borrower, the Canadian Borrower or any Subsidiary of assets or capital stock or other equity interests so long as (a) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance in all material respects with applicable laws, (c) in the case of any acquisition of capital stock or other equity interests in any Person, such acquisition is an acquisition of 100% of the capital stock or other equity interests of such Person, (d) in case of an acquisition of assets, such assets (other than assets to be retired or disposed of) are to be used, and in the case of an acquisition of capital stock or other equity interests, the Person so acquired is engaged, in the same or similar line of business as the U.S. Borrower, (e) Parent and the Borrowers shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist in connection with such acquisition), with the covenants set forth in Sections 6.13, 6.14, 6.15 and 6.16, and shall deliver to the U.S. Administrative Agent a certificate of a Financial Officer of the U.S. Borrower to such effect, (f) such acquisition shall be made on a non-hostile basis and shall not have been preceded by an unsolicited tender offer by Parent, the Borrowers or any Subsidiary, (g) the U.S. Borrower shall have received a certificate of a Financial Officer certifying that such acquisition has been approved by the target company's board of directors and (h) immediately after giving effect thereto, the Senior Leverage Ratio shall not be more than (i) on any date prior to June 5, 2000,
4.20 to 1.00 and (ii) on June 5, 2000 or any date thereafter, 4.15 to 1.00; provided, however, that the aggregate amount paid (including any Indebtedness assumed in connection therewith) in connection with (i) any such Permitted Acquisition shall not exceed $200,000,000 and (ii) all such Permitted Acquisitions shall not exceed $400,000,000 during the term of this Agreement.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) Liens incurred or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

            (f) easements, zoning restrictions, minor defects or irregularities in title, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Parent, the Borrowers or any of the Subsidiaries;

            (g) leases or subleases granted to others not interfering in any material respect with the business of Parent, the Borrowers or any of the Subsidiaries; and

            (h) with respect to any Mortgaged Property, the exceptions listed in the title insurance policy covering such Mortgaged Property;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 397 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

            (e) investments in money market funds, provided that substantially all of the assets of such money market funds comprise securities described in clauses (a), (b), (c) and (d) above; and

            (f) with respect to investments denominated in Canadian Dollars, (i) direct obligations of Canada or any agency thereof or obligations guaranteed by Canada or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by (A) any bank or trust company that is organized under the laws of the United States of America, Canada, any state or province thereof or any foreign country recognized by the United States of America or Canada having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)), (B) any bank listed under Schedule I to the Bank Act (Canada) or (C) any other bank that is organized under the laws of Canada or any province thereof whose long-term debt, or whose parent holding company's long-term debt, is rated at least A by Canadian Bond Rating Service, Inc. and the Dominion Bond Rating Service Limited; and (iii) commercial paper, maturing not more than 397 days after the date of acquisition, issued by a corporation (other than an Affiliate of any Loan Party) organized and in existence under the laws of the United States of America, Canada, any state or province thereof or any foreign country recognized by the United States of America or Canada with a rating at the time as of which an investment therein is made of A1 (or higher) according to Canadian Bond Rating Service, Inc. and R1 (high) according to Dominion Bond Rating Service Limited.

            "Permitted Receivables Financing" means any transaction entered into pursuant to and in accordance with the Receivables Sale Agreements, the Receivables Pooling Agreement and the Receivables Supplemental Pooling Agreement or any other financing by the Borrowers or any Subsidiary of Receivables in any transaction or series of transactions that may be entered into by the Borrowers or any Subsidiary pursuant to which (a) the Borrowers or any Subsidiary sells, conveys or otherwise transfers to the Receivables Subsidiary and (b) the Receivables Subsidiary sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any Receivables (whether now existing or hereafter acquired) of the Borrowers or any Subsidiary, and any assets related thereto including all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, provided that (i) the Board of Directors of the U.S. Borrower shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Borrowers and the Receivables Subsidiary and (ii) all sales of Receivables and Related Property to the Receivables Subsidiary are made at fair market value (as determined in good faith by the U.S. Borrower).

            "Permitted Subordinated Refinancing Debt" means Indebtedness of the U.S. Borrower that (a) is issued in exchange for all of, or the net proceeds of which are used to refinance, replace, defease or refund in whole and not in part, the Senior Subordinated Notes or other subordinated Indebtedness issued in accordance with Section 6.01(a)(x) and (b) is subordinated to the Obligations, provided that (i) the principal amount of such Permitted Subordinated Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Senior Subordinated Notes or other subordinated Indebtedness, as applicable, so refinanced, replaced, defeased or refunded, plus the amount of premiums, prepayment penalties and other amounts required to be paid in connection therewith and the reasonable and customary fees and expenses incurred in connection therewith, (ii) no material terms applicable to such Permitted Subordinated Refinancing Debt (including the subordination provisions thereof) are materially less favorable to the U.S. Borrower or the Lenders than the terms that are applicable under the Senior Subordinated Notes Indenture or the instrument giving rise to such other subordinated Indebtedness, as applicable, prior to such refinancing, (iii) the timing and amounts of principal repayments (including any sinking fund therefor) on such Permitted Subordinated Refinancing Debt are no sooner and no greater, respectively, than the timing and amounts of principal repayments under the Senior Subordinated Notes or other subordinated Indebtedness, as applicable, being refinanced, (iv) such Permitted Subordinated Refinancing Debt is unsecured and (v) such Permitted Subordinated Refinancing Debt accrues interest at a rate determined in good faith by the Board of Directors of Parent to be a market rate of interest for such Permitted Subordinated Refinancing Debt at the time of issuance thereof.

            "Per-Share Purchase Price" means $621.08.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledge Agreements" means the U.S. Pledge Agreement and the Canadian Pledge Agreement.

            "Prepayment Event" means:

            (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Parent, either of the Borrowers or any Subsidiary, other than sales, transfers or other dispositions described in clauses (a), (b), (c) and (e) of Section 6.05;

            (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Parent, either of the Borrowers or any Subsidiary;

            (c) the issuance by Parent, either of the Borrowers or any Subsidiary of any equity securities, or the receipt by Parent, either of the Borrowers or any Subsidiary of any capital contribution, other than
      (i) any such issuance of equity securities to, or receipt of any such capital contribution from, Parent, either of the Borrowers or any Subsidiary, (ii) the Stock Purchase and (iii) the issuance of equity securities as a result of the exercise of stock options; or

            (d) the incurrence by Parent, either of the Borrowers or any Subsidiary of any Indebtedness, other than Indebtedness permitted by
      Section 6.01(a).

            "Primary Canadian Issuing Bank" means (a) The Toronto-Dominion Bank, in its capacity as an issuer of C $ Letters of Credit hereunder, and (b) its successors in such capacity as provided in Section 2.05A(i).

            "Primary Issuing Banks" means Primary U.S. Issuing Bank and the Primary Canadian Issuing Bank.

            "Primary U.S. Issuing Bank" means (a) Chase Manhattan Bank Delaware, in its capacity as an issuer of U.S. $ Letters of Credit hereunder, and (b) its successors in such capacity as provided in Section 2.05(i).

            "Prime Rate" means, in respect of ABR Loans, the rate of interest per annum publicly announced from time to time by the U.S. Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

            "Reallocation Notice" has the meaning set forth in Section 2.22.

            "Recapitalization" means the recapitalization of Parent pursuant to, and in accordance with the terms of, the Recapitalization Agreement.

            "Recapitalization Agreement" means the Recapitalization Agreement dated as of March 27, 1998, among Parent, the U.S. Borrower, Investor and certain of the Existing Stockholders.

            "Receivable" means the indebtedness and payment obligations of any Person to either of the Borrowers or any of the Subsidiaries or acquired by either of the Borrowers or any of the Subsidiaries (including obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services by such Borrower or Subsidiary or the Person from which such indebtedness and payment obligation were acquired by either of the Borrowers or any of the Subsidiaries, including (a) any right to payment for goods sold or for services rendered and (b) the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

            "Receivables Pooling Agreement" means the Pooling Agreement dated as of June 5, 1998, among the Receivables Subsidiary, the U.S. Borrower, as servicer, and The Chase Manhattan Bank, as Funding Agent and as trustee, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof and any other supplement to the Receivables Pooling Agreement entered into in connection with a Permitted Receivables Financing.

            "Receivables Sale Agreements" means the U.S. Receivables Sale Agreement and the Canadian Receivables Sale Agreement.

            "Receivables Subsidiary" means WESCO Receivables Corp., a Delaware corporation that is a newly formed, wholly owned, bankruptcy-remote, special purpose subsidiary of the U.S. Borrower or any wholly owned Subsidiary of the U.S. Borrower (a) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, (b) that is designated by the Board of Directors of the U.S. Borrower (as provided below) as a Receivables Subsidiary and (c) of which no portion of its Indebtedness or any other obligations (contingent or otherwise) (i) is Guaranteed by Parent, the Borrowers or any Subsidiary (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent, the Borrowers or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Parent, the Borrowers or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings. Upon any such designation, a Financial Officer of the U.S. Borrower shall deliver a certificate to the U.S. Administrative Agent certifying
(a) the resolution of the Board of Directors of the U.S. Borrower giving effect to such designation, (b) that such designation complied with the foregoing conditions, (c) that after giving effect to such designation (including any Indebtedness permitted to exist in connection with such designation), Parent and the Borrowers shall be in compliance, on a pro forma basis, with the covenants set forth in Section 6.13, 6.14, 6.15 and 6.16 and (d) immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing.

            "Receivables Supplemental Pooling Agreement" means the Series 1998-1 Supplement, dated as of June 5, 1998, to the Receivables Pooling Agreement, among the Receivables Subsidiary, the U.S. Borrower , as servicer, Park Avenue Receivables Corporation, certain banks or financial institutions party thereto, and The Chase Manhattan Bank, as Funding Agent and as trustee, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, and any other supplement to the Receivables Pooling Agreement entered into in connection with a Permitted Receivables Financing.

            "Redemption" means the redemption by Parent from the Existing Stockholders (other than Investor and the Remaining Stockholders) of all the Class A Common Stock owned by such Existing Stockholders pursuant to the Recapitalization Agreement.

            "Register" has the meaning set forth in Section 10.04.

            "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Reinvestment Assets" means assets that are employed in the business of Parent and the Subsidiaries and purchased pursuant to the proviso to the definition of the term "Net Proceeds".

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

            "Related Property" shall mean, with respect to each Receivable:

                  (a) all of the interest of the applicable Borrower or
            Subsidiary in the goods, if any, sold and delivered to an obligor relating to the sale which gave rise to such Receivable,

                  (b) all other security interests or Liens, and the interest of the applicable Borrower or Subsidiary in the property subject thereto, from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an obligor describing any collateral securing such Receivable and

                  (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable,

      in the case of clauses (b) and (c), whether pursuant to the contract related to such Receivable or otherwise or pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security and the proceeds thereof.

            "Release" has the meaning set forth in Section 101(22) of CERCLA.

            "Remaining Stockholders" means certain members of management of Parent that will continue to own Class A Common Stock and options to purchase Class A Common Stock after the Closing Date.

            "Repurchased Shares" means the Class A Common Stock repurchased by Parent in the Redemption pursuant to the Recapitalization Agreement.

            "Required Lenders" means, at any time, Lenders having Loans (excluding Swingline Loans), U.S. $ LC Exposure, C $ LC Exposure, U.S. $ Swingline Exposure, C $ Swingline Exposure and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing a majority of the sum of all Loans (excluding Swingline Loans), U.S. $ LC Exposure, C $ LC Exposure, U.S. $ Swingline Exposure, C $ Swingline Exposure and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) at such time. For purposes of determining the Required Lenders, any amounts denominated in Canadian Dollars shall be translated into Dollars at the Spot Exchange Rate in effect on the Closing Date.

            "Reset Date" has the meaning set forth in Section 2.21(a)(ii).

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Parent, the Borrowers or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of (a) any such shares of capital stock of Parent, the Borrowers or any Subsidiary or (b) any option, warrant or other right to acquire any such shares of capital stock of Parent, the Borrowers or any Subsidiary.

            "Revolving Commitments" means the U.S. $ Revolving Commitments and the C $ Revolving Commitments.

            "Revolving Exposures" means the U.S. $ Revolving Exposures and the C $ Revolving Exposures.

            "Revolving Lenders" means the U.S. $ Revolving Lenders and the C $ Revolving Lenders.

            "Revolving Loans" means the U.S. $ Revolving Loans and C $ Revolving Loans.

            "Revolving Maturity Date" means June 5, 2004.

            "Roll-Over Equity" has the meaning set forth in the introductory statement of this Agreement.

            "S&P" means Standard & Poor's Ratings Service.

            "Schedule I Reference Banks" means such Schedule I chartered banks under the Bank Act (Canada) as are mutually agreed upon by the Canadian Administrative Agent and the Canadian Borrower.

            "Schedule II Reference Banks" means such Schedule II chartered banks under the Bank Act (Canada) as are mutually agreed upon by the Canadian Administrative Agent and the Canadian Borrower.

            "Security Agreements" means the U.S. Security Agreement and the Canadian Security Agreement.

            "Security Documents" means the Security Agreements, the Pledge Agreements, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

            "Secured Parties" has the meaning assigned to such term in the U.S. Security Agreement.

            "Senior Discount Notes" means Parent's 11 1/8% Senior Unsecured Discount Notes due 2008 issued on the Closing Date as contemplated by Section 4.01(l) (and shall include any substantially identical discount notes of Parent in the same aggregate principal amount issued after the Closing Date in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Senior Discount Notes Indenture).

            "Senior Discount Notes Indenture" means the indenture to be entered into by Parent in connection with the issuance of the Senior Discount Notes, together with all instruments and other agreements entered into by Parent in connection therewith, all in form and substance reasonably satisfactory to the U.S. Administrative Agent and the Documentation Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
Section 6.12.

            "Senior Leverage Ratio" means, on any date, the ratio of (a) Total Senior Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

            "Senior Subordinated Notes" means the U.S. Borrower's 9 1/8% Senior Subordinated Notes due 2008 issued on the Closing Date as contemplated by
Section 4.01(l) (and shall include any substantially identical senior subordinated notes of the U.S. Borrower in the same aggregate principal amount issued after the Closing Date in exchange therefor pursuant to a registered exchange offer or shelf registration statement in accordance with the Senior Subordinated Notes Indenture).

            "Senior Subordinated Notes Indenture" means the indenture to be entered into by the U.S. Borrower and certain Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the U.S. Borrower and such Subsidiaries in connection therewith, all in form and substance reasonably satisfactory to the U.S. Administrative Agent and the Documentation Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.12.

            "Spot Exchange Rate" means, on any day, with respect to Canadian Dollars, the spot rate at which Dollars are offered on such day by the Canadian Administrative Agent in Toronto for Canadian Dollars at approximately 11:00 a.m. (Toronto time). For purposes of determining the Spot Exchange Rate in connection with a Canadian Dollar Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Parent, the Borrowers or any Subsidiary that the U.S. Borrower has determined in good faith to be customary in a Receivables transaction including those relating to the servicing of assets of the Receivables Subsidiary.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the U.S. Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D or any successor regulation or law. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Stock Purchase" has the meaning set forth in the introductory statement of this Agreement.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the U.S. Borrower other than the Canadian Borrower.

            "Subsidiary Guarantee Agreements" means the U.S. Subsidiary Guarantee Agreement and the Canadian Subsidiary Guarantee Agreement.

            "Swingline Exposures" means the C $ Swingline Exposure and the U.S. $ Swingline Exposure.

            "Swingline Lenders" means the U.S. Swingline Lender and the Canadian Swingline Lender.

            "Swingline Loans" means the U.S. $ Swingline Loans and the C $ Swingline Loans.

            "Syndication Agent" means The Chase Manhattan Bank, in its capacity as syndication agent for the Lenders hereunder.

            "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or with Parent imposed by any Governmental Authority.

            "Term Borrowing" means a Borrowing comprised of Term Loans.

            "Term Loan Lenders" means the Tranche A Lenders, the Tranche B Lenders and the Delayed Draw Lenders.

            "Term Loans" means Tranche A Term Loans, Tranche B Term Loans and Delayed Draw Term Loans.

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the U.S. Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Total Additional Revolving Commitment" means, at any time, the aggregate amount of the Additional Revolving Commitments, as in effect at such time. The Total Additional Revolving Commitment on the Closing Date is $0.

            "Total C $ Revolving Commitment" means, at any time, the aggregate amount of the C $ Revolving Commitments, as in effect at such time, but not to exceed $40,754,717.02. The Total C $ Revolving Commitment on the Closing Date is U.S. $40,754,717.02.

            "Total Debt" means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of Indebtedness of Parent, the Borrowers and the Subsidiaries outstanding as of such date, net of cash or cash equivalents held in an account with the U.S. Administrative Agent or such other bank that is reasonably acceptable to the U.S. Administrative Agent, in which the applicable Administrative Agent has a perfected security interest, determined on a consolidated basis in accordance with GAAP (other than Revolving Loans and Indebtedness of the type referred to in clause (i) of the definition of the term "Indebtedness", except to the extent such Indebtedness is required to be recorded on the consolidated balance sheet of Parent and its subsidiaries in accordance with GAAP), and (b) the average monthly aggregate principal amount of Revolving Loans outstanding during the immediately preceding four fiscal quarters of Parent, provided that such average amount shall be deemed to be $10,000,000 from and including the Closing Date through and including December 31, 1998. For purposes of clause (b) of the immediately preceding sentence, the average monthly aggregate principal amount of Revolving Loans outstanding during any four-fiscal-quarter period shall be calculated by
(a) adding the aggregate principal amount of Revolving Loans outstanding on the last day of each month ending during such period and (b) dividing such amount by twelve. Notwithstanding the foregoing, there shall be excluded from Total Debt any Indebtedness relating to amounts received from the sale of Receivables to an un-affiliated purchaser pursuant to a Permitted Receivables Financing by the Receivables Subsidiary.

            "Total Senior Debt" means, as of any date of determination, (a) the sum of (i) the average monthly aggregate principal amount of Revolving Loans outstanding during the immediately preceding four fiscal quarters of Parent,
(ii) the aggregate principal amount of Swingline Loans outstanding as of such date, (iii) the aggregate principal amount of any unreimbursed LC Disbursements as of such date, (iv) the aggregate principal amount of Term Loans outstanding as of such date and (v) the aggregate principal amount of any Capital Lease Obligations of Parent, the Borrowers and the Subsidiaries outstanding as of such date, plus (b) the amount received from the sale of Receivables to an un-affiliated purchaser pursuant to a Permitted Receivables Financing by the Receivables Subsidiary, which Receivables have not yet been collected. For purposes of clause (a)(i) of the immediately preceding sentence, the average monthly aggregate principal amount of Revolving Loans outstanding during any four-fiscal-quarter period shall be calculated by (a) adding the aggregate principal amount of Revolving Loans outstanding on the last day of each month ending during such period and (b) dividing such amount by twelve.

            "Total U.S. $ Revolving Commitment" means, at any time, the aggregate amount of the U.S. $ Revolving Commitments, as in effect at such time. The Total U.S. $ Revolving Commitment on the Closing Date is $59,245,282.98.

            "Tranche A Commitment" means, with respect to each Tranche A Lender, the commitment of such Lender to make a Tranche A Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder. The initial amount of each Tranche A Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its

Tranche A Commitment, as applicable. The aggregate amount of the Tranche A Lenders' Tranche A Commitments is $80,000,000.

            "Tranche A Lender" means a Lender with an outstanding Tranche A Term Loan.

            "Tranche A Maturity Date" means June 5, 2004.

            "Tranche A Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

            "Tranche B Commitment" means, with respect to each Tranche B Lender, the commitment of such Lender to make a Tranche B Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder. The initial amount of each Tranche B Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The aggregate amount of the Tranche B Lenders' Tranche B Commitments is $90,000,000.

            "Tranche B Lender" means a Lender with an outstanding Tranche B Term Loan.

            "Tranche B Maturity Date" means June 5, 2006.

            "Tranche B Term Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

            "Transaction Costs" means any amounts paid or payable by Investor, Parent, the Borrowers or any Subsidiary in connection with financing fees, investment banking and consulting fees and legal and accounting and other similar fees incurred in connection with the Transactions.

            "Transactions" means the Recapitalization, the incurrence of Loans and the issuance of Letters of Credit hereunder on the Closing Date, the issuance of the Senior Subordinated Notes, the issuance of the Senior Discount Notes and the Permitted Receivables Financing.

            "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate, the Canadian Prime Rate and the Discount Rate applicable to B/As or B/A Equivalent Notes.

            "U.S. $ Commitment Fee" has the meaning set forth in Section
2.12(a).

            "U.S. $ LC Availability Period" means the period from and including the Closing Date to but excluding the earlier of (a) the date that is five Business Days prior to the Revolving Maturity Date and (b) the date of termination of the U.S. $ Revolving Commitments.

            "U.S. $ LC Disbursement" means a payment or disbursement made by the U.S. Issuing Bank pursuant to a U.S. $ Letter of Credit.

            "U.S. $ LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding U.S. $ Letters of Credit at such time plus (b) the aggregate principal amount of all U.S. $ LC Disbursements that have not yet been reimbursed at such time. The U.S. $ LC Exposure of any U.S. $ Revolving Lender at any time shall mean its Applicable Percentage of the aggregate U.S. $ LC Exposure at such time.

            "U.S. $ LC Participation Fee" has the meaning set forth in Section 2.12(b).

            "U.S. $ Letter of Credit" means any letter of credit issued by the U.S. Issuing Bank pursuant to Section 2.05.

            "U.S. $ Revolving Availability Period" means the period from and including the Closing Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the U.S. $ Revolving Commitments.

            "U.S. $ Revolving Borrowing" means a Borrowing comprised of U.S. $ Revolving Loans.

            "U.S. $ Revolving Commitment" means, with respect to any Lender, the commitment, if any, of such Lender to make U.S. $ Revolving Loans during the U.S. $ Revolving Availability Period and to acquire participations in U.S. $ Letters of Credit and U.S. $ Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's U.S. $ Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.19 or 10.04. The initial amount of each U.S. $ Revolving Lender's U.S. $ Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its U.S. $ Revolving Commitment, as applicable. The initial aggregate amount of the U.S. $ Revolving Lenders' U.S. $ Revolving Commitments is $59,245,282.98.

            "U.S. $ Revolving Exposure" means, with respect to any U.S. $ Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding U.S. $ Revolving Loans of such Lender, plus (b) the aggregate amount at such time of such Lender's U.S. $ LC Exposure, plus (c) the aggregate amount at such time of such Lender's U.S. $ Swingline Exposure.

            "U.S. $ Revolving Lender" means a Lender with a U.S. $ Revolving Commitment.

            "U.S. $ Revolving Loan" means any loan made by a U.S. $ Revolving Lender pursuant to its U.S. $ Revolving Commitment.

            "U.S. $ Swingline Exposure" means at any time the aggregate principal amount at such time of all outstanding U.S. $ Swingline Loans. The U.S. $ Swingline Exposure of any U.S. $ Revolving Lender at any time shall mean its Applicable Percentage of the aggregate U.S. $ Swingline Exposure at such time.

            "U.S. $ Swingline Loan" means a Loan made pursuant to Section 2.04.

            "U.S. Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

            "U.S. Borrower" means WESCO Distribution, Inc., a Delaware corporation owning all the capital stock of the Canadian Borrower.

            "U.S. Borrower Subsidiary" means any Subsidiary other than the Canadian Borrower and the Canadian Borrower Subsidiaries.

            "U.S. Borrower Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit M, between the U.S. Borrower and the Canadian Collateral Agent for the benefit of the Canadian Secured Parties.

            "U.S. Collateral Agent" means the "U.S. Collateral Agent", as defined in the U.S. Security Agreement.

            "U.S. Fronting Fee" has the meaning set forth in Section 2.12(b).

            "U.S. Issuing Bank" means (a) the Primary U.S. Issuing Bank and (b) each other Lender designated by the U.S. Borrower from time to time, with the consent of the U.S. Administrative Agent (not to be unreasonably withheld) and such Lender, to act as an issuer of U.S. $ Letters of Credit hereunder. Each U.S. Issuing Bank may, in its discretion, arrange for one or more U.S. $ Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term "U.S. Issuing Bank" shall include any such Affiliate with respect to U.S. $ Letters of Credit issued by such Affiliate.

            "U.S. Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit G, among Parent, the U.S. Borrower, the Canadian Borrower, the Subsidiaries and the U.S. Collateral Agent for the benefit of the Secured Parties.

            "U.S. Receivables Sale Agreement" means the U.S. Receivables Sale Agreement dated as of June 5, 1998, among the Receivables Subsidiary, the U.S. Borrower and WESCO Equity Corporation, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof (including to add additional parties), and any successor or replacement receivables sale agreement entered into in connection with a new Permitted Receivables Financing to replace the Permitted Receivables Financing contemplated at the Closing Date.

            "U.S. Security Agreement" means the Security Agreement, substantially in the form of Exhibit H, among Parent, the U.S. Borrower, the Domestic U.S. Borrower Subsidiaries (other than the Receivables Subsidiary) and the U.S. Collateral Agent for the benefit of the Secured Parties.

            "U.S. Security Documents" means the U.S. Security Agreement, the U.S. Pledge Agreement, the Parent Guarantee Agreement, the U.S. Subsidiary Guarantee Agreement, certain Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 and
5.13 to secure any of the Obligations.

            "U.S. Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit E, made by the Domestic U.S. Borrower Subsidiaries in favor of the U.S. Administrative Agent for the benefit of the Secured Parties.

            "U.S. Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of U.S. $ Swingline Loans hereunder.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            "Working Capital Ratio" means, on any date, the ratio of (a) the sum of (i) inventory (as would be shown on Parent's consolidated balance sheet in accordance with GAAP) and (ii) Receivables to (b) Total Senior Debt that is secured.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the U.S. Borrower notifies the U.S. Administrative Agent that the U.S. Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the U.S. Administrative Agent notifies the U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Tranche A Lender agrees to make Tranche A Term Loans to the U.S. Borrower on the Closing Date, in Dollars, in a principal amount not exceeding its Tranche A Commitment, (b) each Tranche B Lender agrees to make Tranche B Term Loans to the U.S. Borrower on the Closing Date, in Dollars, in a principal amount not exceeding its Tranche B Commitment, (c) each Delayed Draw Lender agrees to make Delayed Draw Term Loans to the U.S. Borrower during the Delayed Draw Availability Period, in Dollars, in an aggregate principal amount not exceeding its Delayed Draw Commitment, (d) each U.S. $ Revolving Lender agrees to make U.S. $ Revolving Loans to the U.S. Borrower from time to time during the U.S. $ Revolving Availability Period, in Dollars, in an aggregate principal amount that will not result in such Lender's U.S. $ Revolving Exposure exceeding such Lender's U.S. $ Revolving Commitment, (e) each C $ Revolving Lender agrees to make C $ Revolving Loans, including by means of a B/A or B/A Equivalent Note, to the Canadian Borrower from time to time during the C $ Revolving Availability Period, in Canadian Dollars, in an aggregate principal amount that will not result in such Lender's C $ Revolving Exposure exceeding such Lender's C $ Revolving Commitment and (f) each Additional Revolving Lender agrees to make Additional Revolving Loans to the U.S. Borrower from time to time during the Additional Revolving Availability Period, in Dollars, in an aggregate principal amount that will not result in the aggregate principal amount of such Lender's Additional Revolving Loans exceeding such Lender's Additional Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans and Additional Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

            SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than the Swingline Loans) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required. The Loans comprising any Borrowing shall, subject to
Section 2.20 in the case of B/A Borrowings, be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $100,000) or (ii) equal to the remaining available balance of the applicable Commitments, provided that ABR U.S. $ Revolving Loans and Canadian Prime Rate C $ Revolving Loans used to finance the reimbursement of an LC Disbursement may be in the amount of such LC Disbursement. The Loans comprising each Canadian Dollar Borrowing shall be made in the amount specified in the applicable Borrowing Request for such Borrowing; provided, however, that for purposes of clause (i) above, each Canadian Dollar Borrowing shall be deemed to be in an aggregate principal amount equal to the Dollar Equivalent of the amount specified in such Borrowing Request. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than 15 Eurodollar Borrowings or 6 B/A Borrowings outstanding hereunder at any time.

            (b) Subject to Section 2.14, each (i) U.S. $ Revolving Borrowing, Additional Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the U.S. Borrower may request in accordance herewith and (ii) each C $ Revolving Borrowing shall be comprised entirely of B/A Borrowings or Canadian Prime Rate Borrowings as the Canadian Borrower may request pursuant to Section 2.03. Notwithstanding anything to the contrary contained herein, (i) all Borrowings (other than C $ Revolving Borrowings) made on the Closing Date shall be ABR Borrowings and (ii) all C $ Revolving Borrowings made on the Closing Date shall be Canadian Prime Rate Borrowings. Each U.S. $ Swingline Loan shall be an ABR Loan. Each C $ Swingline Loan shall be a Canadian Prime Rate Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the U.S. Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amount payable under Section 2.15 or 2.17 in respect of costs arising as a result of such exercise.

            (c) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period or Contract Period (in the case of a B/A Borrowing) requested with respect thereto would end after the Revolving Maturity Date, the Tranche A Maturity Date, the Tranche B Maturity Date or the Delayed Draw Maturity Date, as applicable.

            (d) (i) The U.S. Administrative Agent shall notify the U.S. Borrower and the U.S. $ Revolving Lenders of the amount of the aggregate U.S. $ Revolving Exposure, (ii) the Canadian Administrative Agent shall notify the Canadian Borrower and the C $ Revolving Lenders of the amount of the aggregate C $ Revolving Exposure and (iii) the U.S. Administrative Agent shall notify the U.S. Borrower and the Additional Revolving Lenders of the amount of the aggregate Additional Revolving Loans, in each case promptly following the last day of each March, June, September and December.

            SECTION 2.03. Requests for Borrowings. To request a U.S. $ Revolving Borrowing, Additional Revolving Borrowing or Term Borrowing, the U.S. Borrower shall notify the U.S. Administrative Agent, and to request a C $ Revolving Borrowing, the Canadian Borrower shall notify the Canadian Administrative Agent, of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR U.S. $ Revolving Borrowing to finance the reimbursement of a U.S. $ LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing, (c) in the case of a B/A Borrowing, not later than 10:00 a.m., Toronto time, three Business Days before the date of such proposed Borrowing and (d) in the case of a Canadian Prime Rate Borrowing, not later than 11:00 a.m., Toronto time, one Business Day before the date of such proposed Borrowing, provided that any such notice of a Canadian Prime Rate C $ Revolving Borrowing to finance the reimbursement of a C $ LC Disbursement as contemplated by Section 2.05A(e) may be given not later than 10:00 a.m., Toronto time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the U.S. Administrative Agent c/o The Loan and Agency Services Group or the Canadian Administrative Agent c/o Funding Officer, as applicable, of a written Borrowing Request in a form approved by the applicable Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrower requesting such Borrowing;

            (ii) whether the requested Borrowing is to be a U.S. $ Revolving Borrowing, Additional Revolving Borrowing, C $ Revolving Borrowing, Tranche A Term Borrowing, Tranche B Term Borrowing or Delayed Draw Term Borrowing;

            (iii) the aggregate amount of such Borrowing (which shall be expressed in Dollars, except when such Borrowing is a Canadian Dollar Borrowing) or, in the case of a B/A Borrowing, the face amount of the Bankers' Acceptance being requested;

            (iv) the date of such Borrowing, which shall be a Business Day;

            (v) subject to the second sentence of Section 2.02(b), whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a B/A Borrowing or a Canadian Prime Rate Borrowing;

            (vi) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

            (vii) if such Borrowing is to be a B/A Borrowing, the Contract Period and maturity date thereof, which shall be a period contemplated by the definition of the term "Contract Period";

            (viii) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

            (ix) the currency of such Borrowing (which (A) shall be Dollars, in the case of any Term Borrowing, U.S. $ Revolving Borrowing or Additional Revolving Borrowing and (B) shall be Canadian Dollars, in the case of any C $ Revolving Borrowing).

            If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if a U.S. $ Revolving Borrowing, Additional Revolving Borrowing or Term Borrowing and a Canadian Prime Rate Borrowing if a C $ Revolving Borrowing. The applicable Administrative Agent shall promptly (and in any event on the same day that such Administrative Agent receives such notice, if received by 2:00 p.m., local time, on such day) advise the applicable Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested Borrowing and, in the case of a C $ Revolving Borrowing, of the Canadian Dollar amount of such Borrowing and the Spot Exchange Rate utilized to determine such amount.

            SECTION 2.04. U.S. $ Swingline Loans. (a) Subject to the terms and conditions set forth herein, the U.S. Swingline Lender agrees to make U.S. $ Swingline Loans to the U.S. Borrower from time to time during the U.S. $ Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding U.S. $ Swingline Loans exceeding $20,000,000 or (ii) the sum of the aggregate U.S. $ Revolving Exposures exceeding the Total U.S. $ Revolving Commitments, provided that the U.S. Swingline Lender shall not be required to make a U.S. $ Swingline Loan to refinance an outstanding U.S. $ Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow U.S. $ Swingline Loans.

            (b) To request a U.S. $ Swingline Loan, the U.S. Borrower shall notify the U.S. Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed U.S. $ Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested U.S. $ Swingline Loan. The U.S. Administrative Agent will promptly advise the U.S. Swingline Lender of any such notice received from the U.S. Borrower. The U.S. Swingline Lender shall make each U.S. $ Swingline Loan available to the U.S. Borrower by means of a credit to the general deposit account of the U.S. Borrower with the U.S. Swingline Lender (or, in the case of a U.S. $ Swingline Loan made to finance the reimbursement of a U.S. $ LC Disbursement as provided in Section 2.05(e), by remittance to the applicable U.S. Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such U.S. $ Swingline Loan.

            (c) The U.S. Swingline Lender may by written notice given to the U.S. Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the U.S. $ Revolving Lenders to acquire participations on such Business Day in all or a portion of the U.S. $ Swingline Loans outstanding. Such notice shall specify the aggregate amount of U.S. $ Swingline Loans in which U.S. $ Revolving Lenders will participate. Promptly upon receipt of such notice, the U.S. Administrative Agent will give notice thereof to each U.S. $ Revolving Lender, specifying in such notice such U.S. $ Revolving Lender's Applicable Percentage of such U.S. $ Swingline Loan or Loans. Each U.S. $ Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the U.S. Administrative Agent, for the account of the U.S. Swingline Lender, such Lender's Applicable Percentage of such U.S. $ Swingline Loan or Loans. Each U.S. $ Revolving Lender acknowledges and agrees that its obligation to acquire participations in U.S. $ Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. $ Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such U.S. $ Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the U.S. $ Revolving Lenders), and the U.S. Administrative Agent shall promptly pay to the U.S. Swingline Lender the amounts so received by it from the U.S. $ Revolving Lenders. The U.S. Administrative Agent shall notify the U.S. Borrower of any participations in any U.S. $ Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such U.S. $ Swingline Loan shall be made to the U.S. Administrative Agent and not to the U.S. Swingline Lender. Any amounts received by the U.S. Swingline Lender from the U.S. Borrower (or other party on behalf of the U.S. Borrower) in respect of a U.S. $ Swingline Loan after receipt by the U.S. Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the U.S. Administrative Agent; any such amounts received by the U.S. Administrative Agent shall be promptly remitted by the U.S. Administrative Agent to the U.S. $ Revolving Lenders that shall have made their payments pursuant to this paragraph and to the U.S. Swingline Lender, as their interests may appear. The purchase of participations in a U.S. $ Swingline Loan pursuant to this paragraph shall not relieve the U.S. Borrower of any default in the payment thereof.

            SECTION 2.04A. C $ Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Canadian Swingline Lender agrees to make C $ Swingline Loans in Canadian Dollars to the Canadian Borrower from time to time during the C $ Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding C $ Swingline Loans exceeding $5,000,000 or (ii) the sum of the aggregate C $ Revolving Exposures exceeding the Total C $ Revolving Commitments, provided that the Canadian Swingline Lender shall not be required to make a C $ Swingline Loan to refinance an outstanding C $ Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow C $ Swingline Loans.

            (b) To request a C $ Swingline Loan, the Canadian Borrower shall notify the Canadian Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, Toronto time, on the day of a proposed C $ Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested C $ Swingline Loan. The Canadian Administrative Agent will promptly advise the Canadian Swingline Lender of any such notice received from the Canadian Borrower. The Canadian Swingline Lender shall make each C $ Swingline Loan available to the Canadian Borrower by means of a credit to the general deposit account of the Canadian Borrower with the Canadian Swingline Lender (or, in the case of a C $ Swingline Loan made to finance the reimbursement of a C $ LC Disbursement as provided in Section 2.05A(e), by remittance to the applicable Canadian Issuing Bank) by 3:00 p.m., Toronto time, on the requested date of such C $ Swingline Loan.

            (c) The Canadian Swingline Lender may by written notice given to the Canadian Administrative Agent not later than 10:00 a.m., Toronto time, on any Business Day require the C $ Revolving Lenders to acquire participations on such Business Day in all or a portion of the C $ Swingline Loans outstanding. Such notice shall specify the aggregate amount of C $ Swingline Loans in which C $ Revolving Lenders will participate. Promptly upon receipt of such notice, the Canadian Administrative Agent will give notice thereof to each C $ Revolving Lender, specifying in such notice such C $ Revolving Lender's Applicable Percentage of such C $ Swingline Loan or Loans. Each C $ Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Canadian Administrative Agent, for the account of the Canadian Swingline Lender, such Lender's Applicable Percentage of such C $ Swingline Loan or Loans. Each C $ Revolving Lender acknowledges and agrees that its obligation to acquire participations in C $ Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each C $ Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the C $ Revolving Lenders), and the Canadian Administrative Agent shall promptly pay to the Canadian Swingline Lender the amounts so received by it from the C $ Revolving Lenders. The Canadian Administrative Agent shall notify the Canadian Borrower of any participations in any C $ Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such C $ Swingline Loan shall be made to the Canadian Administrative Agent and not to the Canadian Swingline Lender. Any amounts received by the Canadian Swingline Lender from the Canadian Borrower (or other party on behalf of the Canadian Borrower) in respect of a C $ Swingline Loan after receipt by the Canadian Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Canadian Administrative Agent; any such amounts received by the Canadian Administrative Agent shall be promptly remitted by the Canadian Administrative Agent to the C $ Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Canadian Swingline Lender, as their interests may appear. The purchase of participations in a C $ Swingline Loan pursuant to this paragraph shall not relieve the Canadian Borrower of any default in the payment thereof.

            SECTION 2.05. U.S. $ Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the U.S. Borrower may request the issuance of U.S. $ Letters of Credit for its own account, in a form reasonably acceptable to the U.S. Administrative Agent and the applicable U.S. Issuing Bank, at any time and from time to time during the U.S. $ LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower with, a U.S. Issuing Bank relating to any U.S. $ Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a U.S. $ Letter of Credit (or the amendment, renewal or extension of an outstanding U.S. $ Letter of Credit), the U.S. Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable U.S. Issuing Bank) to a U.S. Issuing Bank and the U.S. Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a U.S. $ Letter of Credit, or identifying the U.S. $ Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such U.S. $ Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such U.S. $ Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such U.S. $ Letter of Credit. If requested by the applicable U.S. Issuing Bank, the U.S. Borrower also shall submit a letter of credit application on such U.S. Issuing Bank's standard form in connection with any request for a U.S. $ Letter of Credit. A U.S. $ Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each U.S. $ Letter of Credit the U.S. Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the U.S. $ LC Exposure shall not exceed $25,000,000 and (ii) the aggregate U.S. $ Revolving Exposures shall not exceed the aggregate U.S. $ Revolving Commitments.

            (c) Expiration Date. Each U.S. $ Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such U.S. $ Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

            (d) Participations. By the issuance of a U.S. $ Letter of Credit (or an amendment to a U.S. $ Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable U.S. Issuing Bank or the U.S. $ Revolving Lenders, such U.S. Issuing Bank hereby grants to each U.S. $ Revolving Lender, and each U.S. $ Revolving Lender hereby acquires from such U.S. Issuing Bank, a participation in such U.S. $ Letter of Credit equal to such U.S. $ Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such U.S. $ Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. $ Revolving Lender hereby absolutely and unconditionally agrees to pay to the U.S. Administrative Agent, for the account of the applicable U.S. Issuing Bank, such U.S. $ Revolving Lender's Applicable Percentage of each U.S. $ LC Disbursement made by such U.S. Issuing Bank and not reimbursed by the U.S. Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason. Each U.S. $ Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of U.S. $ Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any U.S. $ Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the U.S. $ Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If a U.S. Issuing Bank shall make any U.S. $ LC Disbursement in respect of a U.S. $ Letter of Credit issued by such U.S. Issuing Bank, the U.S. Borrower shall reimburse such U.S. $ LC Disbursement by paying to the U.S. Administrative Agent an amount equal to such U.S. $ LC Disbursement not later than 12:00 noon, New York City time, on the date that such U.S. $ LC Disbursement is made, if the U.S. Borrower shall have received notice of such U.S. $ LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the U.S. Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the U.S. Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the U.S. Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that the U.S. Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR U.S. $ Revolving Borrowing or U.S. $ Swingline Loan in an equivalent amount and, to the extent so financed, the U.S. Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR U.S. $ Revolving Borrowing or U.S. $ Swingline Loan. If the U.S. Borrower fails to make such payment when due, the U.S. Administrative Agent shall notify each U.S. $ Revolving Lender of the applicable U.S. $ Revolving LC Disbursement, the payment then due from the U.S. Borrower in respect thereof and such U.S. $ Revolving Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each U.S. $ Revolving Lender shall pay to the U.S. Administrative Agent its Applicable Percentage of the payment then due from the U.S. Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such U.S. $ Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the U.S. $ Revolving Lenders), and the U.S. Administrative Agent shall promptly pay to the applicable U.S. Issuing Bank the amounts so received by it from the U.S. $ Revolving Lenders. Promptly following receipt by the U.S. Administrative Agent of any payment from the U.S. Borrower pursuant to this paragraph, the U.S. Administrative Agent shall distribute such payment to the applicable U.S. Issuing Bank or, to the extent that U.S. $ Revolving Lenders have made payments pursuant to this paragraph to reimburse such U.S. Issuing Bank, then to such U.S. $ Revolving Lenders and such U.S. Issuing Bank as their interests may appear. Any payment made by a U.S. $ Revolving Lender pursuant to this paragraph to reimburse any U.S. Issuing Bank for any U.S. $ LC Disbursement (other than the funding of ABR U.S. $ Revolving Loans or a U.S. $ Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such U.S. $ LC Disbursement.

            (f) Obligations Absolute. The U.S. Borrower's obligation to reimburse U.S. $ LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any U.S. $ Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a U.S. $ Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (unless the applicable U.S. Issuing Bank has actual knowledge of such forgery or fraud), (iii) payment by the applicable U.S. Issuing Bank under a U.S. $ Letter of Credit against presentation of a draft or other document that does not comply with the terms of such U.S. $ Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower's obligations hereunder, except to the extent that the applicable U.S. Issuing Bank's payment under any U.S. $ Letter of Credit constituted gross negligence or wilful misconduct of such U.S. Issuing Bank. Neither the U.S. Administrative Agent, the Lenders nor any U.S. Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any U.S. $ Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any U.S. $ Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such U.S. Issuing Bank, provided that the foregoing shall not be construed to excuse the applicable U.S. Issuing Bank from liability to the U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the U.S. Borrower to the extent permitted by applicable law) suffered by the U.S. Borrower that are caused by such U.S. Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a U.S. $ Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable U.S. Issuing Bank, such U.S. Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a U.S. $ Letter of Credit, the applicable U.S. Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such U.S. $ Letter of Credit.

            (g) Disbursement Procedures. Each U.S. Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a U.S. $ Letter of Credit issued by such U.S. Issuing Bank. The applicable U.S. Issuing Bank shall promptly notify the U.S. Administrative Agent and the U.S. Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such U.S. Issuing Bank has made or will make a U.S. $ LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the U.S. Borrower of its obligation to reimburse such U.S. Issuing Bank and the U.S. $ Revolving Lenders with respect to any such U.S. $ LC Disbursement.

            (h) Interim Interest. If any U.S. Issuing Bank shall make any U.S. $ LC Disbursement, then, unless the U.S. Borrower shall reimburse such U.S. $ LC Disbursement in full on the date such U.S. $ LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such U.S. $ LC Disbursement is made to but excluding the date that the U.S. Borrower reimburses such U.S. $ LC Disbursement, at the rate per annum then applicable to ABR U.S. $ Revolving Loans, provided that, if the U.S. Borrower fails to reimburse such U.S. $ LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable U.S. Issuing Bank, except that interest accrued on and after the date of payment by any U.S. $ Revolving Lender pursuant to paragraph (e) of this Section to reimburse such U.S. Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of the Primary U.S. Issuing Bank. The Primary U.S. Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the U.S. Administrative Agent, the replaced Primary U.S. Issuing Bank and the successor Primary U.S. Issuing Bank. The U.S. Administrative Agent shall notify the Lenders of any such replacement of the Primary U.S. Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Primary U.S. Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Primary U.S. Issuing Bank shall have all the rights and obligations of the Primary U.S. Issuing Bank under this Agreement with respect to U.S. $ Letters of Credit to be issued thereafter and (ii) references herein to the term "Primary U.S. Issuing Bank" shall be deemed to refer to such successor or to any previous Primary U.S. Issuing Bank, or to such successor and all previous Primary U.S. Issuing Banks, as the context shall require. After the replacement of a Primary U.S. Issuing Bank hereunder, the replaced Primary U.S. Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a U.S. Issuing Bank under this Agreement with respect to U.S. $ Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional U.S. $ Letters of Credit.

            (j) Resignation of U.S. Issuing Banks. Any U.S. Issuing Bank (other than the Primary U.S. Issuing Bank) may resign at any time upon not less than 30 days' prior written notice to the U.S. Borrower and the U.S. Administrative Agent. At the time any such resignation shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the resigning U.S. Issuing Bank pursuant to Section 2.12(b). After the resignation of a U.S. Issuing Bank hereunder, such U.S. Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a U.S. Issuing Bank under this Agreement with respect to U.S. $ Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional U.S. $ Letters of Credit.

            (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the U.S. Borrower receives notice from the U.S. Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, U.S. $ Revolving Lenders with U.S. $ LC Exposure representing greater than 50% of the aggregate U.S. $ LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the U.S. Borrower shall deposit in an account with the U.S. Administrative Agent, in the name of the U.S. Administrative Agent and for the benefit of the U.S. $ Revolving Lenders, an amount equal to the U.S. $ LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the U.S. Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the U.S. Administrative Agent as collateral for the payment and performance of the obligations of the U.S. Borrower under this Agreement. The U.S. Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the U.S. Administrative Agent and at the U.S. Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the U.S. Administrative Agent to reimburse the applicable U.S. Issuing Bank for U.S. $ LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the U.S. $ LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of U.S. $ Revolving Lenders with U.S. $ LC Exposure representing greater than 50% of the aggregate U.S. $ LC Exposure), be applied to satisfy other obligations of the U.S. Borrower under this Agreement. If the U.S. Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower within one Business Day after all Events of Default have been cured or waived.

            SECTION 2.05A. C $ Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Canadian Borrower may request the issuance of C $ Letters of Credit denominated in Canadian Dollars for its own account, in a form reasonably acceptable to the Canadian Administrative Agent and the applicable Canadian Issuing Bank, at any time and from time to time during the C $ LC Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Canadian Borrower to, or entered into by the Canadian Borrower with, a Canadian Issuing Bank relating to any C $ Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a C $ Letter of Credit (or the amendment, renewal or extension of an outstanding C $ Letter of Credit), the Canadian Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Canadian Issuing Bank) to a Canadian Issuing Bank and the Canadian Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a C $ Letter of Credit, or identifying the C $ Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such C $ Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such C $ Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such C $ Letter of Credit. If requested by the applicable Canadian Issuing Bank, the Canadian Borrower also shall submit a letter of credit application on such Canadian Issuing Bank's standard form in connection with any request for a C $ Letter of Credit. A C $ Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each C $ Letter of Credit the Canadian Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the C $ LC Exposure shall not exceed $5,000,000, and (ii) the aggregate C $ Revolving Exposures shall not exceed the aggregate C $ Revolving Commitments. Promptly after the issuance of or amendment to any C $ Letter of Credit, the Canadian Administrative Agent shall notify the C $ Revolving Lenders of such issuance or amendment, shall provide a copy of the issued C $ Letter of Credit or amendment, as the case may be, and shall indicate the Spot Exchange Rate used in determining the Assigned Dollar Value thereof.

            (c) Expiration Date. Each C $ Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such C $ Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

            (d) Participations. By the issuance of a C $ Letter of Credit (or an amendment to a C $ Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Canadian Issuing Bank or the C $ Revolving Lenders, such Canadian Issuing Bank hereby grants to each C $ Revolving Lender, and each C $ Revolving Lender hereby acquires from such Canadian Issuing Bank, a participation in such C $ Letter of Credit equal to such C $ Revolving Lender's Applicable Percentage of the aggregate amount available to be drawn under such C $ Letter of Credit. In consideration and in furtherance of the foregoing, each C $ Revolving Lender hereby absolutely and unconditionally agrees to pay to the Canadian Administrative Agent, for the account of the applicable Canadian Issuing Bank, such C $ Revolving Lender's Applicable Percentage of each C $ LC Disbursement made by such Canadian Issuing Bank and not reimbursed by the Canadian Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Canadian Borrower for any reason. Each C $ Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of C $ Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any C $ Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the C $ Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If a Canadian Issuing Bank shall make any C $ LC Disbursement in respect of a C $ Letter of Credit issued by such Canadian Issuing Bank, the Canadian Borrower shall reimburse such C $ LC Disbursement by paying to the Canadian Administrative Agent an amount equal to such C $ LC Disbursement not later than 12:00 noon, Toronto time, on the date that such C $ LC Disbursement is made, if the Canadian Borrower shall have received notice of such C $ LC Disbursement prior to 10:00 a.m., Toronto time, on such date, or, if such notice has not been received by the Canadian Borrower prior to such time on such date, then not later than 12:00 noon, Toronto time, on (i) the Business Day that the Canadian Borrower receives such notice, if such notice is received prior to 10:00 a.m., Toronto time, on the day of receipt, or (ii) the Business Day immediately following the day that the Canadian Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that the Canadian Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an Canadian Prime Rate C $ Revolving Borrowing or C $ Swingline Loan in an equivalent amount and, to the extent so financed, the Canadian Borrower's obligation to make such payment shall be discharged and replaced by the resulting Canadian Prime Rate C $ Revolving Borrowing or C $ Swingline Loan. If the Canadian Borrower fails to make such payment when due, the Canadian Administrative Agent shall notify each C $ Revolving Lender of the applicable C $ LC Disbursement, the payment then due from the Canadian Borrower in respect thereof and such C $ Revolving Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each C $ Revolving Lender shall pay to the Canadian Administrative Agent its Applicable Percentage of the payment then due from the Canadian Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such C $ Revolving Lender (and
Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the C $ Revolving Lenders), and the Canadian Administrative Agent shall promptly pay to the applicable Canadian Issuing Bank the amounts so received by it from the C $ Revolving Lenders. Promptly following receipt by the Canadian Administrative Agent of any payment from the Canadian Borrower pursuant to this paragraph, the Canadian Administrative Agent shall distribute such payment to the applicable Canadian Issuing Bank or, to the extent that C $ Revolving Lenders have made payments pursuant to this paragraph to reimburse such Canadian Issuing Bank, then to such C $ Revolving Lenders and such Canadian Issuing Bank as their interests may appear. Any payment made by a C $Revolving Lender pursuant to this paragraph to reimburse any Canadian Issuing Bank for any C $ LC Disbursement (other than the funding of Canadian Prime Rate C $ Revolving Loans or a C $ Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Canadian Borrower of its obligation to reimburse such C $ LC Disbursement.

            (f) Obligations Absolute. The Canadian Borrower's obligation to reimburse C $ LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any C $ Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a C $ Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (unless the applicable Canadian Issuing Bank has actual knowledge of such forgery or fraud), (iii) payment by the applicable Canadian Issuing Bank under a C $ Letter of Credit against presentation of a draft or other document that does not comply with the terms of such C $ Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Canadian Borrower's obligations hereunder, except to the extent that the applicable Canadian Issuing Bank's payment under any C $ Letter of Credit constituted gross negligence or wilful misconduct of such Canadian Issuing Bank. Neither the Canadian Administrative Agent, the C $ Revolving Lenders nor any Canadian Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any C $ Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any C $ Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Canadian Issuing Bank, provided that the foregoing shall not be construed to excuse the applicable Canadian Issuing Bank from liability to the Canadian Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Canadian Borrower to the extent permitted by applicable law) suffered by the Canadian Borrower that are caused by such Canadian Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a C $ Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Canadian Issuing Bank, such Canadian Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a C $ Letter of Credit, the applicable Canadian Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such C $ Letter of Credit.

            (g) Disbursement Procedures. Each Canadian Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a C $ Letter of Credit issued by such Canadian Issuing Bank. The applicable Canadian Issuing Bank shall promptly notify the Canadian Administrative Agent and the Canadian Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Canadian Issuing Bank has made or will make a C $ LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Canadian Borrower of its obligation to reimburse such Canadian Issuing Bank and the C $ Revolving Lenders with respect to any such C $ LC Disbursement.

            (h) Interim Interest. If any Canadian Issuing Bank shall make any C $ LC Disbursement, then, unless the Canadian Borrower shall reimburse such C $ LC Disbursement in full on the date such C $ LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such C $ LC Disbursement is made to but excluding the date that the Canadian Borrower reimburses such C $ LC Disbursement, at the rate per annum then applicable to Canadian Prime Rate C $ Revolving Loans, provided that, if the Canadian Borrower fails to reimburse such C $ LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Canadian Issuing Bank, except that interest accrued on and after the date of payment by any C $ Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Canadian Issuing Bank shall be for the account of such C $ Revolving Lender to the extent of such payment.

            (i) Replacement of the Primary Canadian Issuing Bank. The Primary Canadian Issuing Bank may be replaced at any time by written agreement among the Canadian Borrower, the Canadian Administrative Agent, the replaced Primary Canadian Issuing Bank and the successor Primary Canadian Issuing Bank. The Canadian Administrative Agent shall notify the C $ Revolving Lenders of any such replacement of the Primary Canadian Issuing Bank. At the time any such replacement shall become effective, the Canadian Borrower shall pay all unpaid fees accrued for the account of the replaced Primary Canadian Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Primary Canadian Issuing Bank shall have all the rights and obligations of the Primary Canadian Issuing Bank under this Agreement with respect to C $ Letters of Credit to be issued thereafter and (ii) references herein to the term "Primary Canadian Issuing Bank" shall be deemed to refer to such successor or to any previous Primary Canadian Issuing Bank, or to such successor and all previous Primary Canadian Issuing Banks, as the context shall require. After the replacement of a Primary Canadian Issuing Bank hereunder, the replaced Primary Canadian Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations a Canadian Issuing Bank under this Agreement with respect to C $ Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional C $ Letters of Credit.

            (j) Resignation of Canadian Issuing Banks. Any Canadian Issuing Bank (other than the Primary Canadian Issuing Bank) may resign at any time upon not less than 30 days' prior written notice to the Canadian Borrower and the Administrative Agents. At the time any such resignation shall become effective, the Canadian Borrower shall pay all unpaid fees accrued for the account of the resigning a Canadian Issuing Bank pursuant to Section 2.12(c). After the resignation of a Canadian Issuing Bank hereunder, such Canadian Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Canadian Issuing Bank under this Agreement with respect to C $ Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional C $ Letters of Credit.

            (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Canadian Borrower receives notice from the either the Canadian Administrative Agent, the U.S. Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, C $ Revolving Lenders with C $ LC Exposure representing greater than 50% of the aggregate C $ LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Canadian Borrower shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the C $ Revolving Lenders, an amount equal to the C $ LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Canadian Borrower described in clause (h) or (i) of Article
VII. Each such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of the Canadian Borrower under this Agreement. The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at the Canadian Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent to reimburse the applicable Canadian Issuing Bank for C $ LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Canadian Borrower for the C $ LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of C $ Revolving Lenders with C $ LC Exposure representing greater than 50% of the aggregate C $ LC Exposure), be applied to satisfy other obligations of the Canadian Borrower under this Agreement. If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Canadian Borrower within one Business Day after all Events of Default have been cured or waived.

            SECTION 2.06. Funding of Borrowings. (a) Each Term Loan Lender, U.S. $ Revolving Lender and Additional Revolving Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the U.S. Administrative Agent most recently designated by the U.S. Administrative Agent for such purpose by notice to the Term Loan Lenders, the U.S. $ Revolving Lenders and the Additional Revolving Lenders, as applicable, provided that U.S. $ Swingline Loans shall be made as provided in Section 2.04. The U.S. Administrative Agent will make such Term Loans, U.S. $ Revolving Loans and Additional Revolving Loans available to the U.S. Borrower by promptly crediting the amounts so received, in like funds, to an account of the U.S. Borrower maintained with the U.S. Administrative Agent in New York City and designated by the U.S. Borrower in the applicable Borrowing Request and then promptly transferring such funds to PNC Bank, Pittsburgh, PA (Account No. 1001145919; ABA 043000096), provided that ABR U.S. $ Revolving Loans made to finance the reimbursement of a U.S. $ LC Disbursement as provided in Section 2.05(e) shall be remitted by the U.S. Administrative Agent to the applicable U.S. Issuing Bank and (b) each C $ Revolving Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Toronto time, to the account of the Canadian Administrative Agent most recently designated by the Canadian Administrative Agent for such purposes by notice to the C $ Revolving Lenders, provided that C $ Swingline Loans shall be made as provided in Section 2.04A. The Canadian Administrative Agent will make such Loans available to the Canadian Borrower by promptly crediting the amounts so received, in like funds, to an account of the Canadian Borrower maintained with the Canadian Administrative Agent in Toronto and designated by the Canadian Borrower in the applicable Borrowing Request and then promptly transferring such funds to The Toronto-Dominion Bank, Toronto, Canada (Account No. 06900319932; Transit No. 10202), provided that Canadian Prime Rate C $ Revolving Loans made to finance the reimbursement of a C $ LC Disbursement as provided in Section 2.05A(e) shall be remitted by the Canadian Administrative Agent to the applicable Canadian Issuing Bank.

            (b) Unless the applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to such Administrative

Agent such Lender's share of such Borrowing, such Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to such Administrative Agent, then the applicable Lender agrees to pay to such Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to such Administrative Agent, in the case of Term Loans, U.S. $ Revolving Loans, Additional Revolving Loans or U.S. $ Swingline Loans, at the Federal Funds Effective Rate or, if the Federal Funds Effective Rate cannot be determined, a rate determined by the U.S. Administrative Agent in accordance with banking industry rules on interbank compensation, and in the case of C $ Revolving Loans and C $ Swingline Loans, at a rate determined by the Canadian Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). In the event that the applicable Lender has not made its share of the applicable Borrowing available within three Business Days, the applicable Borrower shall pay such amount to the applicable Administrative Agent together with interest from the date of such Borrowing at the rate applicable to the Loans so made available. If such Lender pays such amount to the applicable Administrative Agent then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.07. Interest Elections. (a) Each U.S. $ Revolving Borrowing, C $ Revolving Borrowing, Additional Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request and, in the case of a B/A Borrowing, shall have a Contract Period and maturity date as specified in such Borrowing Request. Thereafter, the applicable Borrower may from time to time elect to convert or continue the Type of, or the duration of the Interest Period or Contract Period and maturity date (in the case of a B/A Borrowing) applicable to, the Loans included in any Borrowing. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the applicable Borrower shall notify the applicable Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if such Borrower were requesting a U.S. $ Revolving Borrowing, C $ Revolving Borrowing or Additional Revolving Borrowing, as applicable, of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the applicable Administrative Agent of a written Interest Election Request in a form approved by the applicable Administrative Agent and signed by the applicable Borrower. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrower making such Interest Election Request;

            (ii) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) below shall be specified for each resulting Borrowing);

            (iii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iv) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Rate Borrowing or a B/A Borrowing;

            (v) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) if the resulting Borrowing is a B/A Borrowing, the Contract Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Contract Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the U.S. Borrower shall be deemed to have selected an Interest Period of one month's duration. If any such Interest Election Request requests a B/A Borrowing but does not specify a maturity date or Contract Period, then the Canadian Borrower shall be deemed to have selected a maturity date that is 30 days following the date of such B/A Borrowing.

            (c) Promptly following receipt of an Interest Election Request, the applicable Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (d) If the U.S. Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the Canadian Borrower fails to deliver a timely Interest Election Request with respect to a B/A Borrowing prior to the maturity date applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Contract Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing.

            (e) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the U.S. Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then so long as an Event of Default is continuing, (i) each outstanding Eurodollar Loan shall be converted to or continued as an ABR Loan on the last day of its Interest Period and any additional Eurodollar Loans shall be made as ABR Loans and (ii) each outstanding B/A Borrowing shall be converted or continued as a Canadian Prime Rate Loan on its maturity date and any additional C $ Revolving Loans shall be made as Canadian Prime Rate Loans. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

            SECTION 2.08. Termination and Reduction of Commitments. (a) The Tranche A Commitments and Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date. The Delayed Draw Commitments shall terminate at 5:00 p.m., New York City time, on the Delayed Draw Commitment Termination Date. Prior to the termination thereof in full, the Delayed Draw Term Commitments shall be automatically and permanently reduced at 5:00 p.m., New York City time, on each Delayed Draw Term Loan Closing Date, by an aggregate principal amount equal to the aggregate principal amount of the Delayed Draw Term Loans made on such date. Unless previously terminated, the Revolving Commitments and the Additional Revolving Commitments shall terminate on the Revolving Maturity Date.

            (b) The U.S. Borrower or the Canadian Borrower, as applicable, may at any time terminate, or from time to time reduce, the Delayed Draw Commitments, the U.S. $ Revolving Commitments, the C $ Revolving Commitments or the Additional Revolving Commitments, provided that (i) each partial reduction of the Delayed Draw Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000 (or, if less, the remaining amount of the Delayed Draw Commitments), (ii) each partial reduction of any of the U.S. $ Revolving Commitments, the C $ Revolving Commitments or the Additional Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 (or, if less, the remaining amount of the applicable Commitment), (iii) the Total U.S. $ Revolving Commitment shall not be reduced to an amount that is less than the aggregate U.S. $ Revolving Exposure of the U.S. $ Revolving Lenders at the time, (iv) the Total C $ Revolving Commitment shall not be reduced to an amount that is less than the aggregate C $ Revolving Exposure of the C $ Revolving Lenders at the time and (v) the Total Additional Revolving Commitment shall not be reduced to an amount that is less than the aggregate principal amount of Additional Revolving Loans outstanding at such time.

            (c) The applicable Borrower shall notify the applicable Administrative Agent of any election to terminate or reduce the Delayed Draw Commitments, the U.S. $ Revolving Commitments, the C $ Revolving Commitments or the Additional Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the applicable Administrative Agent shall advise the relevant Lenders of the contents thereof. Each notice delivered by either of the Borrowers pursuant to this Section shall be irrevocable, provided that a notice of termination with respect to any Revolving Commitment or Additional Revolving Commitment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the applicable Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Delayed Draw Commitments or the U.S. $ Revolving Commitments and, subject to Section 2.22, the C $ Revolving Commitments or the Additional Revolving Commitments shall be permanent. Each reduction of the Delayed Draw Commitments, the U.S. $ Revolving Commitments, the C $ Revolving Commitments and the Additional Revolving Commitments shall be made ratably among the Delayed Draw Lenders, the U.S. $ Revolving Lenders, the C $ Revolving Lenders and the Additional Revolving Lenders in accordance with their respective Delayed Draw Commitments, U.S. $ Revolving Commitments, C $ Revolving Commitments and Additional Revolving Commitments. The applicable Borrower shall pay to the applicable Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction (including pursuant to Section 2.22), the Commitment Fees and, to the extent applicable, Participation Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

            SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay, without regard to any rights of setoff or counterclaim, (i) to the U.S. Administrative Agent for the account of each U.S. $ Revolving Lender the then unpaid principal amount of each U.S. $ Revolving Loan of such Lender on the earlier of the date of termination of the U.S. $ Revolving Commitments and the Revolving Maturity Date, (ii) to the U.S. Administrative Agent for the account of each Additional Revolving Lender the then unpaid principal amount of each Additional Revolving Loan of such Lender on the earlier of the date of termination of the Additional Revolving Commitment and the Revolving Maturity Date, (iii) to the U.S. Administrative Agent for the account of each Term Loan Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10, (iv) to the U.S. Swingline Lender the then unpaid principal amount of each U.S. $ Swingline Loan on the earliest of the date of termination of the U.S. $ Revolving Commitments and the Revolving Maturity Date, (v) to the Canadian Administrative Agent for the account of each C $ Revolving Lender the then unpaid principal amount of each C $ Revolving Loan of such Lender on the earlier of the date of termination of the C $ Revolving Commitments and the Revolving Maturity Date and (vi) to the Canadian Swingline Lender the then unpaid principal amount of each C $ Swingline Loan on the earliest of the date of termination of the C $ Revolving Commitments and the Revolving Maturity Date, provided that (A) on each date that a U.S. $ Revolving Borrowing is made, the U.S. Borrower shall repay all U.S. $ Swingline Loans then outstanding and (B) on each date that a C $ Revolving Borrowing is made, the Canadian Borrower shall repay all C $ Swingline Loans then outstanding.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The applicable Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made and the Credit Facility under which each Loan is made hereunder, (ii) the Type of each Loan made and the Interest Period (if a Eurodollar Borrowing) or maturity date and Contract Period (if a B/A Borrowing) applicable thereto, (iii) with respect to each C $ Revolving Loan, (A) the Denomination Date for such Loan, (B) the Assigned Dollar Value for such Loan and (C) the Spot Exchange Rate used to calculate such Assigned Dollar Value, (iv) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (v) the amount of any sum received by such Administrative Agent hereunder from the applicable Borrower and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agents to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the applicable Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (e) of this Section, the U.S. Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

          Date                    Amount
          ----                    ------

March 31, 1999                   $1,000,000
June 30, 1999                    $1,000,000
September 30, 1999               $1,000,000
December 31, 1999                $1,000,000
March 31, 2000                   $2,000,000
June 30, 2000                    $2,000,000
September 30, 2000               $2,000,000
December 31, 2000                $2,000,000
March 31, 2001                   $3,000,000
June 30, 2001                    $3,000,000
September 30, 2001               $3,000,000
December 31, 2001                $3,000,000
March 31, 2002                   $4,000,000
June 30, 2002                    $4,000,000
September 30, 2002               $4,000,000
December 31, 2002                $4,000,000
March 31, 2003                   $5,000,000
June 30, 2003                    $5,000,000
September 30, 2003               $5,000,000
December 31, 2003                $5,000,000
March 31, 2004                  $10,000,000
Tranche A Maturity Date         $10,000,000

            (b) Subject to adjustment pursuant to paragraph (e) of this Section, the U.S. Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

          Date                    Amount
          ----                    ------

September 30, 1998                $250,000
December 31, 1998                 $250,000
March 31, 1999                    $125,000
June 30, 1999                     $125,000
September 30, 1999                $125,000
December 31, 1999                 $125,000
March 31, 2000                    $125,000
June 30, 2000                     $125,000
September 30, 2000                $125,000
December 31, 2000                 $125,000
March 31, 2001                    $125,000
June 30, 2001                     $125,000
September 30, 2001                $125,000
December 31, 2001                 $125,000
March 31, 2002                    $125,000
June 30, 2002                     $125,000
September 30, 2002                $125,000
December 31, 2002                 $125,000
March 31, 2003                    $125,000
June 30, 2003                     $125,000
September 30, 2003                $125,000
December 31, 2003                 $125,000
March 31, 2004                    $125,000
June 30, 2004                     $125,000
September 30, 2004                $125,000
December 31, 2004                 $125,000
March 31, 2005                  $8,550,000
June 30, 2005                   $8,550,000
September 30, 2005              $8,550,000
December 31, 2005               $8,550,000
March 31, 2006                 $26,150,000
Tranche B Maturity Date        $26,150,000

            (c) Subject to adjustment pursuant to paragraph (e) of this Section, the U.S. Borrower shall repay Delayed Draw Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

          Date                    Amount
          ----                    ------

March 31, 2002                  $6,250,000
June 30, 2002                   $6,250,000
September 30, 2002              $6,250,000
December 31, 2002               $6,250,000
March 31, 2003                  $6,250,000
June 30, 2003                   $6,250,000
September 30, 2003              $6,250,000
December 31, 2003               $6,250,000
March 31, 2004                  $6,250,000
June 30, 2004                   $6,250,000
September 30, 2004              $6,250,000
December 31, 2004               $6,250,000
March 31, 2005                 $12,500,000
Delayed Draw Maturity Date     $12,500,000

            (d) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date and (iii) all Delayed Draw Term Loans shall be due and payable on the Delayed Draw Maturity Date.

            (e) During the Delayed Draw Availability Period, scheduled repayments of Delayed Draw Term Borrowings shall be made on the last day of each fiscal quarter of the U.S. Borrower on which Delayed Draw Borrowings are outstanding in an aggregate principal amount equal to 1/4 of 1% of the Delayed Draw Term Borrowings outstanding on such date, provided that scheduled repayments of the Delayed Draw Term Borrowings to be made pursuant to Section 2.10(c) shall be reduced ratably by an amount equal to the aggregate amount of such repayments. If the initial aggregate amount of the Lenders' Delayed Draw Term Commitments exceeds the aggregate principal amount of Delayed Draw Term Loans that are made during the Delayed Draw Availability Period, then the scheduled repayments of the Delayed Draw Term Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably, provided that any prepayment made pursuant to Section 2.11(c) shall be applied, first to reduce the next four quarterly scheduled repayments of the Term Borrowings of such Class in order of maturity and, second, as otherwise provided in this Section 2.10(e).

            (f) Prior to any repayment of any Term Borrowings of any Class hereunder, the U.S. Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the U.S. Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

            SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

            (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of Parent, the Borrowers or any Subsidiary in respect of any Prepayment Event, the U.S. Borrower shall, immediately after such Net Proceeds are received, prepay Term Borrowings and, subject to paragraph (d), repay Revolving Borrowings and Additional Revolving Borrowings, cash collateralize Letters of Credit and reduced unused Delayed Draw Commitments, in an aggregate amount equal to such Net Proceeds.

            (c) Following the end of each fiscal year of Parent, commencing with the fiscal year ending December 31, 1999, the U.S. Borrower shall prepay Term Borrowings and, subject to paragraph (d), repay Revolving Borrowings and Additional Revolving Borrowings, cash collateralize Letters of Credit and reduced unused Delayed Draw Commitments, in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year, provided that such percentage shall be reduced from 75% to 50% with respect to the mandatory prepayment under this paragraph (c) in respect of any fiscal year ending on or after December 31, 2000, if at any time during such year the U.S. Borrower's long-term senior unsecured debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

            (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the U.S. Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the U.S. Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings, Tranche B Term Borrowings and Delayed Draw Term Borrowings ratably based on the aggregate principal amount of outstanding Borrowings of each such Class, provided that if such repayment is a mandatory prepayment pursuant to paragraph (b) or (c) of this Section, and to the extent Tranche A Term Loans remain outstanding on the prepayment date, each Tranche B Lender and Delayed Draw Lender may elect, by notice to the U.S. Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans or its Delayed Draw Term Loans pursuant to this Section, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans and Delayed Draw Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings. When there are no longer outstanding Term Loans, mandatory prepayments will be applied to
(i) reduce Revolving Loans and Additional Revolving Borrowings ratably based on the aggregate principal amount of outstanding Borrowings of each such Class, (ii) following the prepayment of all such outstanding Revolving Loans and Additional Revolving Loans, to cash-collateralize outstanding Letters of Credit under the Revolving Facilities and (iii) after all such Letters of Credit have been cash collateralized in an amount equal to 100% of the LC Exposure, then to reduce unused Commitments under the Delayed Draw Term Facility (to the extent such Commitments remain outstanding).

            (e) Each of the Borrowers shall notify the applicable Administrative Agent (and, in the case of prepayment of Swingline Loans, the U.S. Swingline Lender or the Canadian Swingline Lender, as applicable) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, (iii) in the case of prepayment of a Canadian Prime Rate Borrowing not later than 11:00 a.m., Toronto time, three Business Days before the date of prepayment, or (iv) in the case of prepayment of Swingline Loans, not later than 11:00 a.m., New York City time or Toronto time, as the case may be, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the U.S. $ Revolving Commitments, C $ Revolving Commitments, Delayed Draw Commitments or Additional Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section
2.08. Promptly following receipt of any such notice (other than a notice relating solely to the Swingline Loans), the applicable Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

            (f) If, on any Reset Date, the aggregate C $ Revolving Exposure (expressed in Dollars) exceeds an amount equal to 105% of the Total C $ Revolving Commitment, then (A) the Canadian Administrative Agent shall give notice thereof to the C $ Revolving Lenders and the Borrowers and (B) the U.S. Borrower shall, or shall cause the Canadian Borrower to, on the next succeeding Business Day, apply an amount equal to such excess to repay or prepay outstanding C $ Revolving Borrowings (or cash collateralize Bankers' Acceptances or C $ Letters of Credit in accordance with paragraph (g) below).

            (g) All repayments or prepayments of C $ Revolving Borrowings under this Section 2.11 shall be applied first, to repay or prepay the C $ Swingline Loans, second, to repay or prepay outstanding C $ Revolving Loans that are Canadian Prime Rate Loans, and third, to cash collateralize outstanding Bankers' Acceptances, B/A Equivalent Notes and C $ Letters of Credit, on terms and subject to documentation satisfactory to the Canadian Administrative Agent as security for the Canadian Borrower's obligations under such Bankers' Acceptances, B/A Equivalent Notes and C $ Letters of Credit until the maturity and repayment of such Bankers' Acceptances, B/A Equivalent Notes and C $ Letters of Credit. Notwithstanding anything herein to the contrary, no Bankers' Acceptance or B/A Equivalent Note may be prepaid prior to the maturity date thereof, except as provided in Article VII.

            SECTION 2.12. Fees. (a) The U.S. Borrower agrees to pay, or to cause the Canadian Borrower to pay, as applicable, (i) to the U.S. Administrative Agent for the account of each Delayed Draw Lender, U.S. $ Revolving Lender and Additional Revolving Lender a commitment fee (a "U.S. $ Commitment Fee"), which shall accrue at the Applicable Rate on the average daily unused amount of the Delayed Draw Commitment, U.S. $ Revolving Commitment or Additional Revolving Commitment of such Lender during the period from and including the Closing Date (or, in the case of the Additional Revolving Commitment, the first day that a reallocation of Commitments pursuant to Section 2.22 shall become effective) to but excluding the date on which such Delayed Draw Commitment, U.S. $ Revolving Commitment or Additional Revolving Commitment terminates and (ii) to the Canadian Administrative Agent, for the account of each C $ Revolving Lender a commitment fee (the "Canadian Commitment Fee" and, together with the U.S. $ Commitment Fee, the "Commitment Fees"), which shall accrue at the Applicable Rate on the average daily unused amount of the C $ Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such C $ Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the U.S. $ Revolving Commitments, the C $ Revolving Commitments or Additional Revolving Commitments, as applicable, terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing the

Commitment Fees, (i) a U.S. $ Revolving Commitment of a U.S. $ Revolving Lender shall be deemed to be used to the extent of the outstanding U.S. $ Revolving Loans and U.S. $ LC Exposure of such Lender (and the U.S. $ Swingline Exposure of such Lender shall be disregarded for such purpose), and (ii) a C $ Revolving Commitment of a C $ Revolving Lender shall be deemed to be used to the extent of the outstanding C $ Revolving Loans and C $ LC Exposure of such Lender (and the C $ Swingline Exposure of such Lender shall be disregarded for such purpose).

            (b) The U.S. Borrower agrees to pay (i) to the U.S. Administrative Agent for the account of each U.S. $ Revolving Lender a participation fee (a "U.S. $ LC Participation Fee") with respect to its participations in U.S. $ Letters of Credit, which shall accrue (A) in the case of standby U.S. $ Letters of Credit, at the same Applicable Rate as is used to determine the rate of interest on Eurodollar U.S. $ Revolving Loans and (B) in the case of trade U.S. $ Letters of Credit, at 60% of such Applicable Rate, in each case on the average daily amount of such U.S. $ Revolving Lender's U.S. $ LC Exposure (excluding any portion thereof attributable to unreimbursed U.S. $ LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's U.S. $ Revolving Commitment terminates and the date on which such Lender ceases to have any U.S. $ LC Exposure, and (ii) to each U.S. Issuing Bank, a fronting fee (a "U.S. Fronting Fee"), which shall accrue at the rate that shall be agreed upon in writing by the U.S. Borrower and such U.S. Issuing Bank on the average daily amount of the portion of the U.S. $ LC Exposure (excluding any portion thereof attributable to unreimbursed U.S. $ LC Disbursements) attributable to U.S. $ Letters of Credit issued by such U.S. Issuing Bank, in each case during the period from and including the Closing Date to but excluding the later of the date of termination of the U.S. $ Revolving Commitments and the date on which there ceases to be any U.S. $ LC Exposure, as well as such U.S. Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any U.S. $ Letter of Credit or processing of drawings thereunder.

            (c) The U.S. Borrower agrees to pay, or to cause the Canadian Borrower to pay (i) to the Canadian Administrative Agent for the account of each C $ Revolving Lender a participation fee (a "C $ LC Participation Fee" and, together with the U.S. $ LC Participation Fee, the "Participation Fees") with respect to its participations in C $ Letters of Credit, which shall accrue in the case of C $ Letters of Credit, at the same Applicable Rate as is used to determine the rate of interest on C $ Revolving Loans during the period from and including the Closing Date to but excluding the later of the date on which such Lender's C $ Revolving Commitment terminates and the date on which such Lender ceases to have any C $ LC Exposure, and (ii) to each Canadian Issuing Bank, a fronting fee (a "Canadian Fronting Fee" and, together with the U.S. Fronting Fee, the "Fronting Fees"), which shall accrue at the rate that shall be agreed upon in writing by the Canadian Borrower and such Canadian Issuing Bank on the average daily amount of the portion of the C $ LC Exposure (excluding any portion thereof attributable to unreimbursed C $ LC Disbursements) attributable to C $ Letters of Credit issued by such Canadian Issuing Bank, in each case during the period from and including the Closing Date to but excluding the later of the date of termination of the C $ Revolving Commitments and the date on which there ceases to be any C $ LC Exposure, as well as such Canadian Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any C $ Letter of Credit or processing of drawings thereunder.

            (d) Participation Fees and Fronting Fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on such day, commencing on September 30, 1998, provided that all such fees with respect to any Revolving Commitment shall be payable on the date on which such Revolving Commitment terminates and any such fees accruing after the date on which such Revolving Commitment terminates shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to (b) and (c) above shall be payable within 10 days after demand by such U.S. Issuing Bank or Canadian Issuing Bank. All Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (e) The U.S. Borrower agrees to pay to the U.S. Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the U.S. Borrower and the U.S. Administrative Agent.

            (f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the applicable Administrative Agent (or to the U.S. Issuing Bank or Canadian Issuing Bank, as applicable, in the case of fees payable to the Issuing Banks), for distribution, in the case of Commitment Fees and Participation Fees, to the Revolving Lenders entitled thereto. All Fees payable to the U.S. Administrative Agent, the U.S. Issuing Bank, the U.S. Swingline Lender, the Term Lenders, the U.S. $ Revolving Lenders and the Additional Revolving Lenders shall be payable in Dollars, and all Fees payable to the Canadian Admini-strative Agent, the Canadian Issuing Bank, the Canadian Swingline Lender and the C $ Revolving Credit Lenders shall be payable in Canadian Dollars. Fees paid shall not be refundable under any circumstances.

            SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (c) The Loans comprising any Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

            (d) The Loans comprising each B/A Borrowing shall be subject to an Acceptance Fee calculated and payable at a rate per annum equal to the applicable B/A Spread from time to time in effect and payable as set forth in
Section 2.20.

            (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR U.S. $ Revolving Loans as provided in paragraph (a) of this Section.

            (f) Accrued interest on each Loan (other than pursuant to a B/A Borrowing) shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of U.S. $ Revolving Loans, C $ Revolving Loans and Additional Revolving Loans, upon termination of the U.S. $ Revolving Commitments, the C $ Revolving Commitments and the Additional Revolving Commitments, as the case may be, provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR U.S. $ Revolving Loan or Additional Revolving Loan, as the case may be, prior to the end of the U.S. $ Revolving Availability Period or the Additional Revolving Loan Availability Period, as the case may be), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (i) the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and
(ii) the Canadian Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Canadian Prime Rate for each day, or Adjusted LIBO Rate for each Interest Period, shall be determined by the U.S. Administrative Agent or the Canadian Administrative Agent (in the case of Canadian Prime Rate Borrowings), and such determination shall be conclusive absent manifest error. The applicable Administrative Agent shall give the applicable Borrower prompt notice of each such determination.

            (h) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder or in connection herewith is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

            (i) If any provision of this Agreement would oblige the Canadian Borrower to make any payment of interest or other amount payable to any C $ Revolving Lender in respect of any C $ Revolving Loan made by such C $ Revolving Lender in an amount or calculated at a rate that would be prohibited by law or would result in a receipt by such C $ Revolving Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such C $ Revolving Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary, as follows:

            (i) first, by reducing the amount or rate of interest or the amount or rate of any Acceptance Fee required to be paid to the affected C $ Revolving Lender under this Section 2.13; and

            (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected C $ Revolving Lender that would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

            SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing or the Contract Period for a B/A Borrowing the U.S. Administrative Agent (in the case of a Term Loan or U.S. $ Revolving Loan) or the Canadian Administrative Agent (in the case of a C $ Revolving Loan) shall have determined (a) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the London interbank market or in the Canadian market for bankers' acceptances, as applicable, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to the Majority Lenders in respect of the affected Credit Facility of making or maintaining its Eurodollar Loan during such Interest Period or (b) its B/A Borrowing or B/A Equivalent Note during such Contract Period, as applicable, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Discount Rate, as applicable, such Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the applicable Borrower and the applicable Lenders. In the event of any such determination, until the applicable Administrative Agent shall have advised the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, any request by the U.S. Borrower or the Canadian Borrower for a Eurodollar Borrowing or a B/A Borrowing, as applicable, pursuant to Section 2.03 or 2.07 shall be deemed to be a request for an ABR Borrowing (if a Eurodollar Borrowing has been requested) or a Canadian Prime Rate Loan (if a B/A Borrowing had been requested). Each determination by the Administrative Agents hereunder shall be conclusive absent manifest error.

            SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), any U.S. Issuing Bank or any Canadian Issuing Bank; or

            (ii) impose on any Lender, any U.S. Issuing Bank or any Canadian Issuing Bank, as the case may be, or the London interbank market or any other relevant market any other condition affecting this Agreement, any U.S. $ Letter of Credit or C $ Letter of Credit (or any participation with respect thereto), any Eurodollar Loans or any C $ Revolving Loans;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or any C $ Revolving Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such U.S. Issuing Bank or Canadian Issuing Bank, as the case may be, of participating in, issuing or maintaining any U.S. $ Letter of Credit or C $ Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such U.S. Issuing Bank or Canadian Issuing Bank, as the case may be, hereunder (whether of principal, interest or otherwise), then the U.S. Borrower will pay (or cause the Canadian Borrower to pay) to such Lender, such U.S. Issuing Bank or such Canadian Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, such U.S. Issuing Bank or Canadian Issuing Bank, for such additional costs incurred or reduction suffered.

            (b) If any Lender or any of the Issuing Banks determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any of the Issuing Banks, to a level below that which such Lender or any of the Issuing Banks or such Lender's or any of the Issuing Banks' holding companies could have achieved but for such Change in Law (taking into consideration such Lender's or any of the Issuing Banks' policies and the policies of such Lender's or any of the Issuing Banks' holding companies with respect to capital adequacy), then from time to time the U.S. Borrower will pay (or cause the Canadian Borrower to pay) to such Lender or any of the Issuing Banks such additional amount or amounts as will compensate such Lender or such Issuing
Banks or such Lender's or such Issuing Banks' holding companies for any such reduction suffered.
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                                                                              51


            (c) A certificate of a Lender, U.S. Issuing Bank or Canadian Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the U.S. Borrower (with a copy to the Administrative Agents) and shall be conclusive absent manifest error. The U.S. Borrower shall pay (or cause the Canadian Borrower to pay) such Lender or such Issuing Banks, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or any of the Issuing Banks to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or any Issuing Banks' right to demand such compensation, provided that the U.S. Borrower shall not be required to compensate a Lender or any Issuing Banks pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, any Issuing Banks (or the U.S. Administrative Agent, as applicable), notifies the U.S. Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Banks' intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Bankers' Acceptance other than on the last day of an Interest Period or Contract Period applicable thereto (including as a result of an Event of Default), (b) the conversion of, or the exchange pursuant to Article IX of, any Eurodollar Loan or Bankers' Acceptance other than on the last day of the Interest Period or Contract Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan or Bankers' Acceptance other than on the last day of the Interest Period or Contract Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan or Bankers' Acceptance, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the B/A Spread that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period or Contract Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period or Contract Period for such Loan), over
(ii) the amount of interest that would accrue on such principal amount for such period at the LIBO Rate or the B/A Spread at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, provided that the applicable Borrower shall not be required to pay to a Lender any amount under this Section for any loss, cost or expense attributable to an event that occurred more than 180 days prior to the date the applicable Borrower receives such certificate from such Lender. Nothing in this Section 2.16 shall be construed to permit a voluntary prepayment of a B/A Borrowing other than on the last day of an Interest Period.

            SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Administrative Agent, Lender, U.S. Issuing Bank or Canadian Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the applicable Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The applicable Borrower shall indemnify the applicable Administrative Agent, each Lender and each U.S. Issuing Bank or Canadian Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Administrative Agent, such Lender or such U.S. Issuing Bank or Canadian Issuing Bank, as applicable on or with respect to any payment by or on account of any obligation of the applicable Borrower hereunder or under any other Loan Document (including

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                                                                              52


Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or a U.S. Issuing Bank or Canadian Issuing Bank, or by the applicable Administrative Agent on its own behalf or on behalf of a Lender, a U.S. Issuing Bank or a Canadian Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by either of the Borrowers to a Governmental Authority, such Borrower shall deliver to the U.S. Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the U.S. Administrative Agent.

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of principal and interest hereunder, the expiration of the U.S. $ Letters of Credit and the C $ Letters of Credit and the termination of the Commitments.

            (f) Upon the written request of either of the Borrowers, each Lender promptly will provide to such Borrower and to the applicable Administrative Agent, or file with the relevant taxing authority (with a copy to the applicable Administrative Agent) such form, certification or similar documentation that it is legally able to provide (each duly completed, accurate and signed) as is required by the relevant jurisdiction in order to obtain an exemption from, or reduced rate of Taxes or Other Taxes to which such Lender or the applicable Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction, provided, however, such Lender will not be required to (i) disclose information, that in its reasonable judgment, it deems confidential or proprietary or (ii) incur a disadvantage if such disadvantage would, in its reasonable judgment, be substantial.

            (g) If either Administrative Agent or any Lender receives a refund with respect to Indemnified Taxes or Other Taxes paid by either of the Borrowers, which refund is (in the sole discretion of such Lender) allocable to such payment, such Administrative Agent or such Lender, as applicable, shall promptly pay such refund, to such Borrower, net of all out-of-pocket expenses of such Administrative Agent or the applicable Lender incurred in obtaining such refund; provided, however, that such Borrower agrees to promptly return such refund (together with any interest or penalties imposed by the applicable Governmental Authority on such amounts) to such Administrative Agent or the applicable Lender, as applicable, if such Borrower receives notice from such Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund. In no event may amounts payable under this Section 2.17(g) exceed the amount of Indemnified Taxes previously paid by the Borrowers to such Administrative Agent or such Lender, as applicable.

            (h) Nothing contained in this Section 2.17 shall require any Lender or any U.S. Issuing Bank, any Canadian Issuing Bank or the Administrative Agents to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

            SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each of the Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of U.S. $ LC Disbursements or C $ LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, local time at the place of payment, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments to the U.S. Administrative Agent shall be made c/o The Loan and Agency Services Group at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York, 10081, except payments to be made directly to a U.S. Issuing Bank or the U.S. Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. All payments to the Canadian Administrative Agent shall be made c/o Royal Bank of Canada, Correspondent Banking Division, Financial Institution Account Services, 180 Wellington Street, 6th Floor, Toronto, Ontario M5J2J5, except payments to be made directly to a Canadian Issuing Bank or the Canadian
Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the
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                                                                              53


Persons specified therein. The applicable Administrative Agent shall distribute any such payments received by either of them for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

            (b) If at any time insufficient funds are received by and available to (i) the U.S. Administrative Agent to pay fully all amounts of principal, unreimbursed U.S. $ LC Disbursements, interest and fees then due with respect to the U.S. $ Revolving Commitments and the U.S. $ Revolving Loans hereunder, such funds shall be applied (A) first, towards payment of interest and fees then due hereunder with respect thereto, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(B) second, towards payment of principal and unreimbursed U.S. $ LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed U.S. $ LC Disbursements then due to such parties, (ii) the Canadian Administrative Agent to pay fully all amounts of principal, unreimbursed C $ LC Disbursements, interest and fees then due with respect to the C $ Revolving Commitments and the C $ Revolving Loans hereunder, such funds shall be applied (A) first, towards payment of interest and fees then due hereunder with respect thereto, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (B) second, towards payment of principal and unreimbursed C $ LC Disbursements then due with respect to the C $ Revolving Commitments and C $ Revolving Loans hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed C $ LC Disbursements then due to such parties and (iii) the U.S. Administrative Agent to pay fully all amounts of principal, interest and fees then due with respect to the Additional Revolving Commitments and Additional Revolving Loans hereunder, such funds shall be applied (A) first, towards payment of interest and fees then due hereunder with respect thereto, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (B) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its U.S. $ Revolving Loans, C $ Revolving Loans, Additional Revolving Loans, Term Loans, participations in U.S. $ LC Disbursements or C $ LC Disbursements or participations in U.S. $ Swingline Loans or C $ Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its U.S. $ Revolving Loans, C $ Revolving Loans, Additional Revolving Loans, Term Loans, participations in U.S. $ LC Disbursements or C $ LC Disbursements and participations in U.S. $ Swingline Loans or C $ Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the U.S. $ Revolving Loans, C $ Revolving Loans, Additional Revolving Loans, Term Loans, participations in U.S. $ LC Disbursements or C $ LC Disbursements and participations in U.S. $ Swingline Loans or C $ Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective U.S. $ Revolving Loans, C $ Revolving Loans, Additional Revolving Loans, Term Loans, participations in U.S. $ LC Disbursements or C $ LC Disbursements and participations in U.S. $ Swingline Loans or C $ Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in U.S. $ LC Disbursements or C $ LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

            (d) Unless the applicable Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to such Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the applicable Borrower will not make such payment, the applicable Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as applicable, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Banks, as applicable, severally agrees to repay to the applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or such
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                                                                              54


Issuing Banks with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the applicable Administrative Agent, (i) in the case of payments to the U.S. Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the U.S. Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of payments to the Canadian Administrative Agent, the greater of a rate determined by the Canadian Administrative Agent to represent its cost of overnight or short-term funds and a rate in accordance with applicable banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.04A(c), 2.05(d) or (e), 2.05A(d) or (e), 2.06(b), 2.18(d) or 10.03(c), then the applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the such Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if either of the Borrowers is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts but shall be under no obligation either to designate a different lending office for funding or booking its Loans hereunder to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each of the Applicable Borrower and the Canadian Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.15, or if either of the Borrowers is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the applicable Administrative Agent require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the applicable Borrower shall have received the prior written consent of the applicable Administrative Agent (and, if a U.S. $ Revolving Commitment is being assigned, the U.S. Issuing Bank and the U.S. Swingline Lender and, if a C $ Revolving Commitment is being assigned, the Canadian Issuing Bank and the Canadian Swingline Lender), which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in U.S. $ LC Disbursements and C $ LC Disbursements, as applicable, and participations in U.S. $ Swingline Loans and C $ Swingline Loans, as applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), and (iii) at the time of such assignment, no Default has occurred and is continuing. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

            SECTION 2.20. Bankers' Acceptances. (a) Subject to the terms and conditions of this Agreement, the Canadian Borrower may request a C $ Revolving Borrowing by presenting drafts for acceptance and purchase as B/As by the C $ Revolving Lenders.

            (b) To facilitate B/A Borrowings, the Canadian Borrower hereby appoints each C $ Revolving Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of B/As in the form requested by such Lender. In this respect, it is each C $ Revolving Lender's responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by a C $ Revolving Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each C $ Revolving Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender, provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Lender. No C $ Revolving Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or wilful misconduct of such Lender or its officers, employees,
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                                                                              55


agents or representatives. Each C $ Revolving Lender shall maintain a record with respect to B/As (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Each C $ Revolving Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations that apply to such Lender. Each C $ Revolving Lender agrees to provide a copy of such records to the Canadian Borrower at the Canadian Borrower's expense upon request. On request by or on behalf of the Canadian Borrower, a C $ Revolving Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and that are held by such Lender and are not required to be issued in accordance with the Canadian Borrower's irrevocable notice.

            (c) Drafts of the Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.20. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any C $ Revolving Lender or the Canadian Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrower.

            (d) Promptly following receipt of a Borrowing Request or notice of rollover pursuant to Section 2.03 by way of B/As, the Canadian Administrative Agent shall so advise the C $ Revolving Lenders and shall advise each C $ Revolving Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all C $ Revolving Lenders). The aggregate face amount of the B/As to be accepted by a C $ Revolving Lender shall be a whole multiple of $100,000, and such face amount shall be in the C $ Revolving Lenders' pro rata portions of such C $ Revolving Borrowing, provided that the Canadian Administrative Agent may in its sole discretion increase or reduce any C $ Revolving Lender's portion of such B/A Borrowing to the nearest $100,000.

            (e) Upon acceptance of a B/A by a C $ Revolving Lender, such Lender shall purchase, or arrange the purchase of, each B/A from the Canadian Borrower at the Discount Rate for such Lender applicable to such B/A accepted by it and provide to the Canadian Administrative Agent the Discount Proceeds for the account of the Borrower. The Acceptance Fee payable by the Canadian Borrower to a C $ Revolving Lender under Section 2.06 in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this Section 2.20.

            (f) Each C $ Revolving Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

            (g) If a C $ Revolving Lender is not a chartered bank under the Bank Act (Canada) or if a C $ Revolving Lender notifies the Canadian Administrative Agent in writing that it is otherwise unable to accept Bankers' Acceptances, such Lender will, instead of accepting and purchasing Bankers' Acceptances, purchase from the Canadian Borrower a non-interest bearing note (a "B/A Equivalent Note"), in the form of Exhibit J, issued by the Canadian Borrower in the amount and for the same term as the draft that such Lender would otherwise have been required to accept and purchase hereunder, at a purchase price calculated on the same basis as Bankers' Acceptances are discounted pursuant to this Agreement. Each such Lender will provide to the Canadian Administrative Agent the proceeds of such purchase for the account of the Canadian Borrower. The Canadian Borrower will, upon purchase of a B/A Equivalent Note, pay to the Canadian Administrative Agent on behalf of the C $ Revolving Lender that purchased from the Canadian Borrower the B/A Equivalent Note an Acceptance Fee in respect of such B/A Equivalent Note. The Acceptance Fee payable by the Canadian Borrower to a C $ Revolving Lender under this Section 2.20(g) in respect of each B/A Equivalent Note purchased by such Lender shall be set off against the Discount Proceeds payable by such Lender under this Section 2.20(g).

            (h) With respect to each B/A Borrowing, at or before 10:00 a.m., Toronto time, one Business Day before the maturity date of such B/As, the Canadian Borrower shall notify the Canadian Administrative Agent at the Canadian Administrative Agent's address set forth in Section 10.01 by irrevocable telephone notice, followed by a notice of rollover on the same day, if the Canadian Borrower intends to issue B/As on such maturity date to provide for the payment of such maturing B/As. If the Canadian Borrower fails to notify the Canadian Administrative Agent of its intention to issue B/As on such maturity date, the Canadian Borrower shall provide payment to the Canadian Administrative Agent on behalf of the C $ Revolving Lenders of an amount equal to the aggregate face amount of such B/As on the maturity date of such B/As. If the Canadian Borrower fails to make such payment, such maturing B/As shall, subject to satisfaction of the conditions set forth in Section 4.02, be deemed to have been converted on their maturity date into a Canadian Prime Rate Loan in an amount equal to the face amount of such B/A as provided in Section 2.07 and the
Canadian Borrower shall on demand pay any losses, costs or penalties that may have been incurred by the
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                                                                              56


Canadian Administrative Agent or any C $ Revolving Lender due to the failure of the Canadian Borrower to make such payment.

            (i) The Canadian Borrower waives presentment for payment and any other defense, in respect of a B/A accepted and purchased by it pursuant to this Agreement, that might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Lender as holder sues the Canadian Borrower on the B/A for payment of the amount payable by the Canadian Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Borrower shall pay, through the Canadian Administrative Agent, the C $ Revolving Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, the Canadian Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

            (j) If a C $ Revolving Lender grants a participation in a portion of its rights under this Agreement to a participant under Section 10.04(f), then in respect of any B/A Borrowing, a portion thereof may, at the option of such Lender, be by way of Bankers' Acceptance accepted by such participant. In such event, the Canadian Borrower shall upon request of the Canadian Administrative Agent or the C $ Revolving Lender granting the participation execute and deliver a form of Bankers' Acceptance undertaking in favor of such participant for delivery to such participant.

            SECTION 2.21. Spot Exchange Rate Calculations. (a)(i) Not later than 2:00 p.m., Toronto time, on each Calculation Date, the Canadian Administrative Agent shall (A) determine the Spot Exchange Rate as of such Calculation Date with respect to Canadian Dollars if at such time C $ Revolving Loans are then outstanding and (B) give notice thereof to the Canadian Borrower and the C $ Revolving Lenders.

            (ii) The Spot Exchange Rates determined pursuant to this Section 2.21(a) shall become effective on the second Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                 (b) Not later than 2:00 p.m., Toronto time, on the Business Day immediately following the delivery of any notice pursuant to Section 2.08(b) or 2.11(g) in connection with the repayment of C $ Revolving Loans, the Canadian Administrative Agent shall (i) determine as of such date the Assigned Dollar Value, based on the Spot Exchange Rate then in effect, of each C $ Revolving Loan then outstanding (after giving effect to any C $ Revolving Loan repaid in connection therewith) and (ii) notify the Canadian Borrower and the C $ Revolving Lenders of the results of such determination.

            SECTION 2.22. Reallocation. (a) Subject to Section 2.22(b), the Borrowers may, from time to time, from and after July 1, 1998, until the earlier of (i) the Revolving Maturity Date and (ii) the termination of the C $ Revolving Commitments and the Additional Revolving Commitments, upon giving an irrevocable joint written notice (each, a "Reallocation Notice") to the Canadian Administrative Agent and the U.S. Administrative Agent at least ten Business Days prior to the beginning of the next calendar quarter of the Canadian Administrative Agent (including, with respect to any reallocation to be effective as of July 1, 1998, the calendar quarter ended June 1998), temporarily reduce (but not below zero), in whole or in part, the C $ Revolving Commitments or the Additional Revolving Commitments, as applicable. Each reduction in the C $ Revolving Commitments shall result in an automatic corresponding increase in the Additional Revolving Commitments, and each reduction in the Additional Revolving Commitments shall result in an automatic and corresponding increase in the C $ Revolving Commitments. Any amount of C $ Revolving Commitments reallocated under this Section 2.22(a) to Additional Revolving Commitments will not be available to the Canadian Borrower, and any amount of Additional Revolving Commitments reallocated under this Section 2.22(a) to C $ Revolving Commitments will not be available to the U.S. Borrower, in each case unless and until such amounts are reallocated back to the C $ Revolving Commitments or the Additional Revolving Commitments, as applicable, in accordance with the terms and subject to the conditions of this Section 2.22.

            (b) The Borrowers shall be permitted to reallocate the C $ Revolving Commitments and the Additional Revolving Commitments in accordance with this
Section 2.22 subject to the conditions that (i) any such reallocation shall only be made on, and be effective as of, the first day of a calendar quarter of the Canadian Administrative Agent, (ii) each partial reallocation shall be in an integral multiple of $1,000,000 (or, if less, the remaining amount of the applicable Commitments being reduced), (iii) the Total C $ Revolving Commitment shall not be reduced to an amount that is less than the aggregate C $ Revolving Exposure of the C $ Revolving Lenders at such time, (iv) the Total Additional Revolving Commitment shall not be reduced to an amount that is less than the aggregate principal amount of Additional Revolving Loans outstanding at such time and (v) on the date of any reduction of the Additional Revolving
Commitments (and a corresponding
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                                                                              57


increase in the C $ Revolving Commitments), (A) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and (B) immediately after giving effect to such reduction and corresponding increase no Default or Event of Default shall have occurred and be continuing.

            (c) Each Reallocation Notice shall specify the amount (expressed in Dollars) of any (i) reduction in the C $ Revolving Commitments and the corresponding increase in the Additional Revolving Commitments or (ii) reduction in the Additional Revolving Commitments and the corresponding increase in the C $ Revolving Commitments. Each reduction in the C $ Revolving Commitments and each increase in the C $ Revolving Commitments (if the C $ Revolving Commitments at such time are greater than zero) shall be made ratably among the C $ Revolving Lenders based on their respective C $ Revolving Commitments. Each increase in the C $ Revolving Commitments (if the C $ Revolving Commitments at such time are equal to zero) shall be made ratably among the C $ Revolving Lenders based on their respective Additional Revolving Commitments, provided that, for this purpose, the Additional Revolving Commitment of any C $ Revolving Lender that makes Additional Revolving Loans through its Designated U.S. Affiliate shall be deemed to be equal to the Additional Revolving Commitment of such Designated U.S. Affiliate. Each reduction in the Additional Revolving Commitments and each increase in the Additional Revolving Commitments (if the Additional Revolving Commitments at such time are greater than zero) shall be made ratably among the Additional Revolving Lenders based on their respective Additional Revolving Commitments. Each increase in the Additional Revolving Commitments (if the Additional Revolving Commitments at such time are equal to zero) shall be made ratably among the Additional Revolving Lenders based on their respective C $ Revolving Commitments, provided that, for this purpose, the C $ Revolving Commitment of any Additional Revolving Lender that is a Designated U.S. Affiliate shall be deemed to be equal to the C $ Revolving Commitment of its Affiliate that is a C $ Revolving Lender. Promptly after receiving a Reallocation Notice, the Canadian Administrative Agent or the U.S. Administrative Agent, as applicable, shall notify each C $ Revolving Lender and Additional Revolving Lender, as applicable, of the amount of its C $ Revolving Commitment or Additional Revolving Commitment, as applicable, to be reallocated pursuant to this Section 2.22 and the date of such reallocation.

            (d) Notwithstanding anything to the contrary contained in this Agreement, (i) the Additional Revolving Commitments shall be available to the U.S. Borrower in addition to the U.S. $ Revolving Commitments, (ii) Swingline Loans and Letters of Credit are not available under the Additional Revolving Commitments and (iii) the Additional Revolving Lenders shall be entitled to the same rights and subject to the same obligations with respect to the Additional Revolving Commitments as are the U.S. $ Revolving Lenders with respect to the U.S. $ Revolving Commitments.

                                   ARTICLE III

                         Representations and Warranties

            Each of Parent and the Borrowers represents and warrants to the Lenders that with respect to itself and its subsidiaries, that:

            SECTION 3.01. Organization; Powers. Each of Parent, the Borrowers and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Parent and the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Parent, the Borrowers or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental
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                                                                              58


Authority, except (i) such as have been obtained or made and are in full force and effect or which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, (ii) filings necessary to perfect Liens created under the Loan Documents, (iii) filings necessary to perfect Liens created in connection with any Permitted Receivables Financing and (iv) filings in connection with the issuance of the Senior Subordinated Notes or the Senior Discount Notes, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Parent, the Borrowers or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Parent, the Borrowers or any of the Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by Parent, the Borrowers or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Parent, the Borrowers or any of the Subsidiaries, except Liens created under the Loan Documents and in connection with any Permitted Receivables Financing.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Each of Parent and the Borrowers has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 1997, reported on by Coopers & Lybrand L.L.P., independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1998, certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of each of Parent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

            (b) Parent has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of March 31, 1998, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma estimated consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Parent and the U.S. Borrower to be reasonable) and (ii) presents fairly, in all material respects, the pro forma financial position of Parent and its consolidated subsidiaries as of the Closing Date as if the Transactions had occurred on such date.

            (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, after giving effect to the Transactions, none of Parent, the Borrowers or the Subsidiaries has, as of the Closing Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

            (d) Since December 31, 1997, there has been no material adverse change in the business, assets, operations, properties or financial condition or, as of the Closing Date only, prospects of Parent, the Borrowers and the Subsidiaries, taken as a whole.

            SECTION 3.05. Properties. (a) Each of Parent, the Borrowers and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except as could not reasonably be expected to have a Material Adverse Effect.

            (b) Each of Parent, the Borrowers and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Parent, the Borrowers and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Parent, the Borrowers or any of the Subsidiaries as of the Closing Date after giving effect to the Transactions.

            (d) As of the Closing Date, none of Parent, the Borrowers or any of the Subsidiaries has received written notice of, and no Financial Officer of Parent, the Borrowers or any Subsidiary has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein except such rights or options that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
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                                                                              59


            SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Parent or the Borrowers, threatened against or affecting Parent, the Borrowers or any of the Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that could reasonably be expected to have a Material Adverse Effect on the consummation of the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Parent, the Borrowers or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any facts, circumstances or conditions that could reasonably be expected to form the basis for any Environmental Liability.

            (c) Since the date of this Agreement, to the U.S. Borrower's and the Canadian Borrower's knowledge, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

            SECTION 3.07. Compliance with Laws and Agreements. Each of Parent, the Borrowers and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 3.08. Investment and Holding Company Status. None of Parent, the Borrowers or any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regula tion under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Taxes. Each of Parent, the Borrowers and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Parent, the Borrowers or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan in an amount that would be likely to result in a Materially Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans in an amount that would be likely to result in a Materially Adverse Effect. Each Foreign Pension Plan is in compliance in all material respects with the applicable laws of any foreign jurisdictions and no Foreign Pension Plan has any unfunded liabilities which, individually or in the aggregate, would be likely to result in a Materially Adverse Effect.

            SECTION 3.11. Disclosure. (a) There is no fact known to Parent or the Borrowers that could reasonably be expected to result in a Material Adverse Effect that has not been disclosed herein or in any document, certificate or agreement furnished to the Lenders in connection with the Transactions. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Investor Group or any Loan Party to the Administrative Agents or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished prior to the time when this representation is being made or deemed made) other than projected financial information, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

            SECTION 3.12. Subsidiaries. As of the Closing Date, Parent does not have any subsidiaries other than the subsidiaries listed on Schedule 3.12.
Schedule 3.12 sets forth the name of, and the direct or indirect ownership interest of Parent in, each subsidiary listed thereon as of the Closing Date.

            SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Parent, the Borrowers and the Subsidiaries as of the Closing Date.

            SECTION 3.14. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Parent, the Borrowers or any Subsidiary pending or, to the knowledge of Parent or either of the Borrowers, threatened, except those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of Parent, the Borrowers or any Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent, the Borrowers or any Subsidiary is bound other than collective bargaining agreements that, individually and in the aggregate, are not material to Parent, the Borrowers and the Subsidiaries taken as a whole.

            SECTION 3.15. Solvency. With respect to the time that is immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of Parent and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities of Parent and its subsidiaries on a consolidated basis, subordinated, contingent or otherwise;
(ii) the present fair saleable value of the property of Parent and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the debts and other liabilities of Parent and its subsidiaries on a consolidated basis, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) Parent and its subsidiaries on a consolidated basis will be able to pay the debts and liabilities of Parent and its subsidiaries on a consolidated basis, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Parent and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

            SECTION 3.16. Security Documents. (a) When executed and delivered, the Pledge Agreements (and/or, as applicable, in the case of the Canadian Borrower, the Canadian Borrower Subsidiaries or the Foreign Subsidiaries, the making of requisite filings or registrations) will be effective to create in favor of the applicable Collateral Agent, for the ratable benefit of the applicable Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the applicable Pledge Agreement) and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code or such other local law as may apply) is delivered to the applicable Collateral Agent (and/or, as applicable, in the case of the Canadian Borrower, the Canadian Borrower Subsidiaries or the Foreign Subsidiaries, the requisite filings or registrations are made), the Pledge Agreements shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

            (b) The Security Agreements are effective to create in favor of the applicable Collateral Agent, for the ratable benefit of the applicable Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the applicable Security Agreement) and, when financing statements or such other filings required by local law in appropriate form are filed in the offices specified on Schedule 6 to each of the Perfection Certificates, the Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or such other filings required by local law (and/or, as applicable, in the case of the Canadian Borrower, the Canadian Borrower Subsidiaries and the Foreign Subsidiaries, the making of requisite filings or registrations), other than the Intellectual Property (as defined in the applicable Security Agreements) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office, the United States Copyright Office or in such other office or with such other authority as required by local law, as applicable, in each case prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or other such filings as may be required by local law, other than with respect to Liens expressly permitted by Section 6.02.

            (c) When the U.S. Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the U.S. Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

            (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, as security for the Obligations secured thereby, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.16(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

            SECTION 3.17. Federal Reserve Regulations. (a) None of Parent, the Borrowers or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

            SECTION 3.18. Recapitalization. (a) The Recapitalization Agreement has been duly authorized, executed and delivered by Parent and Investor, and constitutes a legal, valid and binding obligation of each such entity, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing. A true, correct and complete copy of the Recapitalization Agreement has been furnished to the U.S. Administrative Agent.

            (b) As of the Closing Date, each of the representations and warranties made by Parent and Investor in the Recapitalization Agreement is true and correct in all material respects.

            SECTION 3.19. Capitalization of Parent. As of the date of this Agreement, the authorized capital stock of Parent consists of 2,000,000 shares of Class A Common Stock, par value $.01 per share, of which 1,026,510 shares are issued and outstanding, and 2,000,000 shares of Class B Common Stock, par value $.01 per share, of which no shares are outstanding. All such outstanding shares of stock are fully paid and nonassessable.

            SECTION 3.20. Year 2000 Compliance. To the best of Parent's and the Borrowers' knowledge, any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of Parent, the Borrowers and any of the Subsidiaries and (b) equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by June 30, 1999. To the best of Parent's and the Borrowers' knowledge, the cost to Parent, the Borrowers and any of the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Parent, the Borrowers and any of the Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Closing Date. The obligations of the Lenders to make Loans and of any Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

            (a) The U.S. Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the U.S. Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The U.S. Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agents and the Lenders and dated the Closing Date) of each of (i) Debevoise & Plimpton, counsel for Parent and the Borrowers prior to the Recapitalization, substantially in the form of Exhibit B-1, (ii) Simpson Thacher & Bartlett, special New York counsel for, prior to the Recapitalization, Investor and, immediately following the consummation of the Recapitalization, Parent and the Borrowers, substantially in the form of Exhibit B-2, (iii) Jeffrey B. Kramp, General Counsel of Parent, substantially in the form of Exhibit B-3, (iv) Amster, Rothstein & Ebenstein, special counsel for Parent and the Borrowers, substantially in the form of Exhibit B-4, (v) U.S. local counsel for the U.S. Administrative Agent, substantially in the form of Exhibit C-1, (vi) Canadian local counsel for the Canadian Administrative Agent, substantially in the form of Exhibit C-2 and (vii) Canadian local counsel for Parent and the Borrowers, substantially in the form of Exhibit C-2 and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Parent and the Borrowers hereby request such counsel to deliver such opinions to the U.S. Administrative Agent or its counsel.

            (c) The U.S. Administrative Agent shall have received such documents and certificates as the U.S. Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the U.S. Administrative Agent and its counsel.

            (d) The U.S. Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the U.S. Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

            (e) The Administrative Agents shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

            (f) The U.S. Administrative Agent shall have received counterparts of the U.S. Pledge Agreement signed on behalf of Parent, the U.S. Borrower, the Canadian Borrower and the Subsidiaries, together with stock certificates representing all the outstanding shares of capital stock of the U.S. Borrower, the Canadian Borrower and the Subsidiaries owned by or on behalf of Parent, the U.S. Borrower, the Canadian Borrower and the Subsidiaries as of the Closing Date after giving effect to the Transactions (except that, with respect to the Obligations of the U.S. Borrower, stock certificates representing shares of common stock of the Canadian Borrower, the Canadian Borrower Subsidiaries and any Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of the Canadian Borrower, the Canadian Borrower Subsidiaries and any Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any applicable Loan Party by the U.S. Borrower, any U.S. Borrower Subsidiary, the Canadian Borrower or any Foreign Subsidiary (other than the U.S. Receivables Subsidiary) as of the Closing Date after giving effect to the Transactions and undated stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

            (g) The U.S. Administrative Agent shall have received counterparts of the U.S. Security Agreement signed on behalf of Parent, the U.S. Borrower and each Domestic U.S. Borrower Subsidiary, together with the following:
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                  (i) all documents and instruments, including Uniform
            Commercial Code financing statements, required by law, or reasonably requested by the U.S. Administrative Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the U.S. Security Agreement; and

                  (ii) a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of each of Parent and the U.S. Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to Parent, the U.S. Borrower and the U.S. Borrower Subsidiaries in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the U.S. Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

            (h) The Canadian Administrative Agent shall have received counterparts of the Canadian Security Agreement signed on behalf of the Canadian Borrower, each Canadian Borrower Subsidiary and each Foreign Subsidiary, together with the following:

                  (i) all documents and instruments, including financing
            statements or other such documents, filings or instruments required by local law or reasonably requested by the Canadian Administrative Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Canadian Security Agreement; and

                  (ii) a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of each of the Canadian Borrower and the Canadian Borrower Subsidiaries, together with all attachments contemplated thereby, including the results of a lien search made with respect to the Canadian Borrower and each of the Canadian Borrower Subsidiaries in the jurisdictions contemplated by the Perfection Certificate and copies of the results disclosed by such search and evidence reasonably satisfactory to the Canadian Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section
            6.02 or have been released.

            (i) The U.S. Administrative Agent shall have received (i) counterparts of the Parent Guarantee Agreement signed on behalf of Parent,
      (ii) counterparts of the U.S. Borrower Guarantee Agreement signed on behalf of the U.S. Borrower, (iii) counterparts of the U.S. Subsidiary Guarantee Agreement signed on behalf of each Domestic U.S. Borrower Subsidiary (other than the U.S. Receivables Subsidiary), (iv) counterparts of the Canadian Subsidiary Guarantee Agreement signed on behalf of each Canadian Borrower Subsidiary, (v) counterparts of the Canadian Affiliate Guarantee Agreement signed on behalf of each Foreign Subsidiary and (vi) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the U.S. Borrower and each Domestic U.S. Borrower Subsidiary.

            (j) The U.S. Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

            (k) The Recapitalization shall be consummated simultaneously with the closing under this Agreement in accordance with applicable law and the Recapitalization Agreement and with related documentation reasonably satisfactory to the Lenders, and the Lenders shall be reasonably satisfied with the capitalization, structure and equity ownership of Parent, the Borrowers and the Subsidiaries after giving effect to the Transactions.

            (l) (i) The U.S. Borrower shall have received not less than $300,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes; and (ii) Parent shall have received not less than $50,000,000 in gross cash proceeds from the issuance of the Senior Discount Notes.

            (m) Cypress and certain of its Affiliates shall have contributed the Contributed Amount to Investor.

            (n) The consummation of the Transactions shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of Parent, the Borrowers or any of the Subsidiaries that will be in effect following the consummation of the Recapitalization.
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            (o) The Administrative Agents and the Documentation Agent shall be reasonably satisfied that the Transaction Costs shall not exceed $60,000,000.

            (p) All loans outstanding, interest thereon and other amounts due and payable under the Existing Credit Agreements and the Existing Notes and under each other agreement related thereto shall have been repaid in full, and the U.S. Administrative Agent shall have received duly executed documentation, in form and substance reasonably satisfactory to it, evidencing or necessary for (i) the termination of the Existing Credit Agreements and the Existing Notes and (ii) the cancelation of all related agreements, guarantees and security interests granted by Parent, the Borrowers, the Subsidiaries or any other Person in connection therewith and the discharge of all obligations or interests thereunder.

            (q) After giving effect to the Transactions and the other transactions contemplated hereby, on the Closing Date, Parent, the Borrowers and the Subsidiaries shall have outstanding no indebtedness or capital stock other than (i) the Loans and other extensions of credit hereunder, (ii) the Senior Subordinated Notes, (iii) the Senior Discount Notes, (iv) the Assumed Debt, (v) the capital stock of the Borrowers and the Subsidiaries, all of which shall be owned by Parent, (vi) the Class A Common Stock and (vii) Indebtedness pursuant to any Permitted Receivables Financing.

            (r) The U.S. Administrative Agent and the Documentation Agent shall have received a pro forma consolidated balance sheet of Parent required by
      Section 3.04(b), which balance sheet shall not be materially inconsistent with the forecasts previously provided to the U.S. Administrative Agent.

            (s) The U.S. Administrative Agent shall have received a letter, in form and substance reasonably satisfactory to the Administrative Agents and the Documentation Agent, from Valuation Research Corporation together with such other evidence reasonably requested by the Lenders as to the solvency of Parent, the Borrowers and the Subsidiaries on a consolidated basis after giving effect to the Transactions and the consummation of the other transactions contemplated hereby.

            (t) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no action by any Governmental Authority, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing unduly burdensome conditions on the Transactions or the other transactions contemplated hereby.

            (u) The Administrative Agents and the Documentation Agent shall be reasonably satisfied in all respects with any tax sharing agreements among, Parent, the Borrowers and the Subsidiaries after giving effect to the Transactions.

            (v) The U.S. Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property listed on Schedule 1.01(a), signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, in form and substance reasonably acceptable to the Collateral Agents, together with such endorsements, coinsurance and reinsurance as the Collateral Agents or the Required Lenders may reasonably request, (iii) such current certified surveys as the Administrative Agents or the Required Lenders may reasonably request, (iv) a copy of the original permanent certificate or temporary certificate of occupancy as the same may have been amended or issued from time to time, covering each improvement located upon the Mortgaged Properties, that were required to have been issued by the appropriate Governmental Authority for such improvement and (v) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that with respect to each Mortgaged Property as built it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such Mortgaged Property to the extent each of Parent, the U.S. Borrower and the Canadian Borrower, as applicable, are able to obtain such written confirmation using commercially reasonable efforts.

            (w) The initial closing under the Receivables Sale Agreements, the Receivables Pooling Agreement and the Receivables Supplemental Pooling Agreement shall have been consummated and the Borrowers shall have received an aggregate amount of not less than $250,000,000 as proceeds of the initial sale of receivables thereunder.
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The U.S. Administrative Agent shall notify the Borrowers and the Lenders of the
Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of any of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 5, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any U.S. Issuing Bank or Canadian Issuing Bank to issue, amend, renew or extend any U.S. $ Letter of Credit or C $ Letter of Credit, as the case may be, is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such U.S. $ Letter of Credit or C $ Letter of Credit, as applicable, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties, shall, to such extent, be true and correct in all material respects as of such earlier date.

            (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such U.S. $ Letter of Credit or C $ Letter of Credit, as applicable, no Default shall have occurred and be continuing.

            (c) With respect to any Delayed Draw Term Borrowing, at the time of and immediately after giving effect to such Borrowing (and the Permitted Acquisition financed in connection therewith), the Senior Leverage Ratio shall not exceed (i) on any date prior to June 5, 2000, 4.20 to 1.00 and
      (ii) on June 5, 2000 or any date thereafter, 4.15 to 1.00.

            (d) The U.S. Administrative Agent and, in the case of a C $ Revolving Borrowing, the Canadian Administrative Agent, shall have received a Borrowing Request executed by the U.S. Borrower, and, in the case of a C $ Revolving Borrowing, the Canadian Borrower.

Each Borrowing and each issuance, amendment, renewal or extension of a U.S. $ Letter of Credit or C $ Letter of Credit shall be deemed to constitute a representation and warranty by Parent and the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section and, with respect to any Delayed Draw Term Borrowing, paragraph (c) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all U.S. $ LC Disbursements and C $ LC Disbursements shall have been reimbursed, each of Parent and the Borrowers covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. Each of Parent and the U.S. Borrower will furnish to the U.S. Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year of each of Parent and the U.S. Borrower, its audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and (other than with respect to cash flows) for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of (i) Parent and its consolidated subsidiaries and (ii) the U.S. Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as noted therein);

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each of Parent and the U.S. Borrower, its consolidated balance sheet and related statements of
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      operations, stockholders' equity and cash flows as of the end of and
      (other than with respect to cash flows) for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of (i) Parent and its consolidated subsidiaries and (ii) the U.S. Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as noted therein), subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the U.S. Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14, 6.15 and 6.16 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Parent's and the U.S. Borrower's most-recently delivered audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) no later than 90 days after the end of each fiscal year of Parent (commencing with the fiscal year of Parent ending in December
      1998), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and for each fiscal quarter of such fiscal year);

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent, the U.S. Borrower, the Canadian Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be; and

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Parent, the Borrowers or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agents or any Lender may reasonably request.

            SECTION 5.02. Notices of Material Events. The U.S. Borrower, as soon as practicable after a Financial Officer or other executive officer of either of the Borrowers or Parent knows or reasonably should know thereof, will furnish to the U.S. Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent, the Borrowers or any of their Affiliates that could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Parent, the U.S. Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000;

            (d) the occurrence of any event or action that results in an unfunded liability that, alone or together with any other unfunded liabilities that have occurred in respect of a Foreign Pension Plan that could reasonably be expected to result in liability of Parent, the U.S. Borrower, the Canadian Borrower or any Subsidiary in an aggregate amount exceeding $5,000,000; and

            (e) any other development that results in, or could (either in the reasonable judgment of the U.S. Borrower or in the reasonable judgment of the Person delivering such certificate) be expected to result in, a Material Adverse Effect.
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Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the U.S. Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Information Regarding Collateral. The U.S. Borrower will furnish to the U.S. Administrative Agent prompt written notice of any change (a) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) in any Loan Party's identity or corporate structure or (d) in any Loan Party's Federal Taxpayer Identification Number. Parent and the Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the U.S. Collateral Agent or the Canadian Collateral Agent, as applicable, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Parent and the Borrowers also agree promptly to notify the U.S. Administrative Agent if any material portion of the Collateral is damaged or destroyed.

            SECTION 5.04. Existence; Conduct of Business. Each of Parent and the Borrowers will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

            SECTION 5.05. Payment of Obligations. Each of Parent and the Borrowers will, and will cause each of the Subsidiaries to, pay its Material Indebtedness and Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Parent, the Borrowers or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to pay could not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.06. Maintenance of Properties. Each of Parent and the Borrowers will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            SECTION 5.07. Insurance. Each of Parent and the Borrowers will, and will cause each of the Subsidiaries to, at all times maintain in full force and effect insurance on all their property in at least such amounts and against at least such risks insured against in the same general area by companies engaged in the same or a similar business and such other insurance as may be required by law, provided that any self-insurance maintained by Parent, the Borrowers and the Subsidiaries pursuant to this Section 5.07 shall not exceed $10,000,000 in the aggregate. Each of Parent and the Borrowers will, and will cause each Subsidiary to, furnish to the U.S. Administrative Agent or the Canadian Administrative Agent, upon written request of the applicable Administrative Agent a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the applicable Collateral Agent as an additional insured and/or loss payee.

            SECTION 5.08. Casualty and Condemnation. (a) Parent and the Borrowers will furnish to the U.S. Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral having a fair market value of $1,000,000 or more, or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

            (b) If any event described in paragraph (a) of this Section results in Net Proceeds, the U.S. Administrative Agent is authorized to collect such Net Proceeds and, if received by Parent, either of the Borrowers or any Subsidiary, such Net Proceeds shall be paid over to the applicable Administrative Agent, provided that (i) if the aggregate Net Proceeds in respect of such event (other than proceeds of business interruption insurance) are less than $1,000,000, such Net Proceeds shall be paid over to the applicable Borrower unless a Default has occurred and is continuing, and (ii) all proceeds of business interruption insurance shall be paid over to the U.S. Borrower unless a Default has occurred and is continuing. All such Net Proceeds retained by or paid over to the applicable Administrative Agent shall be held by the applicable Administrative Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Proceeds during a Default.
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                                                                              68


            (c) If any Net Proceeds retained by or paid over to the applicable Administrative Agent as provided above continue to be held by such Administrative Agent on the date that is 18 months after the receipt of such Net Proceeds, then such Net Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(b).

            SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Parent and the Borrowers will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. Each of Parent and the Borrowers will, and will cause each of the Subsidiaries to, permit any representatives designated by the U.S. Administrative Agent, the Canadian Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 5.10. Compliance with Laws. Each of Parent and the Borrowers will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Tranche A Term Loans and Tranche B Term Loans will be used by the U.S. Borrower, together with (a) the net proceeds of the issuance of the Senior Subordinated Notes and the Senior Discount Notes and (b) the proceeds from the initial sale of Receivables under the Permitted Receivables Financing on the Closing Date, solely (i) to repay all amounts outstanding under the Existing Credit Agreements on the Closing Date, (ii) to repay in full the Existing Notes on the Closing Date and (iii) after such repayments, to make an intercompany loan to Parent to be used by Parent, together with the cash proceeds of the Stock Purchase, solely (A) to pay the Aggregate Redemption Price in accordance with the Recapitalization Agreement and (B) to pay the Transaction Costs. The proceeds of the Revolving Loans and Additional Revolving Loans will be used by the Borrowers for general corporate purposes, including the use for Permitted Acquisitions in an aggregate amount not to exceed $25,000,000 at any time outstanding. The proceeds of the Delayed Draw Term Loans will be used by the U.S. Borrower for Permitted Acquisitions. The proceeds of the Swingline Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

            SECTION 5.12. Additional Subsidiaries. If any additional direct or indirect Subsidiary is formed or acquired after the Closing Date, Parent will notify the applicable Administrative Agent thereof and (a) if such Subsidiary is a Domestic U.S. Borrower Subsidiary, Parent will cause such Subsidiary to become a party to the U.S. Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each other applicable U.S. Security Document in the manner provided therein within 30 Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the U.S. Administrative Agent or the Required Lenders shall reasonably request, (b) if such Subsidiary is a Canadian Borrower Subsidiary, Parent will cause such Subsidiary to become a party to the Canadian Subsidiary Guarantee Agreement and each other applicable Canadian Security Document in the manner provided therein within 30 Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Canadian Administrative Agent or the Required Lenders shall reasonably request, (c) if such Subsidiary is a Foreign Subsidiary, Parent will cause such Subsidiary to become a party to the Canadian Security Agreement, the Canadian Affiliate Guarantee Agreement or the Canadian Borrower Subsidiary Agreement, as applicable, and each other applicable Security Document in the manner provided therein within 30 Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect liens on such Subsidiary's assets to secure the Obligations as the Administrative Agents or the Required Lenders shall reasonably request, (d) if any shares of capital stock or Indebtedness of any such additional Subsidiary are owned by or on behalf of any Loan Party, Parent will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the applicable Pledge Agreement within 30 Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Canadian Borrower Subsidiary or a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the U.S. Pledge Agreement to secure the obligations of the U.S. Borrower and the Domestic U.S. Borrower Subsidiaries may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

            SECTION 5.13. Further Assurances. (a) Each of Parent and the Borrowers will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and
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instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the U.S. Administrative Agent, the Canadian Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien (subject to Liens permitted by Section 6.02), all at the expense of the Loan Parties.

            (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired (including by means of a Permitted Acquisition) by Parent, either of the Borrowers or any other Loan Party after the Closing Date (other than assets constituting Collateral under either of the Security Agreements that become subject to the Lien of either of the Security Agreements upon acquisition thereof), Parent and the Borrowers will notify the U.S. Administrative Agent, the Canadian Administrative Agent and the Lenders thereof, and, if requested by the U.S. Administrative Agent, the Canadian Administrative Agent or the Required Lenders, will cause such assets (except for Receivables of the Borrowers and certain of their subsidiaries party to the Receivables Sale Agreements that are sold pursuant to the Permitted Receivables Financing) to be subjected to a Lien securing the Obligations and will take, and cause such Loan Parties to take, such actions as shall be necessary or reasonably requested by the U.S. Administrative Agent or the Canadian Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the applicable Loan Parties.

            SECTION 5.14. Landlord Consents. (a) Each of Parent and the Borrowers will, and will cause the Subsidiaries to, at its own expense, use commercially reasonable efforts to obtain (i) a consent substantially in the form of Exhibit K or such other form as may be reasonably satisfactory to the U.S. Administrative Agent or Canadian Administrative Agent, as applicable, from the landlord of each leased property (including pursuant to any Capital Lease) listed on Schedule 3.05, in which such landlord acknowledges the U.S. Administrative Agent's or the Canadian Administrative Agent's, as applicable, first priority security interest in any Collateral located on such leased property and pledged to the applicable Collateral Agent and (ii) prior to entering into a lease of a facility in which any Collateral will be located on or after the Closing Date, a consent from each landlord of any such facility, in which such landlord acknowledges the applicable Collateral Agent's first priority security interest in any Collateral to be located on such leased property and pledged to such Collateral Agent.

            (b) Within 90 days after the Closing Date, the Borrowers shall have obtained a consent substantially in the form of Exhibit K from the landlord with respect to (i) the U.S. Borrower's regional distribution centers in Sparks, NV, and Warrendale, PA, in which such landlord acknowledges the U.S. Administrative Agent's first-priority security interest in any Collateral located on such leased property and pledged to the U.S. Collateral Agent and (ii) the Canadian Borrower's regional distribution center in Dorval, Quebec, in which such landlord acknowledges the Canadian Administrative Agent's first-priority security interest in any Collateral located on such leased property and pledged to the Canadian Collateral Agent.

            SECTION 5.15. Surveys. Within 90 days after the Closing Date, for each Mortgaged Property, the Borrowers shall deliver or cause to be delivered an A.L.T.A. survey in form and substance reasonably satisfactory to the U.S. Administrative Agent and endorsements to the title policies required by Section 4.01(v)(ii) providing for survey-related coverage reasonably satisfactory to the U.S. Administrative Agent.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all U.S. $ LC Disbursements and C $ LC Disbursements shall have been reimbursed, each of Parent and the Borrowers covenants and agrees with the Lenders that:

            SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Parent and the Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness created under the Loan Documents;
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                                                                              70


            (ii) Indebtedness (other than the Senior Subordinated Notes and the Senior Discount Notes) existing on the date hereof and set forth in
      Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

            (iii) Indebtedness (A) of the U.S. Borrower or any Domestic Subsidiary (other than the Receivables Subsidiary) to the U.S. Borrower, the Canadian Borrower or any Subsidiary (other than the Receivables Subsidiary), (B) of the Canadian Borrower or any Canadian Borrower Subsidiary to the Canadian Borrower or any Canadian Borrower Subsidiary,
      (C) of the Canadian Borrower or any Canadian Borrower Subsidiary to the U.S. Borrower or any Domestic Subsidiary (other than the Receivables Subsidiary) and (D) of any Foreign Subsidiary or Joint Venture to the U.S. Borrower or any Domestic Subsidiary (other than the Receivables Subsidiary); provided, however, that any Indebtedness incurred pursuant to clause (C) or (D) above shall be subject to the provisions of Section 6.04;

            (iv) Guarantees (A) by the U.S. Borrower, the Canadian Borrower or any Subsidiary (other than the Receivables Subsidiary) of Indebtedness of the U.S. Borrower or any Domestic Subsidiary (other than the Receivables Subsidiary), (B) by the Canadian Borrower, any Canadian Borrower Subsidiary or any Foreign Subsidiary of Indebtedness of the Canadian Borrower or any Canadian Borrower Subsidiary, (C) by the U.S. Borrower or any Domestic Subsidiary (other than the Receivables Subsidiary) of Indebtedness of the Canadian Borrower or any Canadian Borrower Subsidiary and (D) by the U.S. Borrower or any Domestic Subsidiary (other than the Receivables Subsidiary) of Indebtedness of any Foreign Subsidiary or Joint Venture; provided, however, that any Guarantees pursuant to clause (C) or
      (D) above shall be subject to the provisions of Section 6.04;

            (v) Indebtedness of the U.S. Borrower, the Canadian Borrower or any Subsidiary (other than the Receivables Subsidiary) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, and provided further that the aggregate principal amount of Indebtedness permitted by this clause
      (v) that is incurred following the Closing Date shall not exceed at any time $75,000,000 less the aggregate amount of Indebtedness outstanding at such time pursuant to Section 6.01(xii);

            (vi) Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $15,000,000 at any time outstanding;

            (vii) (A) up to $300,000,000 in aggregate principal amount of the Senior Subordinated Notes, (B) $87,000,000 in aggregate amount of the Senior Discount Notes resulting in aggregate proceeds to the Parent of approximately $50,000,000 and (C) Permitted Subordinated Refinancing Debt issued in respect of the Senior Subordinated Notes or the Senior Discount Notes;

            (viii) Indebtedness of the Borrowers and the Subsidiaries incurred pursuant to any Permitted Receivables Financing;

            (ix) Indebtedness (in addition to Indebtedness otherwise permitted by this Section) in an aggregate principal amount not exceeding $30,000,000 at any time outstanding, provided that the aggregate principal amount of Indebtedness of the Subsidiaries permitted by this clause (ix) shall not exceed $10,000,000 at any time outstanding;

            (x) (A) other subordinated Indebtedness of Parent or the U.S. Borrower (together with any Permitted Subordinated Refinancing
      Indebtedness incurred to refinance such Indebtedness) in an aggregate principal amount of up to $100,000,000 at any time outstanding, provided that such Indebtedness shall (v) be subject to subordination provisions that, in the reasonable judgment of the U.S. Administrative Agent, are no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes, (w) be subject to no covenant more restrictive in any material respect than those contained in the Senior Subordinated Notes Indenture, (x) provide for no principal
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                                                                              71


      payments (including any sinking fund therefore) earlier than the 91st day after the Tranche B Maturity Date, (y) accrue interest at a rate determined in good faith by the Board of Directors of Parent to be a market rate of interest for such other subordinated Indebtedness at the time of issuance thereof and (z) be reasonably satisfactory in all other respects to the U.S. Administrative Agent, and (B) any Permitted Subordinated Refinancing Debt with respect to such other subordinated Indebtedness, provided that at the time of the incurrence of such subordinated Indebtedness or Permitted Subordinated Refinancing Debt with respect to such other subordinated Indebtedness and after giving effect to the incurrence thereof, no Default or Event of Default has occurred and is continuing;

            (xi) Indebtedness representing the obligations of Parent to make payments in connection with the cancelation or repurchase of common stock of officers, employees and directors of Parent, the Borrowers and the Subsidiaries to the extent permitted by Section 6.08, provided that (A) the aggregate principal amount of Indebtedness permitted by this clause
      (xi) shall not exceed $5,000,000 at any time outstanding and (B) such Indebtedness shall be subordinated to the Obligations on a basis no less favorable to the Lenders than the subordination provisions of the Senior Subordinated Notes;

            (xii) Indebtedness arising under Capital Leases entered into in connection with any sale and lease-back transaction permitted under
      Section 6.06 in an aggregate amount not to exceed at any time $75,000,000 less the aggregate amount of Indebtedness outstanding at such time pursuant to Section 6.01(v);

            (xiii) Indebtedness of the Borrowers or any Subsidiary in connection with any Permitted Acquisition in respect of customary "earn-out" provisions or other similar deferred purchase price obligations, in each case on terms substantially similar to those outstanding on the date hereof, in an aggregate amount not to exceed $50,000,000 at any time outstanding; and

            (xiv) Guarantees by the U.S. Borrower of loans to officers, directors and employees of the U.S. Borrower from PNC Bank for the purpose of purchasing capital stock of the U.S. Borrower; provided, however, that any Guarantees pursuant to this clause (xiv) shall be subject to Section 6.04(v).

            (b) Neither Parent nor the Borrowers will, nor will they permit any Subsidiary to, issue any preferred stock except for (i) preferred stock (A) all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash, until June 5, 2006, (B) that is not subject to redemption prior to June 5, 2006, other than redemption at the option of the issuer of such preferred stock, (C) that is, upon any such redemption, subject to subordination provisions that, in the reasonable judgment of the U.S. Administrative Agent, are no less favorable to the Borrowers or the Lenders than the subordination provisions of the Senior Subordinated Notes, (D) that contains no covenants and
(E) the aggregate liquidation preference of which shall at no time exceed the difference between (x) $100,000,000 and (y) the aggregate principal amount of any subordinated Indebtedness issued as permitted by Section 6.01(a)(x) and outstanding at such time or (ii) preferred stock (A) issued by Parent in exchange for Class A Common Stock, (B) all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) in additional shares of such preferred stock, in lieu of cash, (C) that is not subject to redemption other than redemption at the option of Parent, (D) that is, upon any such redemption, subject to subordination provisions that, in the reasonable judgment of the U.S. Administrative Agent, are no less favorable to the Borrowers or the Lenders than the subordination provisions of the Senior Subordinated Notes and (E) that contains no covenants.

            (c) Except as expressly permitted under Section 6.08, neither Parent nor the Borrowers will, nor will they permit any Subsidiary to, be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of capital stock of Parent, the Borrowers or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock except for obligations pursuant to the Recapitalization Agreement.

            SECTION 6.02. Liens. Parent and the Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter
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                                                                              72


acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Liens created under the Loan Documents;

            (b) Permitted Encumbrances;

            (c) any Lien on any property or asset of the Borrowers or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of Parent, the Borrowers or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) any Lien existing on any property or asset prior to the acquisition thereof by Parent, the Borrowers or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Parent, the Borrowers or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrowers or any Subsidiary, provided that (A) such security interests secure Indebtedness permitted by clause (v) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 75% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of Parent, the Borrowers or any Subsidiary;

            (f) Liens arising from UCC financing statements regarding leases permitted by this Agreement with respect to property subject to such leases;

            (g) Liens imposed pursuant to Environmental Laws or ERISA to the extent not in violation of any of the representations, warranties or covenants in respect of Environmental Laws or ERISA made by Parent or the Borrowers in this Agreement;

            (h) "Permitted Encumbrances" under and as such term or its equivalent is defined in the respective Mortgages;

            (i) Liens (other than those permitted by paragraphs (a) through (h) above) securing Indebtedness permitted hereunder in an aggregate amount not exceeding $35,000,000 at any time outstanding; and

            (j) Liens on Receivables and Related Property sold, financed, pledged or otherwise transferred in connection with any Permitted Receivables Financing.

            SECTION 6.03. Fundamental Changes. (a) Parent and the Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary (other than the Receivables Subsidiary) may merge into the U.S. Borrower or any Domestic Subsidiary (other than the Receivables Subsidiary) in a transaction in which the U.S. Borrower or such Domestic Subsidiary is the surviving corporation, (ii) any Canadian Borrower Subsidiary or Foreign Subsidiary may merge into the Canadian Borrower or any Canadian Borrower Subsidiary in a transaction in which the Canadian Borrower or such Canadian Borrower Subsidiary is the surviving entity, (iii) any Foreign Subsidiary may merge into any other Foreign Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the U.S. Borrower determines in good faith that such liquidation or dissolution is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
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                                                                              73


            (b) The Borrowers will not, and will not permit any of the Subsidiaries (other than the Receivables Subsidiary) to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

            (c) Parent will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the U.S. Borrower, actions contemplated by the Recapitalization Agreement and the Loan Documents, activities reasonably related to those being conducted on the Closing Date and activities incidental thereto. Parent will not own or acquire any assets (other than shares of capital stock of the U.S. Borrower, any personal property owned by Parent on the Closing Date, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Recapitalization Agreement, the Loan Documents, liabilities existing on the Closing Date, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

            (d) The Receivables Subsidiary will not engage in any business other than the purchase and sale or other transfer of Receivables (or participation interests therein) in connection with any Permitted Receivables Financing, together with activities directly related thereto.

            SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Parent and the Borrowers will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (a) pursuant to the Recapitalization Agreement;

            (b) Permitted Acquisitions;

            (c) the U.S. Borrower and its subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables and extensions of payment in the ordinary course of business consistent with past practices) of the U.S. Borrower or such subsidiary;

            (d) Permitted Investments;

            (e) investments existing on the date hereof and set forth on
Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

            (f) investments by the U.S. Borrower in the capital stock of the Canadian Borrower and the Subsidiaries (other than the Receivables Subsidiary), provided that (i) any such shares of capital stock shall be pledged pursuant to the U.S. Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12), (ii) the amount of investments by the U.S. Borrower and any Domestic Subsidiaries in the Canadian Borrower and the Canadian Borrower Subsidiaries shall not exceed in the aggregate at any time outstanding an amount equal to $50,000,000 minus the amount of any investments made pursuant to Section 6.04(g)(ii), (h)(i) and
(n)(i) and (iii) the amount of investments by the U.S. Borrower in the Foreign Subsidiaries or any Joint Venture shall not exceed in the aggregate at any time outstanding an amount equal to the lesser at such time of (A) $25,000,000 minus the amount of any investments made pursuant to Section 6.04(g)(iii) and (n)(ii) and (B) $60,000,000 minus the amount of any investments made pursuant to Section 6.04(g)(iii), (h)(ii) and (n)(ii);

            (g) loans or advances (i) made by the U.S. Borrower to any Domestic Subsidiary (other than the Receivables Subsidiary), (ii) made by the U.S. Borrower to the Canadian Borrower or any Canadian Borrower Subsidiary in an aggregate amount not to exceed at any time outstanding an amount equal to $50,000,000 minus the amount of any investments made pursuant to Section 6.04(f)(ii), (h)(i) and (n)(i), (iii) made by the U.S. Borrower to any Foreign Subsidiary or any Joint Venture in an aggregate amount not to exceed at any time outstanding an amount equal to the lesser at such time of (A) $25,000,000 minus the amount of any investments made pursuant to Section 6.04(f)(iii) and (n)(ii) and (B) $60,000,000 minus the amount of any investments made pursuant to Section 6.04(f)(iii), (h)(ii) and (n)(ii), and (iv) made by the Canadian Borrower to the U.S. Borrower, the Canadian Borrower Subsidiaries or any Domestic Subsidiary
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                                                                              74


(other than the Receivables Subsidiary), provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the U.S. Pledge Agreement;

            (h) Guarantees constituting Indebtedness permitted by Section 6.01 (other than Section 6.01(xiv)), provided that Guarantees (i) made by the U.S. Borrower and any Domestic Subsidiaries of Indebtedness of the Canadian Borrower or any Canadian Borrower Subsidiary shall not exceed at any time outstanding an amount equal to $50,000,000 minus the amount of any investments made pursuant to
Section 6.04(f)(ii), (g)(ii) and (n)(i) and (ii) made by the U.S. Borrower and any Domestic Subsidiaries of Indebtedness of the Foreign Subsidiaries or any Joint Venture shall not exceed at any time outstanding an amount equal to the lesser at such time of (A) $35,000,000 and (B) $60,000,000 minus the amount of any investment made pursuant to Section 6.04(f)(iii), (g)(iii) and (n)(ii);

            (i) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (j) loans and advances to officers, directors or employees in the ordinary course of business, provided that such loans and advances shall not exceed in the aggregate at any time outstanding an amount equal to $20,000,000 minus the amount of any investment made pursuant to Section 6.04(v);

            (k) investments otherwise permitted by Section 6.03(a) and Section 6.07;

            (l) acquisitions of property, plant and equipment that constitute a business unit and are Capital Expenditures otherwise permitted by Section 6.13;

            (m) investments in any Subsidiary with proceeds of dividends paid in accordance with Section 6.08(a)(iv) to the extent such investments are used by such Subsidiary to discharge liabilities of Parent, either of the Borrowers or such Subsidiary otherwise permitted to be discharged under this Agreement;

            (n) investments by Parent in the Borrowers or any Subsidiary, provided that the aggregate amount of such investments to (i) the Canadian Borrower and the Canadian Borrower Subsidiaries shall not exceed at any time outstanding an amount equal to $50,000,000 minus the amount of any investments made pursuant to Section 6.04(f)(ii), (h)(i) and (g)(ii) and (ii) to the Foreign Subsidiaries or any Joint Venture shall not exceed at any time outstanding an amount equal to the lesser at such time of (A) $25,000,000 minus the amount of any investments made pursuant to Section 6.04(f)(iii) or (g)(iii) and (B) $60,000,000 minus the amount of any investments made pursuant to Section 6.04(f)(iii), (g)(iii) and (h)(ii);

            (o) trade credit extended to customers of the Borrowers in the ordinary course of business;

            (p) investments (in addition to investments otherwise permitted by this Section) in an aggregate amount not to exceed $25,000,000 at any time outstanding;

            (q) investments by the Borrowers or any Subsidiary in (i) the capital stock of the Receivables Subsidiary and (ii) other interests in the Receivables Subsidiary, in each case to the extent determined by the Borrowers in their judgment to be reasonably necessary in connection with or required by the terms of the Permitted Receivables Financing;

            (r) investments in the Fife LLC in connection with the Fife Transaction;

            (s) investments of any Person existing at the time such Person becomes a Subsidiary or at the time such Person merges or consolidates with either of the Borrowers or any of the Subsidiaries, in either case in compliance with the terms of this Agreement, provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such merger or consolidation;

            (t) loans to the Receivables Subsidiary evidenced by any subordinated notes issued to the U.S. Borrower or any Subsidiary under the U.S. Receivables Sale Agreement or any subordinated notes issued to the Canadian Borrower or any Subsidiary under the Canadian Receivables Sale Agreement;

            (u) interests acquired or retained by the Receivables Subsidiary in the trust created under the Receivables Supplemental Pooling Agreement; and
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                                                                              75


            (v) Guarantees constituting Indebtedness pursuant to Section 6.01(xiv), provided that such Guarantees shall not be given with respect to Indebtedness that exceeds in the aggregate at any time outstanding $20,000,000 minus the amount of any investment pursuant to Section 6.04(j).

            SECTION 6.05. Asset Sales. Parent and the Borrowers will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will Parent or the U.S. Borrower permit the U.S. Borrower, the Canadian Borrower or any of the Subsidiaries to issue any additional shares of its capital stock or other ownership interest in the U.S. Borrower, the Canadian Borrower or such Subsidiary, as the case may be, except:

            (a) sales or other dispositions of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

            (b) sales, transfers and dispositions to the U.S. Borrower, the Canadian Borrower or a Subsidiary (other than, except as set forth in clause (e), the Receivables Subsidiary), provided that any such sales, transfers or dispositions from the U.S. Borrower or any Domestic Subsidiary to the Canadian Borrower, any Canadian Borrower Subsidiary or any Foreign Subsidiary shall be made in compliance with Section 6.09 and shall not exceed $5,000,000 during the term of this Agreement;

            (c) sales, transfers and dispositions of assets (other than capital stock of the Borrowers or any Subsidiary) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $5,000,000 during any fiscal year of the U.S. Borrower or $20,000,000 in the aggregate during the term of this Agreement;

            (d) pursuant to a transaction permitted by Section 6.03(a);

            (e) the Borrowers and the Subsidiaries may sell or discount, in each case without recourse (other than customary representations, warranties and retained interests), Receivables to the Receivables Subsidiary, and the Receivables Subsidiary may sell Receivables and Related Property or an undivided interest therein to any other Person, pursuant to any Permitted Receivables Financing, and convert or exchange Receivables and Related Property into or for notes receivable in connection with the compromise or collection thereof;

            (f) sales of assets in connection with a sale and lease-back transaction permitted by Section 6.06; and

            (g) sales of assets to Fife LLC in connection with the Fife Transaction.

provided that all sales, transfers, leases and other dispositions permitted under paragraphs (a), (b) and (c) above shall be made for fair market value and for cash consideration equal to at least 75% of such fair market value.

            SECTION 6.06. Sale and Lease-Back Transactions. Parent and the Borrowers will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that the Borrowers and the Subsidiaries (other than the Receivables Subsidiary) may enter into any such transaction with respect to assets having a fair market value not in excess of $75,000,000 in the aggregate during the term of this Agreement.

            SECTION 6.07. Hedging Agreements. Parent and the Borrowers will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than (a) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrowers or the Subsidiaries are exposed in the conduct of their business or the management of their liabilities and (b) Hedging Agreements that are reasonably acceptable to the U.S. Administrative Agent and are entered into in connection with any Permitted Receivables Financing.

            SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a) Parent and the Borrowers will not, and will not permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, except (i) Parent may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock or options, warrants or other rights to
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                                                                              76


purchase common stock, (ii) the Subsidiaries and the Canadian Borrower may declare and pay dividends ratably with respect to their capital stock, (iii) Parent may make payments to officers, employees and directors of Parent, the Borrowers and the Subsidiaries (or to the respective estate or permitted transferee under such plans or agreements of any such officer, employee or director) in connection with the cancelation or repurchase of common stock (or options, warrants or other rights to purchase common stock) previously issued to such officers, employees and directors pursuant to and in accordance with stock option plans or other benefit plans or compensation agreements (or agreements entered into in connection therewith) entered into in the ordinary course of business for officers, employees and directors of Parent, the Borrowers and the Subsidiaries, either in the form of cash paid to repurchase such common stock or cash paid with respect to Indebtedness previously issued as permitted by Section 6.01(a)(xi) to repurchase such common stock, provided that all payments pursuant to this clause (iii) do not exceed (A) during any fiscal year, an aggregate amount equal to $5,000,000 plus the cash proceeds to Parent of any sale or resale of common stock during such fiscal year to other or new employees, officers or directors of Parent, the Borrowers or any Subsidiary or (B) during the term of this Agreement, an aggregate amount equal to $20,000,000 plus the cash proceeds to Parent of any sale or resale of common stock during the term of this Agreement to other or new employees, officers or directors of Parent, the Borrowers or any Subsidiary, (iv) the U.S. Borrower may pay dividends to Parent at such times and in such amounts, not exceeding $1,000,000 during any fiscal year, as shall be necessary to permit Parent to discharge liabilities of Parent, the Borrowers and the Subsidiaries otherwise permitted to be discharged under this Agreement, (v) the Borrowers and the Subsidiaries may make Restricted Payments to Parent in order to pay Parent's Taxes, (vi) the Borrowers and the Subsidiaries may make Restricted Payments to Parent in order for Parent (A) to satisfy obligations (other than in respect of Transaction Costs) incurred pursuant to transactions permitted under Section 6.09(d), (e) or (f) and (B) to pay Transaction Costs up to $60,000,000, consisting of transaction advisory fees, fees to Cypress and its Affiliates, consulting fees and other miscellaneous fees and expenses and (vii) the Borrowers and the Subsidiaries may make Restricted Payments to Parent at any time after the fifth anniversary of the Closing Date in order to enable Parent to pay cash interest on the Senior Discount Notes in accordance with their terms, provided that (A) at the time of any such Restricted Payment no Default or Event of Default shall have occurred and be continuing, (B) after giving effect to any such Restricted Payment, Parent and the Borrowers shall be in compliance, on a pro forma basis, with the covenants set forth in Sections 6.14, 6.15 and 6.16 and (C) such Restricted Payments shall not exceed in any quarterly period the amounts due with respect to the Senior Discount Notes for such quarter.

            (b) Parent and the Borrowers will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other dis tribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

            (i) payment of Indebtedness created under the Loan Documents;

            (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

            (iii) refinancings of Indebtedness to the extent permitted by
      Section 6.01; and

            (iv) payments in respect of any Permitted Receivables Financing.

            SECTION 6.09. Transactions with Affiliates. Other than the Transactions, Parent and the Borrowers will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that do not involve Parent or Investor and are at prices and on terms and conditions not less favorable to the Borrowers or any Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrowers and the Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) the payment by Parent or the U.S. Borrower of fees, expenses or other amounts to Cypress and its Affiliates in connection with the Transactions (provided that the Transaction Costs shall not exceed $60,000,000) and payments by Parent, the Borrowers and the Subsidiaries to Cypress and its Affiliates made pursuant to any financial, advisory, consulting, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case to the extent that the Board of Directors of such Person has determined in good faith that such amounts are reasonable in light of current market practices with respect to payment for such services, (e) employment and compensation arrangements entered into in the ordinary course of business with officers of Parent, the Borrowers and the Subsidiaries, (f) customary fees paid to members of the Board of Directors of Parent, the Borrowers and the Subsidiaries for their services as directors and
(g) any Permitted Receivables Financing.

            SECTION 6.10. Other Indebtedness. Parent and the Borrowers will not permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of Parent, the Borrowers or any Subsidiary is outstanding to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders.

            SECTION 6.11. Restrictive Agreements. Parent and the Borrowers will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Parent, the Borrowers or any Subsidiary (other than the Receivables Subsidiary) to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of the Canadian Borrower or any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the U.S. Borrower, the Canadian Borrower, any Domestic Subsidiary or any Canadian Borrower Subsidiary or to Guarantee Indebtedness of the U.S. Borrower, the Canadian Borrower, any Domestic Subsidiary or any Canadian Borrower Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.11 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of this Section shall not apply to customary provisions in leases restricting the assignment thereof and (vi) the foregoing shall not apply to restrictions and conditions imposed by any Permitted Receivables Financing.

            SECTION 6.12. Amendment of Material Documents. (a) Parent and the Borrowers will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (i) its certificate of incorporation, by-laws or other organizational documents, (ii) the Recapitalization Agreement, (iii) the Senior Subordinated Note Indenture, (iv) the Senior Discount Note Indenture or
(v) documents in respect of any Permitted Subordinated Refinancing Debt, if any, to the extent that such amendment, modification or waiver would be adverse to the Lenders.

            (b) Parent and the Borrowers will not, and will not permit any Subsidiary to, amend, modify or waive any of its material rights under (i) the Receivables Sale Agreements, (ii) the Receivables Pooling Agreement, (iii) the Receivables Supplemental Pooling Agreement or (iv) any other Permitted Receivables Financing, if any, to the extent that such amendment, modification or waiver would be materially adverse to the Lenders.

            SECTION 6.13. Capital Expenditures. (a) Parent and the U.S. Borrower will not permit the aggregate amount of Capital Expenditures made by Parent, the Borrowers and the Subsidiaries in any fiscal year to exceed the amount set forth below opposite such year, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the first and last day of the fiscal year of Parent beginning and ending, respectively, on or about such dates:

                 Fiscal Year                        Amount
                 -----------                        ------

January 1, 1998--December 31, 1998                $25,000,000
January 1, 1999--December 31, 1999                $25,000,000
January 1, 2000--December 31, 2000                $30,000,000
January 1, 2001--December 31, 2001                $30,000,000
January 1, 2002--December 31, 2002                $35,000,000
January 1, 2003--December 31, 2003                $35,000,000
January 1, 2004--December 31, 2004                $35,000,000
January 1, 2005--December 31, 2005                $35,000,000
January 1, 2006--Tranche B Maturity Date          $35,000,000
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                                                                              78


            (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made pursuant to clause (a) in any fiscal year is greater than the amount of Capital Expenditures made during such fiscal year, 50% of such excess may be carried forward and utilized in the immediately succeeding fiscal year (it being understood and agreed that (i) no amount may be carried forward beyond the year immediately succeeding the fiscal year in which it arose and (ii) no portion of the carry-forward amount available in any fiscal year may be used until the entire amount of Capital Expenditures permitted to be made in such fiscal year (without giving effect to such carry-forward amount) shall have been made).

            SECTION 6.14. Leverage Ratio. Parent and the U.S. Borrower will not permit the Leverage Ratio as of the end of any four-fiscal-quarter period ending during any period set forth below to be in excess of the ratio set forth below opposite such period, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the last day of the fiscal period of Parent ending on or about such dates:

                   Period                             Ratio
                   ------                             -----

January 1, 1998--December 31, 1998               5.00 to 1.00
January 1, 1999--December 31, 1999               4.50 to 1.00
January 1, 2000--December 31, 2000               3.75 to 1.00
January 1, 2001--December 31, 2001               3.00 to 1.00
January 1, 2002--December 31, 2002               2.50 to 1.00
January 1, 2003--December 31, 2003               2.25 to 1.00
January 1, 2004--December 31, 2004               2.25 to 1.00
January 1, 2005--December 31, 2005               2.25 to 1.00
January 1, 2006--Tranche B Maturity Date         2.25 to 1.00

            SECTION 6.15. Consolidated Net Cash Interest Expense Coverage Ratio. Parent and the U.S. Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Cash Interest Expense for any four-fiscal-quarter period ending on any date or during any period set forth below to be less than the ratio set forth below opposite such period, provided that for any period set forth below, the dates constituting the beginning and end of such period shall refer to the first and last day of the fiscal period of Parent ending on or about such dates:

                   Period                             Ratio
                   ------                             -----

January 1, 1998--December 31, 1998               1.65 to 1.00
January 1, 1999--December 31, 1999               1.80 to 1.00
January 1, 2000--December 31, 2000               2.00 to 1.00
January 1, 2001--December 31, 2001               2.25 to 1.00
January 1, 2002--December 31, 2002               2.50 to 1.00
January 1, 2003--December 31, 2003               2.50 to 1.00
January 1, 2004--December 31, 2004               2.75 to 1.00
January 1, 2005--December 31, 2005               2.75 to 1.00
January 1, 2006--Tranche B Maturity Date         2.75 to 1.00

            SECTION 6.16. Working Capital Covenant. Parent and the U.S. Borrower will not permit the Working Capital Ratio to be less than 1.20 to 1.00 at any time.

            SECTION 6.17. Additional Subsidiaries. Parent and the Borrowers will not, and will not permit any Subsidiary to, create any additional Subsidiary (other than the Receivables Subsidiary) unless such Subsidiary is a Loan Party.

            SECTION 6.18. Fiscal Year. Parent and the Borrowers will not, and will not permit the Subsidiaries to, change the financial reporting convention by which Parent, the Borrowers and the Subsidiaries determine the dates on which their fiscal years and fiscal quarters will end; provided, however, that Parent, the
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                                                                              79


Borrowers and the Subsidiaries may, upon 30 days' prior written notice to the U.S. Administrative Agent, change the financial reporting convention so long as
(a) such change applies to Parent, the Borrowers and all the Subsidiaries and
(b) such financial reporting convention specified above is reasonably acceptable to the U.S. Administrative Agent, in which case Parent and the U.S. Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting convention.

                                   ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) either of the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) either of the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made or deemed made by or on behalf of Parent, the Borrowers or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) Parent or either of the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02,
      5.04 (with respect to the existence of Parent or either of the Borrowers),
      5.11 or in Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, to the U.S. Borrower or the Canadian Borrower, as applicable (which notice will be given at the request of any Lender);

            (f) Parent, either of the Borrowers or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (subject to relevant grace periods therein), when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due (after any applicable grace periods therein), or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any of Parent, the Borrowers or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of Parent, the Borrowers or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) Parent, either of the Borrowers or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, either of the Borrowers or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
      (vi) take any action for the purpose of effecting any of the foregoing;

            (j) Parent, either of the Borrowers or any Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against Parent, either of the Borrowers or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Parent, either of the Borrowers or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Parent, either of the Borrowers or any Subsidiary in an aggregate amount exceeding (i) $10,000,000 in any year or (ii) $20,000,000 for all periods;

            (m) (i) any Loan Document (other than any U.S. $ Letter of Credit or C $ Letter of Credit) shall, at any time, cease to be in full force and effect (unless released as permitted under this Agreement) or shall be declared null and void, or the validity or enforceability in any respect thereof shall be contested by any Loan Party or (ii) any Lien purported to be created under any of the Security Documents shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on Collateral with a fair market value of $1,000,000 or more, with the priority required by the applicable Security Document, except (a) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (B) as a result of the U.S. Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the U.S. Pledge Agreement or to file any continuation statements with respect to the Collateral; or

            (n) a Change in Control shall occur; or

            (o) any default or other event shall have occurred under the Receivables Sale Agreements, the Receivables Pooling Agreement, the Receivables Supplemental Pooling Agreement or any other document governing any Permitted Receivables Financing if the effect of such default or other event is to cause the termination of any Permitted Receivables Financing;

then, and in every such event (other than an event with respect to Parent or either of the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, may, and at the request of the Required Lenders shall, by notice to the applicable Borrower take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to Parent or either of Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

               The Administrative Agents and the Collateral Agents

            In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as U.S. Administrative Agent and U.S. Collateral Agent on behalf of the Term Lenders, the U.S. $ Revolving Lenders, the Additional Revolving Lenders and the U.S. Issuing Banks, and The Chase Manhattan Bank of Canada is hereby appointed to act as Canadian Administrative Agent and Canadian Collateral Agent on behalf of the C $ Revolving Lenders and the Canadian Issuing Banks (for purposes of this
Article VIII, the U.S. Administrative Agent, the Canadian Administrative Agent, the U.S. Collateral Agent and the Canadian Collateral Agent are referred to collectively as the "Agents"). The Canadian Collateral Agent hereby agrees to act as the fonde de pouvoir (i.e., holder of the power of attorney) of the Canadian Secured Parties to the extent necessary or desirable for the purposes of creating, maintaining or enforcing any security interest created or established or to be created or established under any of the Canadian Security Documents including entering into the Canadian Security Documents and exercising all or any of the rights, powers, trusts or duties conferred upon the Canadian Collateral Agent therein or conferred upon the Canadian Collateral Agent hereunder with respect to such security interest, and each Canadian Secured Party by executing this Credit Agreement accepts the Canadian Collateral Agent as the fonde de pouvoir of such Canadian Secured Party for such purposes. Each of the Lenders and Issuing Banks hereby irrevocably authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            The banks serving as Administrative Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agents, and such banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent, either of the Borrowers, any Subsidiary or other Affiliate thereof or Investor as if they were not the Administrative Agents hereunder.

            The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise upon the receipt of a written request by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, either of the Borrowers or any of the Subsidiaries that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Parent, either of the Borrowers or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

            Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may
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                                                                              82


perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

            Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks, Parent and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with Parent and the U.S. Borrower, to appoint a successor, provided that, in the case of the resignation of the Canadian Administrative Agent or the Canadian Collateral Agent, Lenders holding a majority of the C $ Revolving Loans shall have such right in consultation with the Canadian Borrower. If no successor shall have been so appointed by the Required Lenders (or the C $ Revolving Lenders, in the case of the Canadian Administrative Agent or the Canadian Collateral Agent) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank (or in the case of a successor to the Canadian Administrative Agent or the Canadian Collateral Agent, a Canadian bank with an office in Toronto having a combined capital and surplus of at least $500,000,000). Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the applicable Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the applicable Borrower and such successor. After the applicable Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                         Collection Allocation Mechanism

            SECTION 9.01. Implementation of CAM. (a) On the CAM Exchange Date,
(i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender's interest in the Designated Obligations of each Loan Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Designated Obligations of each Loan Party in respect of each such Credit Facility and each LC Reserve Account established pursuant to Section 9.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility. Each Loan Party agrees from time to time to execute and deliver to the U.S. Administrative Agent all such Notes and other instruments and documents as the U.S. Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any Notes originally received by it in connection with its Loans hereunder to the U.S. Administrative Agent against delivery of new Notes evidencing its interests in the Credit Facilities; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such Note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

            (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each pay ment received by the Administrative Agents or the Collateral Agents pursuant to any Loan Document in respect of the Designated Obligations, and each distribution made by the Collateral Agents pursuant to any Security Documents in respect of the Designated Obligations, shall be distributed to the Lenders pro rata in accordance
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                                                                              83


with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Designated Obligation shall be paid over to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, for distribution to the Lenders in accordance herewith.

            SECTION 9.02. Letters of Credit. (a) In the event that on the CAM Exchange Date any U.S. $ Letter of Credit or C $ Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a U.S. $ Letter of Credit or C $ Letter of Credit shall not have been reimbursed either by the U.S. Borrower or the Canadian Borrower, as applicable, or with the proceeds of a U.S. $ Revolving Borrowing or a C $ Revolving Borrowing, as applicable, (i) each U.S. $ Revolving Lender shall promptly pay over to the U.S. Administrative Agent, in immediately available funds, an amount equal to such U.S. $ Revolving Lender's Applicable Percentage (as notified to such Lender by the U.S. Administrative Agent) of such U.S. $ Letter of Credit undrawn face amount or (to the extent it has not already done so) such U.S. $ Letter of Credit unreimbursed drawing, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the U.S. Administrative Agent at the rate that would be applicable at the time to an ABR U.S. $ Revolving Loan in a principal amount equal to such amount, as the case may be, and (ii) each C $ Revolving Lender shall promptly pay over to the Canadian Administrative Agent (which amounts shall be promptly paid over to the U.S. Administrative Agent), in immediately available funds, an amount equal to such C $ Revolving Lender's Applicable Percentage of such C $ Letter of Credit undrawn face amount or (to the extent it has not already done so) such C $ Letter of Credit unreimbursed drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Canadian Administrative Agent at the rate that would be applicable at the time to a Canadian Prime Rate C $ Revolving Loan in a principal amount equal to such amount. The U.S. Administrative Agent shall establish a separate account or accounts for each Lender (each, an "LC Reserve Account") for the amounts received with respect to each such U.S. $ Letter of Credit and C $ Letter of Credit pursuant to the preceding sentence. The U.S. Administrative Agent shall deposit in each Lender's LC Reserve Account such Lender's CAM Percentage of the amounts received from the U.S. $ Revolving Lenders and the C $ Revolving Lenders as provided above. The U.S. Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The U.S. Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each U.S. $ Letter of Credit and C $ Letter of Credit and the amounts on deposit in respect of each U.S. $ Letter of Credit and C $ Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's LC Reserve Account shall be held as a reserve against the U.S. $ LC Exposure and C $ LC Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of U.S. $ Letters of Credit and C $ Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Sections 2.05 and 2.05A.

            (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a U.S. $ Letter of Credit or C $ Letter of Credit, the U.S. Administrative Agent shall, at the request of the U.S. Issuing Bank or Canadian Issuing Bank, as applicable, withdraw from the LC Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing, deposited in respect of such U.S. $ Letter of Credit or C $ Letter of Credit and remaining on deposit and deliver such amounts to the U.S. Issuing Bank or Canadian Issuing Bank, as applicable, in satisfaction of the reimbursement obligations of the U.S. $ Revolving Lenders or C $ Revolving Lenders under Sections 2.05(e) and 2.05A(e) (but not of the U.S. Borrower and the Canadian Borrower under Sections 2.05(f) and 2.05A(f), respectively). In the event any U.S. $ Revolving Lender or C $ Revolving Lender shall default on its obligation to pay over any amount to the U.S. Administrative Agent in respect of any U.S. $ Letter of Credit or C $ Letter of Credit as provided in this Section 9.02, the applicable U.S. Issuing Bank or Canadian Issuing Bank shall, in the event of a drawing thereunder, have a claim against such U.S. $ Revolving Lender or C $ Revolving Lender to the same extent as if such Lender had defaulted on its obligations under Sections 2.05(e) and 2.05A(e), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the Borrowers' reimbursement obligations pursuant to Section 9.01. Each other Lender shall have a claim against such defaulting U.S. $ Revolving Lender or C $ Revolving Lender for any damages sustained by it as a result of such default, including, in the event such U.S. $ Letter of Credit or C $ Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

            (c) In the event that after the CAM Exchange Date any U.S. $ Letter of Credit or C $ Letter of Credit shall expire undrawn, the U.S. Administrative Agent shall withdraw from the LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.
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                                                                              84


            (d) With the prior written approval of the U.S. Administrative Agent and the applicable U.S. Issuing Bank or Canadian Issuing Bank (not to be unreasonably withheld), any Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any U.S. $ Letter of Credit or C $ Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such U.S. $ Letter of Credit or C $ Letter of Credit, to pay over to the U.S. Administrative Agent, for the account of the U.S. Issuing Bank or Canadian Issuing Bank, as applicable, on demand, its CAM Percentage of such drawing.

            (e) Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the U.S. Administrative Agent will, at the direction of such Lender and subject to such rules as the U.S. Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph
(d) above shall have the right, at intervals reasonably specified by the U.S. Administrative Agent, to withdraw the earnings on investments so made by the U.S. Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

            SECTION 9.03. Conversion. In the event the CAM Exchange Date shall occur, Obligations owed by the Loan Parties denominated in Canadian Dollars shall, automatically and with no further act required, be converted to obligations of the same Loan Parties denominated in Dollars. Such conversion shall be effected based upon the Spot Exchange Rate in effect with respect to Canadian Dollars on the CAM Exchange Date. On and after any such conversion, all amounts accruing and owed to any Lender in respect of its Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder (and, in the case of interest on Loans, at the default rate applicable to ABR Loans hereunder). Notwithstanding the foregoing provisions of this Section 9.03, any Lender may, by notice to the U.S. Borrower and the U.S. Administrative Agent prior to the CAM Exchange Date, elect not to have the provisions of this Section
9.03 apply with respect to all Obligations owed to such Lender immediately following the CAM Exchange Date, and, if such notice is given, all Obligations owed to such Lender immediately following the CAM Exchange Date shall remain designated in Canadian Dollars.

                                    ARTICLE X

                                  Miscellaneous

            SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to Parent, the U.S. Borrower or the Canadian Borrower, to it at CDW Holding Corporation c/o WESCO Distribution Inc. Commerce Court, 4 Station Square, Suite 700, Pittsburgh, PA 15219, Attention: Jeffrey B. Kramp, Esq. (Telecopy No. (412) 454-2505);

            (b) if to Investor, to it at Thor Acquisitions L.L.C., c/o The Cypress Group, 65 East 55th Street, 19th Floor, New York, New York 10022,
      Attention: James L. Singleton (Telecopy No. (212) 705-0199);

            (c) if to the U.S. Administrative Agent or the U.S. Collateral Agent, to The Chase Manhattan Bank, c/o The Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of William Caggiano (Telecopy No. (212) 972-0009);

            (d) if to the Canadian Administrative Agent or the Canadian Collateral Agent, to The Chase Manhattan Bank of Canada, 1 First Canadian Place, 100 King Street West, Suite 6900, Toronto, Canada M5X 1A4, and with respect to any funding and/or repayment-related notice, Attention of Funding Officer (Telecopy No. (416) 216-4162), and with respect to any other notice, Attention of Vice President, Portfolio Management (Telecopy No. (416) 216-4161);

            (e) if to the Primary U.S. Issuing Bank, to Chase Manhattan Bank Delaware, Letter of Credit Department, 8th Floor, 1201 Market Street, Wilmington, Delaware 19801, Attention of Michael Handago (Telecopy No.
      (302) 428-3390);
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                                                                              85


            (f) if to the Primary Canadian Issuing Bank, to The Toronto-Dominion Bank, 55 King Street West, 9th Floor, Toronto Dominion Tower, Toronto, Ontario M5K 1A2, Attention of Credit Administration (Telecopy No. (416) 982-6630); and

            (g) if to any other Lender or U.S. Issuing Bank or Canadian Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agents, any U.S. Issuing Bank, any Canadian Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, any U.S. Issuing Bank, any Canadian Issuing Bank, the U.S. Swingline Lender, the Canadian Swingline Lender and the other Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a U.S. $ Letter of Credit or C $ Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agents, the U.S. Swingline Lender, the Canadian Swingline Lender, any other Lender, any U.S. Issuing Bank or any Canadian Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the U.S. Administrative Agent, the Canadian Administrative
Agent, Parent, the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC
Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c), in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Lenders", "Majority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders
(or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Parent, the U.S. Borrower or any Subsidiary from its Guarantee under the applicable Guarantee Agreements (except as expressly provided in such Guarantee Agreements), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly permitted by the Loan Documents), without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class,
(ix) change the rights of the Tranche B Lenders or the Delayed Draw Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders or Delayed Draw Lenders, as applicable, holding a majority of the outstanding Tranche B Loans or Delayed Draw Loans, as applicable or (x) amend, modify or waive any condition precedent to any extension of credit under the Revolving Commitments, the Additional Revolving Commitment or the Delayed Draw Commitment set forth in Section 4.02 in connection with, or in contemplation of, such extension of credit without the written consent of the Majority Lenders of the affected Class (it being understood that no amendment, modification or waiver of any representation or warranty, covenant or Default or Event of Default shall be deemed effective for purposes of determining whether the conditions precedent set forth in Section 4.02 have been satisfied at such time unless such Majority Lenders shall have consented to such amendment or waiver); and provided further that (A) no such agreement
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                                                                              86


shall amend, modify or otherwise affect the rights or duties of the U.S. Administrative Agent, the Canadian Administrative Agent, any U.S. Issuing Bank, any Canadian Issuing Bank, the U.S. Swingline Lender or the Canadian Swingline Lender without the prior written consent of the U.S. Administrative Agent, the Canadian Administrative Agent, the U.S. Issuing Bank, the Canadian Issuing Bank, the U.S. Swingline Lender or the Canadian Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the U.S. $ Revolving Lenders (but not the Tranche A Lenders, the Tranche B Lenders, the Delayed Draw Lenders, the C $ Revolving Lenders and the Additional Revolving Lenders), the C $ Revolving Lenders and Additional Revolving Lenders (but not the U.S. $ Revolving Lenders, the Tranche A Lenders, the Delayed Draw Lenders and the Tranche B Lenders), the Tranche A Lenders (but not the U.S. $ Revolving Lenders, the C $ Revolving Lenders, the Additional Revolving Lenders, Delayed Draw Lenders and the Tranche B Lenders), the Tranche B Lenders (but not the U.S. $ Revolving Lenders, the C $ Revolving Lenders, the Additional Revolving Lenders, the Delayed Draw Lenders and the Tranche A Lenders) or the Delayed Draw Lenders (but not the U.S. $ Revolving Lenders, the C $ Revolving Lenders, the Additional Revolving Lenders, the Tranche A Lenders and the Tranche B Lenders) may be effected by an agreement or agreements in writing entered into by Parent, the Borrowers and the requisite percentage in interest of the affected Class of Lenders.

            SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) Parent and the Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Agents in each jurisdiction, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any U.S. Issuing Bank or any Canadian Issuing Bank in connection with the issuance, amendment, renewal or extension of any U.S. $ Letter of Credit or C $ Letter of Credit by such U.S. Issuing Bank or Canadian Issuing Bank or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Agents, any U.S. Issuing Bank, any Canadian Issuing Bank, the U.S. Swingline Lender, the Canadian Swingline Lender or any other Lender, including the fees, charges and disbursements of any counsel for the Agents, any U.S. Issuing Bank, any Canadian Issuing Bank, the U.S. Swingline Lender, the Canadian Swingline Lender or any other Lender, in connection with the enforcement or protection of their rights in connection with the Loan Documents, including their rights under this Section, or in connection with the Loans made or U.S. $ Letters of Credit or C $ Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or U.S. $ Letters of Credit or C $ Letters of Credit.

            (b) Each of Parent and the Borrowers shall indemnify the Agents, each U.S. Issuing Bank, each Canadian Issuing Bank, the U.S. Swingline Lender, the Canadian Swingline Lender and each other Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any single counsel for such Indemnitee, and any other Indemnitees as to which no conflict of interest exists, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or U.S. $ Letter of Credit or a C $ Letter of Credit or the use of the proceeds therefrom (including any refusal by a U.S. Issuing Bank or Canadian Issuing Bank to honor a demand for payment under a U.S. $ Letter of Credit or a C $ Letter of Credit issued by such U.S. Issuing Bank or Canadian Issuing Bank if the documents presented in connection with such demand do not strictly comply with the terms of such U.S. $ Letter of Credit or C $ Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on or from any Mortgaged Property or any other property currently or formerly owned, leased or operated by Parent, the Borrowers or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates).

            (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents, any U.S. Issuing Bank, any Canadian Issuing Bank, the U.S. Swingline Lender or the Canadian Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, such U.S. Issuing Bank, such Canadian Issuing Bank, the U.S. Swingline Lender or the Canadian Swingline
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                                                                              87


Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents, such U.S. Issuing Bank, such Canadian Issuing Bank, the U.S. Swingline Lender or the Canadian Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

            (d) To the extent permitted by applicable law, Parent and the Borrowers shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, any U.S. $ Letter of Credit or C $ Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable reasonably promptly after written demand therefor.

            SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any U.S. Issuing Bank or Canadian Issuing Bank that issues any U.S. $ Letter of Credit or C $ Letter of Credit), except that neither Parent nor the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any U.S. Issuing Bank or Canadian Issuing Bank that issues any U.S. $ Letter of Credit or C $ Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the U.S. Issuing Bank, the Canadian Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (unless such assignment to an Affiliate or an Approved Fund will result in additional amounts being payable by either of the Borrowers under
Section 2.15 or 2.17), in each case, the U.S. Borrower and, if applicable, the Canadian Borrower, and either the U.S. Administrative Agent (and, in the case of an assignment of all or a portion of a U.S. $ Revolving Commitment or any Lender's obligations in respect of its U.S. $ LC Exposure or U.S. Swingline Exposure, each U.S. Issuing Bank and the U.S. Swingline Lender) or the Canadian Administrative Agent (and, in the case of an assignment of all or a portion of the C $ Revolving Commitment or any Lender's obligations in respect of its C $ LC Exposure or C $ Swingline Exposure, each Canadian Issuing Bank and the Canadian Swingline Lender), as applicable, must each give its prior written consent to such assignment (which consent shall not in either case be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable) shall not be less than $5,000,000 unless each of the U.S. Borrower and the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that, subject to clause (vi), this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the U.S. Administrative Agent an Administrative Questionnaire and (vi) each assignment by a C $ Revolving Lender (or, in the case of a C $ Revolving Lender that is not a Canadian Schedule I chartered bank, its Designated U.S. Affiliate) shall be (A) to an assignee that is able to comply with the reallocation mechanism set forth in Section 2.22 after giving effect to such assignment, (B) to an assignee that agrees to make (individually or together with a U.S. Affiliate) C $ Revolving Loans and Additional Revolving Loans as required pursuant to Section 2.22 (and, if such assignee is not a Canadian Schedule I chartered bank, such assignee must designate in the applicable Assignment and Acceptance a U.S. Affiliate for purposes of making Additional Revolving Loans) and (C) comprised of all or a pro rata portion of such Lender's C $ Revolving Commitments and Additional Revolving Commitments, provided further that any consent of the U.S. Borrower or the Canadian Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or
(i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) Each of the U.S. Administrative Agent and the Canadian Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at its address referred to Section 10.01 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans (whether or not evidenced by a promissory note) and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (each, a "Register"). The entries in a Register shall be conclusive, and Parent, the Borrowers, the Administrative Agents, each U.S. Issuing Bank, each Canadian Issuing Bank and the Lenders may treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrowers, any U.S. Issuing Bank, any Canadian Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the U.S. Administrative Agent or the Canadian Administrative Agent, as applicable, shall accept such Assignment and Acceptance and record the information contained therein in its Register. An assignment of all or part of a Loan evidenced by a promissory note shall be registered on the Register only upon the surrender for registration of assignment of the Note evidencing such Loan, and thereupon one or more new promissory notes in the same aggregate principal amount shall be issued to the designated assignee and the old promissory notes shall be returned by the applicable Administrative Agent to the applicable Borrower marked "canceled". No assignment shall be effective for purposes of this Agreement unless it has been recorded in a Register as provided in this paragraph.

            (e) Any Lender may, without the consent of any party, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agents, any U.S. Issuing Bank, any Canadian Issuing Bank, the U.S. Swingline Lender, the Canadian Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower's or the Canadian Borrower's prior written consent and, prior to giving such consent, the U.S. Borrower or the Canadian Borrower is made aware of any additional costs to which such Participant may be entitled.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any U.S. $ Letters of Credit or C $ Letters of Credit, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any U.S. $ Letter of Credit or C $ Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the U.S. $ Letters of Credit, the C $ Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof or any assignment or participation pursuant to Section 10.04.

            SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the U.S. Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of either of the Borrowers against any of and all the obligations of either of the Borrowers now or hereafter existing under this Agreement held by such Lender, and then due and owing, whether by acceleration or otherwise. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Notwithstanding anything to the contrary contained in any of the Loan Documents, no proceeds of the exercise of any such lien, setoff or similar right against the Canadian Borrower or its subsidiaries shall be applied to the payment of any amounts other than amounts owing by the Canadian Borrower hereunder in respect of C $ Revolving Borrowings.

            SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each of Parent and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agents, any U.S. Issuing Bank, any Canadian Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Parent, the Borrowers or its properties in the courts of any jurisdiction.

            (c) Each of Parent and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. Confidentiality. Each of the Agents, the Issuing Banks, the Swingline Lenders and the other Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, and to any direct or indirect contractual counterparty in swap agreements or to such contractual counterparty's professional advisor (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Parent and the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agents, any U.S. Issuing Bank, any Canadian Issuing Bank or any Lender on a nonconfidential basis from a source other than Parent or the Borrowers. For the purposes of this Section, the term "Information" means all information received from Parent or the Borrowers relating to Parent, the Borrowers, the Subsidiaries or their respective business other than any such information that is available to the Agents, any U.S. Issuing Bank, any Canadian Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Parent or the Borrowers, provided that, in the case of information received from Parent or the Borrowers after the date hereof (other than any such information received pursuant to Section 5.01) such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such

Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate or Canadian Prime Rate, as applicable, to the date of repayment, shall have been received by such Lender.

            SECTION 10.14. Judgment Currency. (a) The Borrowers' obligations hereunder and under the other Loan Documents to make payments in Dollars or in Canadian Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agents, the Collateral Agents or a Lender of the full amount of the Obligation Currency expressed to be payable to such Administrative Agent, Collateral Agent or Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against either of the Borrowers or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in the case of any Canadian Dollars or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the U.S. Administrative Agent or if the U.S. Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the U.S. Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

            (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

            (c) For purposes of determining the Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

            SECTION 10.15. Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, the Canadian Borrower shall not have any liability to any party with respect to any representation or warranty made pursuant hereto other than to the applicable Administrative Agents and to the C $ Revolving Lenders (and assignees thereof pursuant to Section 9.01 or Section 10.04).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      WESCO INTERNATIONAL, INC.,


                                        by
                                           -------------------------
                                           Name:
                                           Title:

                                      WESCO DISTRIBUTION, INC.,


                                        by
                                           -------------------------
                                           Name:
                                           Title:

                                      WESCO DISTRIBUTION - CANADA, INC.


                                        by
                                           -------------------------
                                           Name:
                                           Title:

                                      THE CHASE MANHATTAN BANK, individually
                                      and as U.S. Administrative Agent,
                                      U.S. Collateral Agent and U.S.
                                      Swingline Lender,


                                        by
                                           -------------------------
                                           Name:
                                           Title:

                                      THE CHASE MANHATTAN BANK OF CANADA,
                                      individually and as Canadian
                                      Administrative Agent and Canadian
                                      Swingline Lender,


                                        by
                                           -------------------------
                                           Name:
                                           Title:

                                      CHASE MANHATTAN BANK DELAWARE, as
                                      Primary U.S. Issuing Bank,


                                        by
                                           -------------------------
                                           Name:
                                           Title:

                                      LEHMAN COMMERCIAL PAPER INC.,
                                      individually and as Documentation Agent,


                                        by
                                           -------------------------
                                           Name:
                                           Title: